UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Seagate Technology
Holdings Public Limited Company
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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September 3, 2024
Dear Fellow Shareholder:
You are cordially invited to attend the 2024 Annual General Meeting of Shareholders of Seagate Technology Holdings plc, which will be held on Saturday, October 19, 2024 at 5:00 p.m. Singapore Standard Time at the Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944.
We are also offering the opportunity to virtually join the 2024 Annual General Meeting via live webcast over the internet at 5:00 p.m. Singapore Standard Time (5:00 a.m. Eastern Daylight Time). You may virtually join the 2024 Annual General Meeting and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STX2024.
Details of the business to be presented at the meeting may be found in the Notice of 2024 Annual General Meeting of Shareholders and the Proxy Statement accompanying this letter. We urge you to read the Proxy Statement carefully and use one of the methods of voting described in the Proxy Statement to ensure that your shares will be voted at the 2024 Annual General Meeting.
On behalf of the Board of Directors of Seagate Technology Holdings plc, we thank you for your continued support.
Sincerely,

Michael R. Cannon	William D. Mosley
Board Chair	Chief Executive Officer and Director

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
Notice of 2024 Annual General Meeting of Shareholders
The 2024 Annual General Meeting of Shareholders (the “2024 AGM”) of Seagate Technology Holdings plc (“Seagate” or the “Company”), a company incorporated under the laws of Ireland with its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and its principal executive offices at 121 Woodlands Avenue 5, Singapore, 739009, will be held on Saturday, October 19, 2024, at 5:00 p.m. Singapore Standard Time, at the Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944. We are also offering you the opportunity to join the 2024 AGM virtually via live webcast over the internet. Those participating virtually can join, vote, and submit questions via the internet during the 2024 AGM by accessing www.virtualshareholdermeeting.com/STX2024.
The purposes of the 2024 AGM, which are more completely described in the accompanying Proxy Statement, are:
General Proposals:
1.    By separate resolutions, to elect as directors the following individuals, all of whom, with the exception of Mr. Mark W. Adams, are incumbent directors who shall retire in accordance with the Company’s Constitution and, being eligible, offer themselves for election (the “Director Nominees”):

(a) Mark W. Adams	(e) Michael R. Cannon	(i) Dylan G. Haggart
(b) Shankar Arumugavelu	(f) Richard L. Clemmer	(j) William D. Mosley
(c) Prat S. Bhatt	(g) Yolanda L. Conyers	(k) Stephanie Tilenius
(d) Judy Bruner	(h) Jay L. Geldmacher
Robert A. Bruggeworth will retire as a director at the end of the 2024 AGM and will not stand for re-election.
2.    Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3.    Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 27, 2025 (“fiscal year 2025”), and authorize, in a binding vote, the Audit and Finance Committee (“Audit and Finance Committee”) of the Company’s Board of Directors (the “Board”) to set the auditors’ remuneration.
Irish Law Proposals:
4.    Determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.
Other:
5.    Conduct such other business properly brought before the meeting.

The Board recommends that you vote “FOR” each Director Nominee included in Proposal 1 and “FOR” each of Proposals 2, 3, and 4. The full text of these proposals is set forth in the accompanying Proxy Statement.

Proposals 1, 2, and 3 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. Proposal 4 is a special resolution, requiring the approval of at least 75% of the votes cast at the meeting.
Only shareholders as of the close of business on August 23, 2024 (the “Record Date”) are entitled to receive notice of and vote at the 2024 AGM. If you are a shareholder as of the close of business on the Record Date, you may attend, speak, and vote at the 2024 AGM or you may appoint a proxy or proxies to attend, speak, and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact the Company Secretary at our registered office or deliver to the Company Secretary a proxy card in the form set out in section 184 of the Irish Companies Act 2014 (the “Irish Companies Act”); please also note your nominated proxy must attend the 2024 AGM in Singapore in person in order for your votes to be cast.
Please cast your vote by proxy whether or not you plan to attend the meeting or join virtually. You may vote by proxy by using the Internet, by telephone, or completing, signing, and returning your proxy card by mail by no later than 11:59 a.m. Eastern Daylight Time (11:59 p.m. Singapore Standard Time) on October 18, 2024 (or, if you are a beneficial owner, such earlier time as your bank, broker-dealer, brokerage firm, or nominee may require). Instructions on how to submit your proxy are set forth in the accompanying Proxy Statement.
If you have any questions about the meeting or require assistance, please call Georgeson LLC, our proxy solicitor, at +1 781 575 2137 or at + 1 800 891 3214 (toll-free within the United States).
During the meeting, management will present Seagate’s Irish statutory financial statements for the fiscal year ended June 28, 2024 (“fiscal year 2024” or “FY2024”) and the reports of the directors and auditors thereon. The Company will not be providing a general business update during the 2024 AGM.

By order of the Board,
September 3, 2024	James C. Lee Senior Vice President, Chief Legal Officer, and Company Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2024
We will rely on the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, including our Irish statutory financial statements for fiscal year 2024 and any other appendices thereto, the proxy card, and our Annual Report on Form 10-K for fiscal year 2024 (collectively, the “Proxy Materials”). The Notice also contains instructions on how to request a paper or email copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND, SPEAK, AND VOTE AT THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS, THEN YOU ARE ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK, AND VOTE ON YOUR BEHALF. A PROXY NEED NOT BE A SHAREHOLDER. IF YOU WISH TO APPOINT AS PROXY ANY PERSON OTHER THAN THE INDIVIDUALS SPECIFIED ON THE PROXY CARD, PLEASE CONTACT THE COMPANY SECRETARY AT OUR REGISTERED OFFICE OR DELIVER TO THE COMPANY SECRETARY A PROXY CARD IN THE FORM SET OUT IN SECTION 184 OF THE IRISH COMPANIES ACT. PLEASE ALSO NOTE THAT YOUR NOMINATED PROXY MUST ATTEND THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS IN PERSON IN ORDER FOR YOUR VOTES TO BE CAST.

Compensation of Named Executive Officers	45
Summary Compensation Table for Fiscal Year 2024	45
All Other Compensation for Fiscal Year 2024	46
Grants of Plan-Based Awards Table for Fiscal Year 2024	47
Outstanding Equity Awards at 2024 Fiscal Year-End	48
Option Exercises and Shares Vested for Fiscal Year 2024	50
Non-Qualified Deferred Compensation Plans	50
Potential Payments Upon Qualifying Termination or Change in Control	51
Chief Executive Officer Pay Ratio	56
Pay Versus Performance	56
Proposal 3 - A Non-Binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 27, 2025 and Binding Authorization of the Audit and Finance Committee to Set Auditors' Remuneration	61
Audit and Finance Committee Report	61
Fees to Independent Auditors	63
Pre-Approval of Services by Independent Auditors	63
Proposal 4 - Determine the Price Range at which the Company can Re-Allot Shares Held as Treasury Shares	64
Security Ownership Of Certain Beneficial Owners and Management	65
Equity Compensation Plan Information	68
Certain Relationships and Related Transactions	69
Shareholder Proposals and Nominations	70
Disclosure of Interests	71
Incorporation By Reference	72
Annual Report	73
Householding	74
Appendix A - Director's Report and Financial Statements For Year Ended June 28, 2024	A-1

Proxy Statement Summary
In this Proxy Statement, “Seagate,” the “Company,” “we,” “us,” and “our” refer to Seagate Technology Holdings plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed on or about September 3, 2024 to shareholders as of the close of business on the Record Date.
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review the entire Proxy Statement and Seagate’s Annual Report on Form 10-K for fiscal year 2024.

Date and Time 5:00 p.m. Singapore Standard Time, October 19, 2024	Place Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944	Record Date August 23, 2024

2024 AGM

Date and Time:	Saturday, October 19, 2024 at 5:00 p.m. Singapore Standard Time

Place:	Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944

Record Date:	August 23, 2024

Voting:
Shareholders as of the close of business on the Record Date may vote on the proxy proposals. Each ordinary share that you own entitles you to one vote on each matter to be voted on at the 2024 AGM. Your vote is very important. We encourage you to vote your shares prior to the 2024 AGM.

Attendance:
All shareholders as of the close of business on the Record Date may attend the 2024 AGM. You may attend, speak, and vote at the meeting even if you have completed and submitted a form of proxy. Your nominated proxy must attend the 2024 AGM in person in order for your votes to be cast. Shareholders as of the close of business on the Record Date may virtually join, vote, and submit questions at the 2024 AGM on the internet via live webcast at www.virtualshareholdermeeting.com/STX2024. Instructions on how to join, vote, and submit questions at the meeting will be posted on that website. Participants joining virtually should ensure that they have a strong Wi-Fi connection at the location where they intend to virtually join the 2024 AGM. Participants should also give themselves plenty of time to log in prior to the 2024 AGM. Participants intending to join virtually will need to demonstrate proof of share ownership by entering the 16-digit control number included on their notices, proxy cards, or voting instruction forms received with their Notice of Proxy Materials.

Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 3, 2024.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	1

Proxy Statement Summary
Proposals, Voting Recommendations and Vote Required
The Board recommends that you vote “FOR” each of the nominees listed in proposal 1 and “FOR” proposals 2, 3, and 4 at the 2024 AGM.

Proposals:		Vote Required:	Board Recommendation:

1.	Election of Each of the 11 Director Nominees.	Majority of Votes Cast	FOR each nominee
We are asking our shareholders to elect, by separate resolutions, each of the 11 Director Nominees identified in the Proxy Statement.

2.	Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”).	Majority of Votes Cast	FOR
We are asking for your approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers (“NEOs”). While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding on us.

3.
A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 27, 2025 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration.
		Majority of Votes Cast	FOR

We are asking for your ratification, in a nonbinding vote, of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2025, and to authorize, in a binding vote, the Audit and Finance Committee of the Board to set the auditors’ remuneration.

4.	Determine the Price Range for the Re-allotment of Treasury Shares.	At least 75% of Votes Cast	FOR

We are asking you to authorize the price range at which we can re-allot shares held as treasury shares. Granting the Board this authority is a routine matter for public companies incorporated in Ireland. From time to time, we may acquire ordinary shares and hold them as treasury shares. We may re-allot such treasury shares, and, under Irish law, our shareholders must determine the price range at which we may re-allot any shares held in treasury.

During the meeting, management will present Seagate’s Irish statutory financial statements for fiscal year 2024 and the reports of the directors and statutory auditors thereon. The Company will not be providing a general business update during the 2024 AGM.

2	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proxy Statement Summary
Seagate’s Corporate Governance Highlights

■The Board consists of a substantial majority of independent directors (91% as of end of fiscal year 2024).	■The Board Chair is an independent director.
■Directors must receive a majority of shareholder votes cast to be elected.	■All directors are elected annually by shareholders.
■All Board committees are composed exclusively of independent directors.	■The independent directors meet regularly in executive sessions.
■Directors and executive officers are subject to share ownership requirements.	■Executive officers are subject to a compensation “clawback” policy.
■The Board and each Board committee perform periodic self-evaluations.	■The Board oversees the Company’s enterprise risk management program, including ESG-related risks and cybersecurity.
■The Board oversees succession planning for all executive officers, including the Chief Executive Officer, and also undertakes succession planning for members of the Board.	■The Company maintains an anti-hedging policy for all directors and employees.
■The Company maintains a policy prohibiting the pledging of Company securities by directors, executive officers and certain other employees.
2025 Annual General Meeting of Shareholders

Deadline for shareholder proposals for inclusion in the fiscal year 2025 Proxy Statement:	May 6, 2025
Period for shareholder nomination of directors for election at the 2025 Annual General Meeting of Shareholders (“2025 AGM”):	April 6, 2025 to May 6, 2025
Deadline for all other proposals to be voted upon at the 2025 AGM:	July 20, 2025
For further information, see the section entitled “Shareholder Proposals and Nominations” on page 70 of this Proxy Statement.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	3

Proxy Statement Summary
Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words, and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for fiscal year 2024 and in our Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.
Incorporation by Reference
Unless explicitly stated, information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

4	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

General Information
The following are questions and answers concerning voting, solicitation, and other general information. You should read this entire Proxy Statement carefully.

Why did I receive this Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) on or around September 3, 2024, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2024 Annual General Meeting of Shareholders (“2024 AGM”). This Proxy Statement summarizes the information you need to know to vote on an informed basis. If you have received a Notice, it contains a control number that will allow you to access the Notice, our Proxy Statement, including our Irish statutory financial statements for fiscal year 2024, the proxy card, and our Annual Report on Form 10-K for fiscal year 2024 (collectively, the “Proxy Materials”) online.

Why are there two sets of financial statements covering the same fiscal period?
U.S. securities laws require us to send you our Annual Report on Form 10-K for fiscal year 2024, which includes our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements are included in the mailing of this Proxy Statement. Irish law requires us to provide you with our Irish statutory financial statements for fiscal year 2024, including the reports of our directors and statutory auditors thereon. The Irish statutory financial statements are included as Appendix A to this Proxy Statement, are available online at www.proxyvote.com, and, as required under Irish law, will be available at the 2024 AGM in Singapore.

What do I need to do to attend the 2024 AGM?
All shareholders of record (“record holders”) and beneficial owners (i.e., those whose shares are held via a bank, broker-dealer, brokerage firm, trust, other similar organization, or other nominee record holder (each referred to herein as a “broker”)) as of the close of business on the Record Date may attend the 2024 AGM in person or join virtually via live webcast at www.virtualshareholdermeeting.com/STX2024.

To attend the 2024 AGM in person if you are a record holder, you must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on the Company’s register as of the close of business on the Record Date, and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner, in addition to the foregoing you also must present a letter from your broker showing that you were the beneficial owner of the shares as of the close of business on the Record Date, and if voting at the 2024 AGM, a legal proxy from your broker entitling you to vote your shares in person at the 2024 AGM.

To attend, vote, and submit questions at the 2024 AGM virtually, visit www.virtualshareholdermeeting.com/STX2024 and enter the 16-digit control number included in your Notice, proxy card, or in the instructions that accompanied your Proxy Materials. You may also submit questions in advance of the 2024 AGM at www.proxyvote.com.

The webcast website, www.virtualshareholdermeeting.com/STX2024, is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (e.g., desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants joining virtually should ensure that they have a strong Wi-Fi connection where they intend to virtually join the 2024 AGM. Online check-in will be available 15 minutes prior to the meeting. Additional information regarding the rules and procedures for participating in the 2024 AGM will be set forth in our meeting rules of conduct, which you can view during the 2024 AGM at
 www.virtualshareholdermeeting.com/STX2024.

Anyone who has technical difficulties accessing or using the website during the 2024 AGM should call the technical support number shown on the
 www.virtualshareholdermeeting.com/STX2024 website.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	5

General Information

Who may vote?
You may vote if you are a shareholder of our ordinary shares at the close of business on the Record Date. As of the Record Date, there were 210,489,618 ordinary shares outstanding and entitled to vote.

How do I vote?
We encourage you to vote your shares in advance by submitting your proxy or following the instructions provided by your broker, even if you plan to attend the 2024 AGM in person in Singapore.

Record Holders
If you are the record holder, meaning that you own your shares in your own name and not through a broker, you may vote in one of four ways:

■Via the Internet. To vote using the Internet go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice. You will need to follow the instructions on the website.

■By Telephone. To vote via telephone, call +1.800.690.6903 and follow the telephone prompts.

■By Mail. If you received a paper copy of the Proxy Materials in the mail, a printed proxy card has been enclosed. You may mark, sign, date, and mail your proxy card to the address indicated on the proxy card, which will then be forwarded to Seagate’s registered office in Ireland electronically. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

■In Person or Virtually. Attend the 2024 AGM in person in Singapore, virtually, or by appointing one or more proxies (who do not have to be shareholders) to attend the 2024 AGM in person and cast votes on your behalf in accordance with your instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office. If you attend virtually, you will not be able to speak at the 2024 AGM but you can vote and submit questions during the meeting at www.virtualshareholdermeeting.com/STX2024. For information on how to attend the 2024 AGM in person or join virtually, please see “What do I need to do to attend the 2024 AGM?” above.

The Notice is not a proxy card and it cannot be used to vote your shares. Shareholders of record may vote their shares by attending the 2024 AGM and casting their vote in person or by appointing one or more proxies (who do not have to be shareholders) to attend the 2024 AGM and cast votes on their behalf in accordance with the shareholder’s instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office.

Beneficial owners
Beneficial owners must vote their shares in the manner prescribed by their broker. If you do not receive voting instructions, please contact your broker directly. As noted above, beneficial owners wishing to vote in person at the 2024 AGM will need to obtain a legal proxy from their broker and bring it with them to the 2024 AGM. For information on how to attend the 2024 AGM in person, please see “What do I need to do to attend the 2024 AGM?” above.

In order to be timely processed, your proxy must be received by 11:59 a.m. Eastern Time (11:59 p.m. local time in Singapore) on October 18, 2024 (or, if you are a beneficial owner, such earlier time as your broker may require).

6	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

General Information

May I revoke my proxy?
If you are a record holder of the Company’s shares you may change or revoke your proxy at any time before it is voted at the 2024 AGM by:
■notifying the Company Secretary in writing: c/o Seagate Technology Holdings plc at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary;
■submitting another properly signed proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act) with a later date or another Internet or telephone proxy at a later date but prior to the proxy voting deadline described above; or
■by voting in person at the 2024 AGM.

Merely attending the 2024 AGM in person in Singapore does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

For beneficial owners, you must contact your broker to revoke your proxy. If you are a beneficial owner, merely attending or attempting to vote in person at the 2024 AGM will not revoke your proxy. See “What do I need to do to attend the 2024 AGM?” above for information on how to attend the 2024 AGM.

How will my proxy get voted?
If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Michael R. Cannon and/or James C. Lee (the “Company Designees”) or their substitutes will act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee will vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2024 AGM. The Board currently does not know of any matters to be raised at the 2024 AGM other than the proposals contained in this Proxy Statement.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

The following proposals are routine matters:
■Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 27, 2025 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)
■Proposal 4 (Determine the Price Range for the Re-allotment of Treasury Shares)
However, your broker may not vote your shares on “non-routine” matters if your broker does not receive instructions from you (“broker non-votes”). Broker non-votes will be counted for the purposes of a quorum but will not be counted as votes cast "for" or "against" the non-routine matters, and therefore do not affect the outcome of the vote.
The following proposals are non-routine matters:
■Proposal 1 (Election of Each of the 11 Director Nominees)
■Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))

What constitutes a quorum?
A quorum is the minimum number of shares required to be present at the 2024 AGM to properly hold an annual meeting and conduct business. The presence at the meeting in Singapore (in person or by proxy) of shareholders entitled, as of the Record Date, to exercise a majority of the voting power of the Company is necessary to constitute a quorum to conduct business at the 2024 AGM. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	7

General Information

What vote is required to approve each of the proposals?
Majority of Votes Cast Required to Approve:
■Proposal 1 (Election of Each of the 11 Director Nominees)
■Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))
■Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 27, 2025 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)

75% of Votes Cast Required to Approve:
■Proposal 4 (Determine the Price Range for the Re-allotment of Treasury Shares)

Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the 2024 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this Proxy Statement?
We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay Georgeson a fee for these services estimated at $12,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone, and via the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding Proxy Materials to the beneficial owners for whom they hold shares.

How will proxy holders vote on any other matters that may be presented at the 2024 AGM?
Although we do not know of any matters to be presented or acted upon at the 2024 AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2024 AGM, the proxy holders will vote on such matters at their discretion.

How does the Board recommend that I vote?	The Board recommends that you vote your shares “FOR” each of the nominees listed in proposal 1, and “FOR” proposals 2, 3, and 4.
Voting procedures and tabulation.
The Board has appointed a member of the Company’s Legal Department to serve as inspector of elections at the 2024 AGM and to make a written report thereof. Prior to the 2024 AGM, the inspector will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspector will ascertain the number of ordinary shares outstanding, determine the number of ordinary shares present and represented at the 2024 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

8	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
Proposals 1(a) – 1(k) — Election of Each of the 11 Director Nominees
(Ordinary Resolutions)
The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. The Board currently has 11 directors. Each of the Director Nominees listed below is being nominated to hold office for a one-year term beginning at the end of the 2024 AGM to be held on October 19, 2024, and expiring at the end of the 2025 AGM.
Robert A. Bruggeworth will be retiring from the Board at the expiration of his current term at the 2024 AGM. The Company thanks Mr. Bruggeworth for his distinguished service on the Board and for his contributions to the Company and our stockholders. Mark W. Adams was nominated by the Board to fill the vacancy resulting from Mr. Bruggeworth not standing for re-election. Mr. Adams previously served as a director for the Company from 2017 to 2022 and was recommended for nomination by the non-management members of the Board.
Under our Constitution, if a director is not re-elected in a director election, then that director will not be re-appointed and the position on the Board that would have been filled by the director nominee will become vacant, except in limited circumstances. The Board has the ability to fill the vacancy in accordance with the Constitution, provided that any director so appointed will be subject to a resolution approving their appointment at the next annual general meeting of shareholders.
Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of their election shall, in accordance with the Company’s Constitution, hold office until their successor shall be elected.
All of the Director Nominees, with the exception of Mr. Adams, are current Board members. The Nominating and Corporate Governance Committee reviewed the performance and qualifications of the Director Nominees listed below and recommended to the Board, and the Board approved, that each be recommended to shareholders for election at the 2024 AGM to serve for a one-year term. All of the Director Nominees have indicated that they will be willing and able to serve as directors.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	9

Proposal One
The following table sets forth the names, ages, and certain other information for each of the current directors and Director Nominees as of September 3, 2024. Full biographical information is below.

Name of Director	Age	Director Since	Independent	Audit and Finance Committee	Compensation and People Committee	Nominating and Corporate Governance Committee
Mark W. Adams(1)	60	N/A	✓
Shankar Arumugavelu	53	2021	✓	✓
Prat S. Bhatt	57	2020	✓
Robert A. Bruggeworth(2)	63	2022	✓	✓
Judy Bruner	65	2018	✓	✓
Michael R. Cannon	71	2011	✓		✓	✓
Richard L. Clemmer	73	2022	✓			✓
Yolanda L. Conyers	57	2022	✓		✓
Jay L. Geldmacher	68	2012	✓			✓
Dylan G. Haggart	37	2018	✓		✓
William D. Mosley	58	2017
Stephanie Tilenius	57	2014	✓	✓
    Committee Chair
    Audit Committee Financial Expert

(1)Upon his election to the Board, Mr. Adams is expected to be appointed as a member of the Nominating and Corporate Governance Committee.
(2)Mr. Bruggeworth is retiring from the Board at the end of the 2024 AGM and will not stand for re-election.

10	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal One
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING DIRECTOR NOMINEES:

(a) Mark W. Adams Age 60
Mr. Adams has served as Chief Executive Officer of SMART Global Holdings, Inc., a specialty memory, storage, and hybrid solutions company, since August 31, 2020.   Mr. Adams served as Chief Executive Officer of Lumileds, Inc., a lighting solutions company, from February 2017 until March 2019. Previously, Mr. Adams served as President of Micron Technology, Inc., a semiconductor company (“Micron”), from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron, including as Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron, Mr. Adams served as Chief Operating Officer of Lexar Media, Inc., a memory chip maker, in 2006. Mr. Adams also served as Vice President of Sales and Marketing of Creative Labs, Inc., a digital entertainment products company (“Creative Labs”), from 2002 to 2006. In addition, he held numerous roles at Creative Labs prior to 2002, including five years as General Manager of Latin America. Prior to joining Creative Labs, Mr. Adams spent five years in major account sales for the enterprise server business of NCR Corporation, an omni-channel technology solutions company. Mr. Adams has served as a member of the board of directors of SMART Global Holdings, Inc. since September 2020, and of Cadence Design Systems, Inc. since 2015. He also previously served as a member of the Company's board of directors from January 2017 to October 2022. Mr. Adams holds a Master of Business Administration from Harvard University, focused in finance and international marketing.
Expertise: Mr. Adams brings financial, international, business development, technological, and operational expertise to our Board through his service as a senior level executive with several large multinational corporations. In addition, his service on other public company boards brings valuable experience to our Board.

(b) Shankar Arumugavelu Age 53 Director since 2021
Mr. Arumugavelu has served as Executive Vice President and President of Global Services at Verizon Communications Inc. since July 2024, where he leads Verizon’s central support services operations and is responsible for the shared services teams, including information technology, digital, data, analytics and AI, real estate, sourcing, supply chain, and fleet operations. During his multi-decade tenure with Verizon, he has established a proven track record for leading enterprise digital transformation in order to scale the business and drive profitable revenue growth. Mr. Arumugavelu has held a number of leadership positions of increasing responsibility with Verizon and its predecessor companies. Prior to assuming his current role, Mr. Arumugavelu served as the Senior Vice President and Chief Digital and Information Officer of Verizon. Mr. Arumugavelu serves on the board of directors of the TM Forum, a leading global alliance for digital service providers and suppliers in the telecommunications industry.
Expertise: Mr. Arumugavelu brings substantial technology, strategy, global operations, cybersecurity, information systems, data, analytics, AI, and infrastructure expertise to our Board though his experience as a senior level executive in a large, multinational telecommunications corporation.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	11

Proposal One

(c) Prat S. Bhatt Age 57 Director since 2020
Mr. Bhatt served as Executive Advisor from August 2023 to January 2024 and as the Chief Accounting Officer from July 2009 through July 2023 at Cisco Systems, Inc. (“Cisco”), a global technology company. He previously also held the additional title of Corporate Controller from July 2009 to May 2022. From June 2007 to July 2009 he served as Vice President, Finance and Assistant Corporate Controller, and from November 2000 to June 2007 he served in various leadership roles of increasing importance at Cisco. Mr. Bhatt has served on the Board of Directors of RingCentral, Inc. since March 2024, and on the Governing Board of the Center for Audit Quality (“CAQ”) since August 2023. From June 1999 to November 2000 Mr. Bhatt was Director of Financial Operations at Kaiser Permanente, and from October 1990 to June 1999 he was Senior Manager with Ernst & Young LLP in the Assurance Practice. He is a licensed Certified Public Accountant (inactive).
Expertise: Mr. Bhatt brings substantial accounting, financial, global operations, strategy, enterprise risk management, and investor relations expertise to our Board through his experience in a large, complex, multinational technology corporation, along with board experience from his service on other public company boards. Mr. Bhatt has also previously served on advisory committees to the Financial Accounting Standards Board (“FASB”) and Public Company Accounting Oversight Board (“PCAOB”), chair roles including the Financial Executives International’s Committee on Corporate Reporting (“CCR”), and is a regular speaker on financial reporting & accounting topics at the Stanford University Graduate School of Business and other forums.

(d) Judy Bruner Age 65 Director since 2018
Ms. Bruner served as Executive Vice President, Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 until its acquisition by Western Digital in May 2016, and served on the board of directors from June 2002 to July 2004. She was Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computing and communications solutions, from September 1999 until June 2004. Prior to Palm, Inc., Ms. Bruner held financial management positions at 3Com Corporation, Ridge Computers, and Hewlett-Packard Company. She currently serves as a member of the boards of directors of Applied Materials, Inc. since July 2016, Qorvo, Inc., since May 2021, and Rapid7, Inc. since October 2016. Ms. Bruner has also served on the board of directors of Varian Medical Systems and Brocade Communications Systems, Inc.

Expertise: Ms. Bruner brings over 35 years of financial management and operational experience in the global high-tech industry, including in solid state storage devices, and extensive experience with strategy, investor relations, compliance, and enterprise risk management. In addition, her service on other public company boards, including as chair of audit and nominating and corporate governance committees, brings valuable experience to our Board.

12	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal One

(e) Michael R. Cannon Age 71 Director since 2011
Mr. Cannon has served as our Board Chair since July 2020, and prior to that served as Lead Independent Director from October 2016 until he was appointed as Chair. He served as President, Global Operations of Dell Inc., a multinational computer technology company, from February 2007 until January 2009, and as consultant to Dell Inc. from January 2009 until January 2011. He was the President and CEO of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the CEO of Maxtor Corporation, a disk drive and storage systems manufacturer. He served on Maxtor’s board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM, a multinational technology company, and earlier was the Vice President of Asia Operations, residing in Singapore, for the disk drive division of Control Data Corporation, a mainframe and supercomputer firm. Mr. Cannon began his career at The Boeing Company, an aerospace company, in engineering and management positions. He has served on the board of directors of Lam Research Corporation since February 2011, and on the board of directors of Dialog Semiconductor plc from February 2013 until its sale to Renesas Electronics in April 2021. Mr. Cannon has also previously served on the board of directors of Elster Group SE and Adobe Systems, Inc.

Expertise: Mr. Cannon has extensive relevant industry expertise, including expertise in the disk drive business as well as with our major customers, that is valuable to our Board. Mr. Cannon brings international, technological, operations, leadership, and research and development expertise to our Board through his service as a public company CEO, and as a member of other public company boards of directors.

(f) Richard L. Clemmer Age 73 Director since 2022
Mr. Clemmer has served as a global technology Chief Executive Officer, and most recently served as the Chief Executive Officer and President of NXP Semiconductors N.V., a semiconductor company, from 2009 to May 2020. Previously, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, from 2007 to 2008. He also served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company, from 2005 to 2007. Prior to joining Agere Systems, Mr. Clemmer held a number of executive leadership positions at Texas Instruments, Inc. and Quantum Corporation. Mr. Clemmer currently serves on the board of directors of HP, Inc. Mr. Clemmer also serves on multiple private and non-profit boards. Mr. Clemmer has previously served on the Board of Directors of Aptiv PLC, NXP Semiconductors N.V., and NCR Corporation.

Expertise: Mr. Clemmer brings experience and career success as a Chief Executive Officer and finance leader in the global high-tech industry, including experience with semiconductor, storage, e-Commerce, and software companies. In addition, his knowledge of the electronics industry and many of the Company’s largest customers, his experience working with private equity investors, and his service on other public company boards brings valuable experience to our Board.

(g) Yolanda L. Conyers Age 57 Director since 2022
Ms. Conyers most recently served as Vice President of Global Human Resources and Chief Global Diversity Officer at Lenovo from December 2014 until December 2020 and President of the Lenovo Foundation from January 2018 until December 2020. From January 2007 until December 2014, Ms. Conyers held a number of other leadership positions at Lenovo. During her tenure at Lenovo, Ms. Conyers lived and worked in Beijing, China. Prior to joining Lenovo, Ms. Conyers held leadership positions of increasing scope and responsibility with Dell Technologies and Texas Instruments in the areas of engineering, worldwide procurement, global human resources, and diversity and inclusion.

Expertise: Ms. Conyers brings over 30 years of substantial expertise in talent management, including deep cross-cultural understanding of Asian cultures, diversity, inclusion, organization and leadership development, global operations, the technology industry, and engineering, to our Board through her experience as a senior-level executive in large multinational corporations, including several companies in Seagate’s industry.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	13

Proposal One

(h) Jay L. Geldmacher Age 68 Director since 2012
Mr. Geldmacher has served as President and CEO and a member of the board of directors of Resideo Technologies, Inc., a provider of comfort and security solutions, since May 2020. Mr. Geldmacher served as Global CEO and President of Electro Rent Corporation, a Platinum Equity company, from September 2019 to May 2020. From November 2013 to August 2019, Mr. Geldmacher served as President and CEO of Artesyn Embedded Technologies, a spin-off of Emerson Network Power’s Embedded Computing & Power business. Artesyn was owned by Platinum Equity, a private equity firm, which acquired a majority interest in the company through a joint venture with Emerson in November 2013. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designs, manufactures, and distributes embedded computing and embedded power products, systems, and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary. Mr. Geldmacher has previously served on the board of directors of Verra Mobility and as an Executive Advisory Council Member for Vertiv Corporation.

Expertise: As a CEO, Mr. Geldmacher brings international, technological, and operational expertise to our Board, along with additional board experience from his service on other public company boards.

(i) Dylan G. Haggart Age 37 Director since 2018
Mr. Haggart has served as Managing Partner & Chief Investment Officer at Fivespan Partners, an investment firm, since September 2023. He previously served as a Partner at ValueAct Capital, a governance-oriented investment firm that invests in a concentrated portfolio of public companies, including Seagate, from 2013 to 2023. Prior to joining ValueAct Capital, Mr. Haggart served as a private equity investor at TPG Capital, focusing on North American buyouts, and as an investment banker at Goldman Sachs. Mr. Haggart previously served as a director on the board of Fiserv, Inc., where he was a member of the Nominating and Corporate Governance Committee, as well as the Talent and Compensation Committee. Mr. Haggart has extensive experience working collaboratively with management and boards of directors on matters such as strategy, capital structure, mergers and acquisitions, and talent management.

Expertise: Mr. Haggart brings experience as an investor and public company board member involved in strategic planning for other large companies across a wide range of industries, including companies in significant periods of transition. He also brings substantial experience with complex financial markets issues, capital allocation, strategy, technology, matters of corporate governance, executive compensation, and talent management. He has a deep knowledge of Seagate’s business and the markets it serves.

(j) William D. Mosley Age 58 Director since 2017
Dr. Mosley has served as our CEO since October 2017 and as a member of the Board since July 2017. He was previously our President and COO from June 2016 to September 2017. He also served as our President, Operations and Technology from October 2013 until June 2016 and as our Executive Vice President of Operations from March 2011 until October 2013. Prior to these positions, Dr. Mosley served as our Executive Vice President of Global Sales and Marketing from February 2009 through March 2011; Senior Vice President of Global Disk Storage Operations from 2007 to 2009; and Vice President of Research and Development, Engineering from 2002 to 2007. He joined Seagate in 1996 as a Senior Engineer with a PhD in solid state physics, and from 1996 to 2002, Dr. Mosley served at Seagate in varying roles of increasing responsibility until his promotion to Vice President. In July 2024, Dr. Mosley was appointed to serve on the board of directors of Cirrus Logic, Inc.

Expertise: As our CEO, Dr. Mosley brings broad-based executive-level experience and in-depth understanding of the various aspects of our business. Dr. Mosley also brings valuable global operational, technological, research and development, and sales and marketing expertise to our Board.

14	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal One

(k) Stephanie Tilenius Age 57 Director since 2014
Ms. Tilenius is the founder and former CEO of Vida Health, Inc., a mobile telemedicine solution for cardio-metabolic conditions including diabetes, obesity, and cardiovascular diseases, with embedded mental health support, deployed at Fortune 500 companies, large U.S. payers, and healthcare providers. Ms. Tilenius served as CEO of Vida from 2014 to 2023, and now serves as Board Advisor. In September 2024, Ms. Tilenius joined AI Fund, a venture studio for AI-based companies, as a Venture Advisor. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a multinational technology company, where she oversaw digital commerce, product search, and payments. Prior to joining Google, Inc., she served in various positions at eBay Inc., an e-commerce company, from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. In the past, Ms. Tilenius has sat on other public boards including the board of directors of Tapestry, Inc., Contextlogic,Inc., and Redbubble Ltd.

Expertise: Ms. Tilenius is an experienced senior executive in the consumer internet, healthcare services, and software sectors. She contributes her leadership, strategic insight, digital and e-commerce expertise, software and data expertise, and her experience as a company founder to our Board, along with experience as a board member for other public companies.

There are no familial relationships between any of the Director Nominees or our executive officers, nor are any of our directors, Director Nominees, or executive officers party to any legal proceedings adverse to us.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	15

Proposal One
Director Nominees Snapshot

The matrix below summarizes certain information regarding the diversity of each nominee for our board of directors as of the date of this Proxy Statement.

Board Diversity Matrix
Total Number of Directors	11
Gender:	Female	Male	Non-Binary	Did not Disclose
Directors	3	8	0	0
Number of Directors who Identify in Any of the Categories Below:
Hispanic or Latina(o)	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Black or African American	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
Asian	0	1	0	0
South East Asian	0	1	0	0
Middle Eastern/North African	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
Other	0	0	0	0
I do not wish to disclose	0	0	0	0
LGBTQ+	0
Veteran	0

16	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal One
Director Skills Matrix

	Adams	Arumugavelu	Bhatt	Bruner	Cannon	Clemmer	Conyers	Geldmacher	Haggart	Mosley	Tilenius
Competencies
Senior Leadership	X	X	X	X	X	X	X	X		X	X
Public Company Board	X		X	X	X	X		X	X	X	X
Financial	X	X	X	X	X	X		X	X	X	X
Risk Management	X	X	X	X	X	X		X
IT & Data Security		X	X	X		X		X			X
Legal / Regulatory			X	X				X	X
Accounting and Financial Audit			X	X		X		X
Human Capital Management		X		X	X	X	X	X	X	X	X
Mergers and Acquisitions	X		X	X	X	X		X	X		X
Sales and / or Marketing	X				X	X		X		X	X
R&D					X			X		X
Technology	X	X	X		X	X	X	X		X	X
Manufacturing			X	X	X	X		X		X
International	X	X	X	X	X	X	X	X	X	X	X
Government	X				X
Cybersecurity		X	X	X		X					X
Senior Leadership. Experience serving as a Chief Executive Officer or another C-level executive in a global organization and hands on-leadership experience in core management areas such as sales, marketing, engineering, manufacturing, strategic and operational planning, financial reporting, compliance, risk management, information technology, security, and human capital management.
Public Company Board. Experience serving on other public company boards and board committees with a knowledge and understanding of corporate governance practices and trends and insights into relations between the board, the CEO, and senior management.
Financial.  Knowledge and understanding of financial markets, financing and funding operations, and accounting and financial reporting processes. Experience in advising and overseeing capital structure, financing and investment activities, financial reporting, and internal control of such activities.
Risk Management. Experience identifying, evaluating, and prioritizing risks, and the coordination and application of resources to minimize, monitor, and control the probability or impact of such risks or to maximize opportunities.
IT & Data Security. Experience managing or overseeing the practices, policies, and procedures for protecting IT systems and data from unauthorized access, corruption, or theft throughout their lifecycle, including physical security of hardware and storage devices, administrative and access controls, and security of software applications. Experience may also include managing a global organization’s information technology systems and processes.
Legal/Regulatory.  Knowledge and experience of laws, rules, and regulations impacting a global company. Experience may also include managing or overseeing an organization responsible for analyzing, balancing, and complying with new and existing laws across various jurisdictions and lines of business.
Accounting & Financial Audit. Knowledge and understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; experience preparing, auditing, analyzing, or evaluating financial statements; or experience actively supervising one or more persons engaged in such activities. An understanding of internal controls and procedures for financial reporting, and an understanding of audit committee functions. Such experience can/may be obtained through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or (iv) other relevant experience.
Human Capital Management. Experience managing or overseeing human resources departments for a global company, including oversight of executive and/or board of directors’ compensation and procedures and processes to measure employees’ work and results based on their job responsibilities in support of accomplishing the Company’s strategic objectives.
Mergers & Acquisitions. Experience in business development, mergers and acquisitions, and commercial transactions. Experience in developing and implementing strategies for growth.
Sales and/or Marketing. Experience managing or overseeing sales and marketing in a global company, including the skills associated with product pricing, advertising and promotion, distribution, and related processes.
R&D. Experience managing or directing an organization focused largely on developing advanced technologies that may require years of effort before bringing product to market.
Technology. Experience in relevant technology with an understanding of our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, and the markets in which we compete.
Manufacturing. Experience managing manufacturing operations, facilities, and processes including overseeing manufacturing facilities, capital equipment investments, supply chain logistics, and internal control of such activities.
International. Experience working in a country other than one’s home country and/or managing within a company with global operations.
Government. Experience serving in government positions or in highly regulated industries with insight and perspective in working constructively and proactively with government and governmental agencies globally.
Cybersecurity. Experience in cybersecurity, including security policy and governance, risk management, security assessment, control evaluation, security architecture and engineering, security operations, incident handling, or business continuity planning.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	17

Corporate Governance
Corporate Governance Guidelines and Committee Charters
Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. This promotes the interests of our shareholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board committee charters. We provide our Corporate Governance Guidelines, the charters of each of our Board committees, and our Code of Conduct and Code of Ethics on our website at investors.seagate.com, under the “Governance” tab.
Role of the Board
The Board, elected annually by our shareholders, oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the shareholders. The Board has three standing committees: Audit and Finance, Compensation and People, and Nominating and Corporate Governance.
The Board and its committees have the primary responsibilities of:
•    reviewing, monitoring, and approving the Company’s strategic direction, annual operating plan, and major corporate actions;
•    monitoring and evaluating the performance of the Company;
•    hiring and evaluating the performance of our CEO;
•    reviewing and approving compensation of the CEO and other executive officers;
•    reviewing and approving CEO and executive officer succession planning;
•    overseeing the Company’s management;
•    overseeing the Company’s ethical and legal compliance, including the Code of Conduct and Code of Ethics; and
•    overseeing the Company’s enterprise risk management processes and programs.
Environmental, Social, and Corporate Governance Matters
Our values—Integrity, Innovation, and Inclusion—underpin our strategy and our approach to environmental, social, and governance (“ESG”) matters. Seagate is committed to developing and maintaining sustainable and responsible practices in its global operations. As such, Seagate is a signatory to the Responsible Business Alliance Code of Conduct and the United Nations Global Compact and supports their principles and standards. Management regularly reports to our Board on the outcomes of programs and processes we have established to adhere to these principles and standards, as well as on other ESG matters such as the diversity of our workforce, employee development, and employee health and safety.
The Board is responsible for the management of ESG opportunities and oversight of related risks. Given the multi-faceted nature of the Company’s approach to ESG and its integration into our overall strategy, the Board believes each of its committees should maintain oversight over the particular ESG matters that fall within their scope rather than concentrating all ESG oversight solely to the Board or to a single Board committee. More specifically, the Nominating and Corporate Governance Committee annually reviews and oversees our governance structure, the Audit and Finance Committee annually reviews our disclosure controls, and the Compensation and People Committee reviews ESG performance metrics.
More information on our ESG efforts can be found on the Diversity, Equity, and Inclusion (“DEI”) and ESG sections of our website, www.seagate.com, and in our fiscal year 2023 DEI Annual Report and our fiscal year 2023 ESG Performance Report, the latter of which was prepared in accordance with the Global Reporting Initiative Standards and is responsive to the Sustainability Accounting Standards Board technology and telecommunication sector hardware standards.

18	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Corporate Governance
Role of the Board in Risk Oversight

The Board has responsibility for oversight of the processes established by management to report and monitor material risks applicable to the Company, including ESG risks and cybersecurity risks. The Board and its committees focus on the Company’s general risk management strategy and the most significant short-term and longer-term risks facing the Company, and regularly review the Company’s processes for monitoring and addressing risks. As part of these efforts, the following committees of the Board report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities:
•    The Audit and Finance Committee has responsibility for oversight of financial risks, including any ESG-related financial or disclosure risks, in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, as well as risks associated with the Company’s financial reporting and disclosure processes. The Audit and Finance Committee also has primary responsibility for oversight of risks related to cybersecurity, data privacy, product security and other computerized information system controls, and compliance and ethics matters.
•    The Compensation and People Committee has responsibility for oversight of the risks related to our people, including those created by the Company’s compensation programs, arrangements, policies, and procedures, including the activities of the individuals responsible for administering such programs.
•    The Nominating and Corporate Governance Committee has responsibility for oversight of the risks related to our governance programs, policies, and practices, including director and CEO succession, selection, composition, and evaluation of the Board and its committees, and general corporate governance including with respect to company culture, corporate social responsibility, sustainability, diversity, equity, and inclusion, and human rights.
Our Board believes that open communication between management and our Board is essential for effective risk oversight and management. As such, the Board and the Compensation and People Committee each receive regular reports from members of management in order to monitor, assess, and manage material risks to our business. In addition, the Audit and Finance Committee receives regular reports from management, including the Chief Information Officer, Chief Information Security Officer, and other members of management on enterprise security, data privacy, and data security risks, controls, and incident preparedness.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	19

Corporate Governance

Committees of the Board
Audit and Finance Committee
Key Functions of the Audit and Finance Committee of the Board:
•    Oversee the Company’s financial reporting and the adequacy and effectiveness of the Company's disclosure controls and procedures.
•    Review annual audited and quarterly financial statements and Irish statutory financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in the Company's SEC Forms 10-K and 10-Q and in our earnings releases, with management and the independent auditors.
•    Obtain and review periodic reports, at least annually, from management and from the independent auditors assessing the effectiveness of the Company’s internal controls over financial reporting.
•    Review and monitor the Company’s processes that are designed to ensure compliance with all applicable laws, regulations, and corporate policy, including with respect to senior executives’ expenses and perquisites, as well as ethics matters reported through the anonymous reporting line or from other sources.
•    Appoint the public accounting firm that will serve as our independent auditors and review the performance, independence, and qualifications of the independent auditors.
•    Review and make recommendations regarding the Company’s cash position; financial position; capital needs; financing plans; the Company’s ability to access capital markets, including the Company’s debt and credit ratings; bank and lender relationships; capital structure; equity and debt issuances; dividends, including if and as delegated by the Board, making declarations of Company dividends; share splits; financing proposals; debt issuances, repayment, and repurchase or redemption of any outstanding notes; capital asset plans and capital expenditures; and corporate development plans.
•    Monitor and review, and make recommendations regarding, the Company’s policies and procedures around managing major risks in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, and risks pertaining to our financial reporting and disclosure processes, including disclosures with respect to ESG matters, and to other enterprise security risks including cybersecurity, data privacy, data protections, and product security and other computerized information system controls.
•    Review, evaluate, and authorize management to enter into any capital market transactions (including debt and equity financings), private equity and debt financing, or proposed merger, acquisition, divestiture or investment transactions, in accordance with the committee’s delegated authority from the Board, and review, evaluate, and make recommendations to the Board with respect to any such transactions that exceed the committee’s delegated authority.
•    Review the scope of the financial statements audit and the findings, and approve the fees of the independent auditors.
•    Review and determine in advance permitted audit and non-audit services to be performed by the independent auditors.
•    Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.
•    Appoint and oversee the performance of the head of the Company’s internal audit function and approve the annual internal audit plan.
•    Review legal, regulatory, tax, and accounting initiatives and related matters that could have a significant impact on the Company’s financial statements and compliance with applicable laws.
A copy of the charter of the Audit and Finance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

20	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Corporate Governance

Compensation and People Committee
Key Functions of the Compensation and People Committee of the Board:
•    Establish the Company’s overall compensation strategy and executive compensation policies.
•    Oversee the design, development, and administration of the Company’s incentive, equity compensation, and benefits plans, policies, and programs.
•    Review and decide upon executive compensation and benefit programs and periodically review their effectiveness.
•    Discuss and consider the results of the shareholder advisory vote on Say-on-Pay and Frequency of Say-on-Pay.
•    Review and determine, whether as a committee or together with the other independent members of the Board, all compensation decisions pertaining to the CEO.
•    Review and approve, or recommend to the Board, any employment contracts or other transactions with current or former named executive officers, and all other Section 16 officers, including severance or termination arrangements.
•    Review and, with advice from the CEO, make compensation decisions pertaining to the other executive officers.
•    Review and determine all corporate financial and operational performance metrics and objectives relevant to executive officers’ compensation.
•    Review compliance of the NEOs with the Company's share ownership requirements.
•    Review and recommend significant changes in principal employee benefit programs.
•    Select, retain, and oversee Compensation and People Committee consultants and advisors.
•    Recommend for decision by the independent members of the Board the compensation to be paid to non-employee directors.
•    Review other programs and practices affecting our employees, including with respect to compensation, the health and well-being of employees, employee development, retention, employee engagement, human rights, and programs designed to promote and foster diversity, equity, and inclusion at the Company.
•    Review, approve (or recommend to the Board for approval), and administer, including the adoption, amendment, or termination of, any clawback policy allowing the Company to recoup compensation paid to employees.
A copy of the charter of the Compensation and People Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.
Compensation Risk Assessment
As noted above, the Compensation and People Committee considers potential risks created by the Company’s executive compensation programs. In addition, the Compensation and People Committee reviews all of its compensation policies and procedures to determine whether they present a significant risk to the Company. Based on these reviews, the Compensation and People Committee has concluded that its compensation policies, programs, and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.
Nominating and Corporate Governance Committee
Key Functions of the Nominating and Corporate Governance Committee of the Board:
•    Take a leadership role in shaping the corporate governance of the Company, including with respect to Company culture, corporate social responsibility, sustainability, DEI, and human rights.

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Corporate Governance
•    Identify individuals qualified to become directors, recommend candidates for all directorships and Board committee memberships, and evaluate candidates nominated by shareholders on substantially the same basis as it considers other nominees.
•    Review, at least annually, the Company’s Corporate Governance Guidelines and Board committee charters and make recommendations for changes to the Board.
•    Oversee the Board, Board committees, and director self-evaluation processes.
•    Consider questions of independence, related party transactions, and potential conflicts of interest of directors and executive officers.
•    Periodically review succession planning of the Board Chair, CEO, and other executive officers.
•    Periodically review and propose amendments to the Company’s constitution.
A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.
Board Leadership Structure
Our Corporate Governance Guidelines permit the roles of Board Chair and CEO to be filled by the same or different individuals, based on the Company’s needs and the best interests of our shareholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. The Board believes that our corporate governance principles, the quality, stature, and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management, are currently conducive to separation of the Board Chair and CEO positions to maximize Board effectiveness. Separating the Board Chair and CEO positions also provides an appropriate degree of Board oversight and allows Dr. Mosley, our CEO, to focus on our business strategy and market opportunities, as well as on our organizational structure and execution capabilities.
For fiscal year 2024, Michael R. Cannon served as Board Chair. If we did not have an independent Board Chair, a Lead Independent Director would be appointed as part of the organizational structure for the independent directors in order to address the need for independent leadership and perspective. Mr. Cannon has served on the Board since 2011 and brings significant industry and leadership experience to the Board, enabling him to effectively provide leadership to the Board, including with respect to the Board’s risk management oversight responsibilities, and communicate with management regarding Board input.
Board Composition
The Board consists of a substantial majority of independent, non-employee directors (91% as of the end of fiscal year 2024). In addition, we require that all members of the Audit and Finance, Compensation and People, and Nominating and Corporate Governance committees of the Board be independent directors.
The Board has determined that each member of each of these three committees is “independent” as defined in the Nasdaq Stock Market (“Nasdaq”) listing rules, and that each member of the Compensation and People Committee and Audit and Finance Committee meet applicable Nasdaq and SEC independence standards for such committees (see “Director Independence Determination” below). The Board has also determined that Messrs. Bhatt and Bruggeworth and Mses. Bruner and Tilenius are audit committee financial experts, as that term is defined by rules of the SEC, and that each member of the Compensation and People Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
Board committee memberships and chairs are rotated periodically, and an independence analysis is conducted annually.
Board Diversity
The Nominating and Corporate Governance Committee regularly reviews the diversity of skills, expertise, background, and other characteristics of existing and potential director candidates in deciding on nominations for election to the Board by the Company’s shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background, and other characteristics. Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, sexual orientation, education, cultural background, and professional and other experiences. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance

22	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Corporate Governance
Committee will consider the foregoing factors and will seek to identify candidates that include both underrepresented races and ethnicities and different genders. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.
Director Independence Determination
The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our directors and Director Nominees, with the exception of William D. Mosley, who serves as CEO of the Company, are independent under the Nasdaq listing rules and the Company’s Corporate Governance Guidelines, which are consistent with the Nasdaq listing rules. When assessing director independence, the Board considers the various commercial, charitable, and employment transactions, affiliations, and relationships known to the Board (including those identified through annual director questionnaires) to exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. In considering such transactions, the Board determines whether any such transactions are in the ordinary course of business, fair to the Company, and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances.
Executive Sessions
The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and Board committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Board committee meeting.
Board, Board Committee, and Annual Meeting Attendance
The Board and the Board committees held the following number of meetings during fiscal year 2024:

Board	6
Audit and Finance Committee	12
Compensation and People Committee	4
Nominating and Corporate Governance Committee	4
Each incumbent director attended at least 85% of the total number of meetings of the Board and the Board committees on which they served during fiscal year 2024. The Company’s independent directors held executive sessions without management present during the four regularly scheduled quarterly Board meetings held in fiscal year 2024, as well as during all regularly scheduled committee meetings.
The Company expects all Board members to attend the 2024 AGM in person in Singapore, although other commitments may prevent some directors from attending the meeting. Ten of the eleven directors who served in such capacity on October 23, 2023, joined the 2023 Annual General Meeting of Shareholders of the Company (the “2023 AGM”).
Board and Committee Evaluations
As mentioned above, the Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each Board committee conducts periodic self-evaluations, and the Board conducts periodic peer-to-peer evaluations to determine whether the Board and the committees are functioning effectively and whether any changes are necessary to improve their performance. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.
Director Nomination Process
The Nominating and Corporate Governance Committee:
•    conducts an annual review of the performance of the Board, Board committees, and individual directors leading up to the nomination of directors for election by the shareholders;
•    periodically evaluates the makeup of the Board in order to determine whether the diversity of skills, experience, qualifications, perspectives, and other characteristics of the existing board members adequately address the Company’s needs in light of its current strategy;

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Corporate Governance
•    identifies the skills, experience, qualifications, perspectives, and other characteristics needed to enhance further the composition of the Board;
•    makes recommendations to the Board concerning the appropriate size and needs of the Board;
•    on its own, with the assistance of other Board members, management, a search firm, or others, identifies potential candidates for election or appointment to the Board; and
•    seeks to ensure that the Board is composed of members whose skills, experience, qualifications, perspectives, and other characteristics, when taken together, allow the Board to satisfy its oversight responsibilities effectively.
Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, sexual orientation, education, cultural background, and professional and other experiences. Accordingly, the Nominating and Corporate Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates for nomination as a new director. From time to time, the Company engages an executive search firm to help identify qualified candidates for consideration by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.
In nominating candidates, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity factors noted above, professional experience, understanding of business and financial issues, ability to exercise sound judgment and make independent analytical inquiries, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Each nominee should possess a commitment to representing the long-term interests of the shareholders, the highest character and integrity, sufficient time to devote to Board matters, an understanding of the Company’s business, and no conflict of interest that would interfere with performance as a director.
Shareholders may recommend candidates for consideration for Board membership by sending their recommendation to the Company Secretary at the registered office of the Company (details of which are included in this Proxy Statement) in accordance with our Constitution. The Company Secretary will forward the recommendations to the Nominating and Corporate Governance Committee. Candidates recommended by shareholders are evaluated in a substantially similar manner as director candidates identified by any other means.
Term Limits and Retirement
The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt specific term limits for directors.
Director Orientation and Education
The Company has developed an orientation program for all new directors that they are required to attend, which includes receiving and reviewing materials related to our business and operations. We also encourage ongoing education for our directors and reimburse directors for the costs of such continuing director education. In addition, the directors are given full access to management and other employees as a means of providing additional information.
Communications with Directors
Shareholders and other interested parties wishing to communicate with the full Board, the independent directors, or any individual director (including any Board committee Chairperson) may do so in writing by sending a communication to the Board and/or a particular member of the Board, to Seagate Technology Holdings plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will: (i) forward the communication to the appropriate director or directors; (ii) forward the communication to the relevant department within the Company; or (iii) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter), as appropriate.
Code of Ethics
The Company has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that governs the behavior of certain senior financial officers or other persons performing similar functions within the Company. It charges them with ethical and honest conduct and compliance with the law in the practice of financial management in all aspects of the Company’s business activities. This Code of Ethics is intended to supplement the Company’s Code of Conduct, which is applicable to our Board of Directors, all employees of the Company, including the CEO, Chief Financial Officer,

24	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Corporate Governance
and principal accounting officer or controller, or persons performing similar functions, as well as contractors. The Code of Ethics and the Code of Conduct are available at investors.seagate.com, under the “Governance—Code of Ethics” and “Governance—Code of Conduct” tabs. Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a Current Report on Form 8-K filed with the SEC. No such waivers were requested or granted in fiscal year 2024.
Insider Trading, Anti-Hedging and Pledging Policies and Other Trading Restrictions
The Company prohibits its Board members and all employees from taking “short” positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. The Company also prohibits its Board members and all employees from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of the Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors, executive officers, and certain other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
We have also adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Under the policy, our directors, executive officers, and certain other employees are prohibited from trading in our securities absent pre-clearance from our designated compliance officer, unless such trades are pursuant to a trading plan (a “10b5-1 plan”) meeting the requirements of Rule 10b5-1 promulgated under the Exchange Act. The 10b5-1 plan must be reviewed and acknowledged by our designated compliance officer and we require that the first trade under a newly adopted 10b5-1 plan take place after the statutory “cooling off” period has passed from the time of adoption of the plan; in addition, a director, executive officer, or other covered employee is only permitted to use one 10b5-1 plan at a time in accordance with the requirements of Rule 10b5-1.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	25

Compensation of Directors
Director Compensation and Share Ownership
It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation and People Committee periodically reviews the type and form of compensation paid to our non-employee directors and recommends, for approval by the Board, the amount and form of director compensation. The Compensation and People Committee and the Board believe that a substantial portion of the total director compensation should be in the form of equity in the Company. The purpose of this is to better align the interests of the Company’s directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times their annual cash retainer.
Cash and Equity Compensation
Our director compensation program is designed to (i) provide our non-employee directors with reasonable and appropriate compensation for the work required for a company of our size and scope and (ii) align non-employee directors’ interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain, and utilize the expertise of highly qualified individuals serving on the Board. Director compensation is recommended for adoption to the Board by the Compensation and People Committee, who is advised in this matter by the Compensation Consultant, Semler Brossy, on market trends. Company employees do not receive additional compensation for their service as directors.
Our fiscal year 2024 director compensation program for non-employee directors consisted of the elements set forth in the table below.

Compensation Element	Position	Retainer ($)
Cash Retainer(1)
Board of Directors	Board Chair (non-employee)	175,000
	Board Member	100,000
Audit and Finance Committee	Chairperson	35,000
	Member	15,000
Compensation and People Committee	Chairperson	30,000
	Member	10,000
Nominating and Corporate Governance Committee	Chairperson	20,000
	Member	10,000
Annual Restricted Share Unit Award (value)	Board Chair (non-employee)	350,000
	Board Member	275,000
(1)    In light of the Company's financial performance and following a recommendation to the Board by the Compensation and People Committee, on April 16, 2023, the Board approved a 50% reduction to the cash retainers set forth above for all independent directors during the first and second quarters of fiscal year 2024. For information regarding the cash retainers actually received by each independent director during fiscal year 2024, see “Fiscal Year 2024 Non-Employee Director Compensation” below.
Each non-employee director elected in connection with the annual election of directors at the 2023 AGM (including non-employee directors re-elected at the annual general meeting) received a restricted share unit (“RSU”) award representing a number of shares equal to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share, with the exception of the Board Chair, who received a RSU award representing a number of shares equal to $350,000 divided by the average closing share price for the quarter prior to the award. If the appointment of a non-employee director occurs other than in connection with the annual election of directors at the 2023 AGM, this dollar amount is pro-rated for the year of appointment. If, prior to commencement of Board service, the newly elected or appointed director was an officer or member of the board of directors of an entity acquired by Seagate, the Board may award a lesser number of RSUs. The grant date for each such award is the date of the director’s election or appointment. Generally, each RSU award will vest on the earlier of the one-year anniversary of the grant date or the next election of directors at an annual general meeting (provided such annual general meeting is held at least 50 weeks after the prior meeting). All RSU awards will become fully vested in the event of a “Change of Control” of Seagate (as such term is defined in the Seagate Technology Holdings plc 2022 Equity Incentive Plan (“2022 EIP”)).

26	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Directors
In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board meetings and other Board-related activities, such as continuing education.
Director Share Ownership Requirement
To align the interests of directors with the Company’s shareholders, the Board has adopted a share ownership requirement of four times the annual board cash retainer (excluding committee retainers, if any) for non-employee directors. The calculation of ordinary shares owned for purposes of the ownership requirement includes: (i) ordinary shares directly or indirectly owned (for example, through a trust), (ii) unvested restricted share awards or RSUs (if any) and, (iii) for any director affiliated with an entity and contractually obligated to assign to such entity any equity awards received as compensation for service as a non-employee director, shares owned by such entity or its affiliates. Until a non-employee director satisfies the mandatory ownership level, they may not sell more than that number of shares that vest pursuant to any outstanding restricted share award or RSU award as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once a non-employee director has attained the minimum level of Company share ownership, they must maintain this minimum level of Company share ownership until their resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company’s then-current share price, and the period of time, generally, that it would take a non-employee director to reach the required ownership level. Directors who are Company employees are subject to the share ownership requirements described in the section entitled “Compensation Discussion and Analysis—Share Ownership Requirements” of this Proxy Statement. As of June 28, 2024, all of our non-employee directors meet the share ownership requirement.
Fiscal Year 2024 Non-Employee Director Compensation
The compensation paid or awarded to our non-employee directors as of June 28, 2024 for fiscal year 2024 is set forth in the table below.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Share Award ($)(2)	All Other Compensation ($)	Total ($)
Shankar Arumugavelu	86,250	267,108	—	353,358
Prat S. Bhatt	98,139	267,108	—	365,247
Robert A. Bruggeworth	86,250	267,108	—	353,358
Judy Bruner	102,397	267,108	—	369,505
Michael R. Cannon	146,250	339,967	—	486,217
Richard L. Clemmer	82,500	267,108	—	349,608
Yolanda L. Conyers	82,500	267,108	—	349,608
Jay L. Geldmacher	105,000	267,108	—	372,108
Dylan G. Haggart(3)	82,500	267,108	—	349,608
Stephanie Tilenius	86,250	267,108	—	353,358
(1)    The Board took a 50% cash retainer reduction during the first and second quarters of fiscal year 2024, which was recommended to the Board by the Compensation and People Committee and approved by the Board on April 16, 2023.
(2)    Represents the grant date fair value of RSU awards granted in fiscal year 2024 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for fiscal year 2024 for information on the RSU valuation assumptions. Additional information regarding the RSUs awarded to or held by each non-employee director on the last day of fiscal year 2024 is set forth in the table below.
(3)    As a partner at ValueAct Capital, Mr. Haggart relinquished the cash compensation received for service on our Board during the first quarter of fiscal year 2024 to the limited partners of ValueAct Capital Master Fund, L.P. Mr. Haggart resigned from ValueAct Capital in September 2023 and did not relinquish the cash compensation received for any subsequent quarters.
The aggregate number of outstanding equity awards for each of our non-employee directors as of June 28, 2024 is set forth in the table below.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	27

Compensation of Directors

Name of Director	Aggregate Number of Outstanding Awards(1)
Shankar Arumugavelu	4,271
Prat S. Bhatt	4,271
Robert A. Bruggeworth	4,271
Judy Bruner	4,271
Michael R. Cannon	5,436
Richard L. Clemmer	4,271
Yolanda L. Conyers	4,271
Jay L. Geldmacher	4,271
Dylan G. Haggart(3)	4,271
Stephanie Tilenius	4,271
(1)    Represents outstanding RSUs awarded to our non-employee directors on October 23, 2023.

28	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal 2 – Approve, in an Advisory, Non-Binding Vote,
the Compensation of the Company's Named Executive Officers
("Say-On-Pay").
(Ordinary Resolution)
We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to vote, on an advisory, non-binding basis, on the compensation of our NEOs for fiscal year 2024, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board has determined to hold a Say-on-Pay advisory vote each year. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:
“RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related disclosure contained in the Company’s Proxy Statement, is hereby approved.”
While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding.
In considering your vote, please be advised that our compensation program for our NEOs is guided by our compensation strategy, as further described under the “Compensation Discussion and Analysis” section below:
■CEO compensation tied to performance. In fiscal year 2023, annual incentive was converted from a cash to a share payout to further align to shareholder interests. No payout was received for fiscal year 2024 due to Company performance. The total actual compensation of our CEO has fluctuated from year to year. In addition, we have implemented a cap on annual incentive funding for all executive officers.
■Long-term equity incentive compensation tied to performance. In fiscal year 2024, 50% of the long-term equity incentive awards to our NEOs, including the CEO, were granted in the form of Performance Share Units (“PSUs”), which vest dependent upon the achievement of pre-established financial and operational performance objectives, including return on invested capital and relative total shareholder return.
■Compensation unrelated to performance is limited. We do not have single trigger change of control severance provisions, executive retirement plans, or excise tax (golden parachute tax) gross-ups for our NEOs.
■Robust share ownership requirements. Our share ownership requirements for our NEOs directly link the interests of management and our shareholders.
Vote Required; Recommendation of the Board
A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2024 AGM is required to approve Proposal 2.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO APPROVE, ON AN ADVISORY, NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2024 and our executive compensation strategies and objectives, as well as the compensation awarded to our fiscal year 2024 NEOs, who are listed below.

Named Executive Officers	Job Title
William D. Mosley	Director and Chief Executive Officer
Gianluca Romano	Executive Vice President and Chief Financial Officer
Ban Seng Teh	Executive Vice President and Chief Commercial Officer
John C. Morris	Senior Vice President, Chief Technology Officer
Kian Fatt Chong	Senior Vice President, Operations
Executive Summary
Fiscal Year 2024 Company Highlights
■During fiscal year 2024, the macroeconomic environment remained dynamic and continued to impact our business and results of operations. However, we experienced improving demand for our mass capacity products, particularly within the global cloud markets, following a prolonged period of customer inventory correction.
As demand recovered throughout the fiscal year, the Company maintained stringent cost controls, exercised supply discipline, and implemented pricing actions, leading to an improvement in profitability. We also continued to advance our innovation platform, launching two new high-capacity products, including the Mozaic platform, which features our unique implementation of Heat Assisted Magnetic Recording (“HAMR”) technology. Seagate is the first to introduce HAMR technology, which provides our customers with cost-efficient, scalable storage that we believe addresses their growing demand for data-driven applications.
■Highlights of fiscal year 2024 financial performance include:
▪We shipped 398 exabytes of hard disk drive ("HDD") storage capacity and recorded revenue of approximately $6.6 billion with a gross margin of 23%;
▪Our operational cash flow was $918 million;
▪We paid $585 million in capital to our shareholders through dividends;
▪We ended the fiscal year with cash and cash equivalents of approximately $1.4 billion, and;
▪We completed the sale of the System-on-Chip (“SOC”) operations in the fiscal fourth quarter for $600 million.

30	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation Discussion and Analysis
The following table presents certain key financial metrics for the past three fiscal years.

(in millions except earnings per share, exabytes and gross and operating margin percentages)	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022
Exabytes shipped	398	441	631
Revenues (GAAP)	$6,551	$7,384	$11,661
Gross margin percentage (GAAP)	23%	18%	30%
Operating margin percentage (GAAP)	7%	(5)%	17%
Income (loss) from operations (GAAP)	$452	$(342)	$1,955
Net income (loss) (GAAP)	$335	$(529)	$1,649
Net income (loss) per share (GAAP)	$1.58	$(2.56)	$7.36

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2024 for a more detailed description of our fiscal year 2024 financial results.

Fiscal Year 2024 Executive Compensation Highlights
Key highlights of our executive compensation program for fiscal year 2024 are as follows:
■Reduced Base Salary Temporarily for All Professional Employees to Contribute to Reduction of Operating Costs: We restructured our employee footprint to align with near-term challenges.These efforts included implementing employee reductions at all levels (with the executive population being reduced at a comparable rate to other employee groups), implementing a hiring freeze, and temporarily reducing base salaries for a six-month period for professional, managerial, and executive populations. In May 2023, our CEO and CFO base salaries were reduced to $0, and our Executive Vice Presidents ("EVPs") and Senior Vice Presidents ("SVPs") had a 50% and 35% base salary reduction, respectively for a period of six months.
■Eliminated Executive Bonus Funding to Maintain Alignment of Pay Actions and Operating Performance: Based on the financial performance of the Company, the Compensation and People Committee did not approve bonus funding, including under the Executive Performance Bonus Plan (the "EPB"). There was no resetting of goals, nor was there any discretion utilized on the level of funding for the annual incentive or long-term equity incentive awards.
■Shifted Future Executive Bonus Payouts to RSUs with Additional Vesting to Further Encourage Long-term Performance and Shareholder Alignment: Beginning in fiscal year 2023, the EPB began utilizing RSU share awards instead of cash payouts to align with shareholder interests. The RSU grants will be made following the applicable performance period, and have a vesting schedule of one year. As mentioned above, no EPB awards will be granted for fiscal year 2024 due to the financial performance of the Company. In addition, there were no changes to the NEOs' long-term equity incentives program: Dr. Mosley and Messrs. Romano, Teh, and Morris had a target portfolio of 50% performance-based awards and Mr. Chong had a target portfolio of 40% performance-based awards in order to emphasize long-term performance of return on invested capital (“ROIC”) and total shareholder returns relative to peers (“rTSR”).
■Issued a Special One-Time PSU Award Linked to Mozaic Launch Goals to Drive Success and Long-Term Profitability: On January 22, 2024, the Compensation and People Committee approved a special, one-time grant of Performance Stock Units (PSUs) to our executive officers, which was awarded on February 20, 2024. This award is designed to align the executives' interests with those of our shareholders by incentivizing a successful launch of Mozaic products and driving long-term profitability.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	31

Compensation Discussion and Analysis
Fiscal Year 2024 Executive Compensation Practices
Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles.

	WHAT WE DO		WHAT WE DON’T DO

✓	A target of at least 40% of long-term equity incentives granted to our NEOs, including 50% for most, in connection with the annual performance review cycle being performance-based.	X	No “single trigger” change in control benefits

✓	Caps on performance-based cash and equity incentive compensation for our executive officers	X	No excise tax (golden parachute tax) “gross-ups” in connection with a change in control

✓	Awards under both our short-term and long-term equity incentive compensation plan for executive officers are largely based on achievement of financial and operating performance metrics	X	No guaranteed salary increases for our executive officers

✓	A majority of total executive target compensation is “at-risk” and dependent on corporate performance	X	No defined benefit pension plan or supplemental executive pension plan

✓	Clawback provisions on incentive equity compensation	X	No re-pricing of options without shareholder approval

✓	Our compensation strategy is reviewed on an annual basis at a minimum by the Compensation and People Committee	X	No dividend equivalents on unvested equity awards

✓
Prohibition on short sales, hedging of share ownership positions, and transactions involving derivatives of our ordinary shares for all employees and directors and restrictions on pledging of our ordinary shares as collateral for loans for directors, executive officers, and certain other employees
		X	No guaranteed annual bonuses

✓	Meaningful share ownership requirements for executive officers and directors

✓	Independent compensation consultant engaged by the Compensation and People Committee

✓	Annual risk assessment of our compensation programs and practices

Our Executive Compensation Strategy

Our executive compensation strategy is intended to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:
■attract and retain talented leaders through competitive pay programs;
■motivate executive officers to achieve and exceed financial, strategic, and other business objectives as set by the Board or Compensation and People Committee;
■align executive officer and shareholder interests to optimize long-term shareholder value with acceptable risk; and
■manage total compensation costs in support of our financial performance.

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Compensation Discussion and Analysis
Our Fiscal Year 2024 Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs
Annual Incentive Executive Performance Bonus Plan	Achievement of the Company’s annual financial and operational goals
Motivate executive officers to achieve and exceed annual financial, strategic, and other business objectives

Align executive officers and shareholder interests to optimize shareholder value

Manage total compensation costs and align them with financial performance

Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals based on criteria such as ROIC, rTSR, or other financial or operational goals	Align executive officers and shareholder interests to optimize shareholder value Motivate executive officers to achieve and exceed long-term financial, strategic, and other business objectives

Fiscal Year 2023 Shareholder Advisory Vote Results

At the 2023 AGM, the Company’s shareholders approved the advisory proposal regarding the compensation of the NEOs for fiscal year 2023 with approximately 96% of the votes cast in favor of our executive compensation programs (excluding abstentions/broker non-votes). The Board appreciates the shareholders’ continued support of the Company’s compensation strategy and objectives. This support reaffirms to the Board the appropriateness, effectiveness, and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our shareholders. No significant changes were made to the Company’s overall executive compensation strategy in fiscal year 2024. The Board and the Compensation and People Committee will continue to consider the results of the Company’s annual shareholder advisory votes when making future compensation decisions for our executive officers, including the NEOs.
Role of Our Compensation and People Committee

As noted previously, the Compensation and People Committee is responsible for overseeing the design, development and administration of our compensation and benefits policies and programs. In executing its duties, with respect to executive compensation, the Compensation and People Committee:
■determines all corporate financial and operating-performance metrics and objectives, including any ESG metrics, relevant to each executive officer’s incentive compensation;
■evaluates the CEO’s performance results in light of such metrics and objectives;
■evaluates the competitiveness and mix of each executive officer’s annual bonus and long-term equity incentive targets in relation to compensation paid to executives performing similar functions at our peer companies; and
■reviews and, with advice from the CEO in the case of the other executive officers, decides upon or recommends (as applicable) any changes to our CEO’s and other executive officers’ total compensation packages, including base salary, annual bonus, and long-term equity incentive award opportunities, share ownership requirements, and retention programs.
The Compensation and People Committee recommends to the independent directors of the Board the compensation plans and equity awards specific to our CEO, and the independent directors of the Board determine the overall compensation package of our CEO. Our CEO does not participate in the determination of his own compensation. The Compensation and People Committee is supported in its work by our Senior Vice President, Chief People and Places Officer and her staff, and an independent executive compensation consultant, as described below.

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Compensation Discussion and Analysis
Role of the Compensation Consultant

The Compensation and People Committee retained Semler Brossy as its independent consultant during fiscal year 2024 for advice and counsel, to provide an external review of compensation proposals, and to ensure alignment of our compensation decisions to our executive compensation strategy. Semler Brossy’s consulting during fiscal year 2024 also included consultation in support of the Compensation and People Committee’s decisions regarding NEO compensation programs, including salary changes, determination of equity awards, annual incentive plan design, annual review of our severance plan, and share ownership requirements. Semler Brossy also provided to the Compensation and People Committee recommendations related to the CEO’s compensation and advice regarding non-employee director compensation.
Semler Brossy is not permitted to provide services to the Company’s management except as directed by the Compensation and People Committee and did not provide any such services to management in fiscal year 2024. The Compensation and People Committee retains sole authority to hire any compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.
In connection with its engagement of Semler Brossy, the Compensation and People Committee considered various factors in determining Semler Brossy’s independence including, but not limited to (i) the amount of fees received by Semler Brossy from Seagate as a percentage of Semler Brossy’s total revenue, (ii) Semler Brossy’s policies and procedures designed to prevent conflicts of interest, and (iii) the existence of any business or personal relationship that could impact Semler Brossy’s independence. After reviewing these and other factors, the Compensation and People Committee determined that Semler Brossy was independent, and its engagement did not present any conflicts of interest under SEC rules or the Nasdaq listing rules.
Role of our CEO and Management in the Compensation Process
Based on management’s review of market competitive practices, and within the framework of the Company’s approved compensation programs, each year our CEO recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity, and the long-term equity incentive award value for our executive officers, including the NEOs (other than our CEO). These recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance. The Compensation and People Committee reviews and evaluates the CEO’s recommendations and decides, in its sole discretion, upon our executive officers’ compensation, including any changes to such compensation. Our CEO does not recommend his own compensation, and the Compensation and People Committee and the independent directors meet without our CEO present when evaluating and setting the CEO’s compensation.
Our Senior Vice President, Chief People and Places Officer and members of her staff assist the Compensation and People Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design, and changes in the corporate governance landscape concerning executive compensation matters.
Executive Market Comparison Peer Group and Benchmark Philosophy

The Compensation and People Committee reviews executive officers’ roles and responsibilities and establishes ranges for each incentive element of executive compensation after reviewing similar information for a defined group of companies (the “Executive Peer Group”) that compete for comparable executive talent. The Compensation and People Committee reviews analyses of disclosures and of published surveys of compensation among the Executive Peer Group companies when considering salary, bonus, and long-term equity incentive compensation of executive officers in similar roles.
As part of our annual review cycle, the Compensation and People Committee reviewed potential changes to the Executive Peer Group with recommendations from the Compensation Consultant. For fiscal year 2024, we instituted a cap on our market value criteria to 8x that of Seagate. As a result, Advanced Micro Devices, Inc. was removed from the Executive Peer Group and SkyWorks Solutions, Inc. was added. Executive Peer Group companies were selected based on the following criteria:
■similar industry classification (as defined by Global Industry Classification Standard (GICS) 4520, Technology Hardware and Equipment or 4530, Semiconductors and Semiconductor Equipment) but excluding wholesale distributors and companies that are not subject to U.S. securities law reporting requirements;
■market value between 0.5-8x that of Seagate;
■trailing twelve-month ("TTM") sales of between $4B and 3 times that of Seagate’s; and
■a comparable business model to Seagate.

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Compensation Discussion and Analysis
The Committee exercises its judgment when considering the Executive Peer Group and may choose to include companies that fall outside these criteria.
We do not benchmark the total annual compensation of our executive officers to a specific market percentile, although the total annual target compensation (including base salary, target annual cash bonus incentive, and target long-term equity incentives) for the executive officers, including the NEOs, generally has fallen near the median for similar positions within the Executive Peer Group.
The Compensation and People Committee considers the pay practices and relative performance of our Executive Peer Group companies in determining target incentive compensation for our executive officers. The target amounts and compensation mix vary for each executive officer and are dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package. Generally, the amounts actually realized by our executive officers are dependent on the Company’s financial and operational performance.
The Executive Peer Group for fiscal year 2024 included the following companies:

FY2024 Executive Peer Group
Analog Devices, Inc. (ADI)	Hewlett-Packard Enterprise Co. (HPE)	Lam Research Corporation (LAM)	NetApp, Inc. (NTAP)
Applied Materials, Inc. (AMAT)	Juniper Networks, Inc (JNPR)	Microchip Technology Inc. (MCHP)	NXP Semiconductors N.V. (NXPI)
Corning Incorporated (GLW)	Keysight Technologies, Inc. (KEYS)	Micron Technology, Inc. (MU)	Skyworks Solutions, Inc. (SWKS)
Flex Ltd. (FLEX)	KLA Corporation (KLAC)	Motorola Solutions, Inc. (MSI)	Western Digital Corporation (WDC)
Zebra Technologies Corporation (ZBRA)
For fiscal year 2025, there were no changes to the selection criteria. Hewlett-Packard Enterprise Co. will be removed from the peer group as their trailing twelve-month sales exceeds the criteria range.

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Compensation Discussion and Analysis
How We Determine Individual Compensation Amounts for the NEOs
As discussed above under the heading “Role of our CEO and Management in the Compensation Process,” the CEO recommends to the Compensation and People Committee all compensation elements for our NEOs (other than the CEO) and the Compensation and People Committee determines the value of each compensation element as described below. The CEO recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance. The CEO does not recommend his own compensation, and the Compensation and People Committee and the independent directors meet without the CEO present when evaluating and setting the CEO’s compensation.
Our Senior Vice President, Chief People and Places Officer and members of her staff assist the Compensation and People Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design, and changes in the corporate governance landscape concerning executive compensation matters.
The proportion of each compensation element (i.e., the compensation mix) relative to total compensation varies by individual, although for our executive officers the emphasis is on compensation that is variable and contingent on our financial and operational performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as Executive Peer Group market data.

Annual Total Target Compensation Mix

Annual Base Salary

Base salaries are the fixed annual cash amounts paid to our executive officers, including the NEOs. In reviewing and determining base salaries, the Compensation and People Committee considers:
■related experience;
■expected future contributions;
■overall ability to influence our financial performance and the strategic impact of the role;
■the ease or difficulty of replacing the incumbent; and
■in the case of executive officers other than the CEO, recommendations of the CEO.
Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the Executive Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.

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Compensation Discussion and Analysis

Name	FY2023 Base Salary ($)	Percent Change YoY (%)	FY2024 Base Salary After Annual Review ($)
William D. Mosley	1,100,008	—	1,100,008
Gianluca Romano	715,000	—	715,000
Ban Seng Teh(1)	558,782	—	558,782
John C. Morris	375,024	—	375,024
Kian Fatt Chong(1)	368,579	—	368,579
(1)For both FY2023 and FY2024, based on the Singapore dollar (SGD) period-end foreign exchange rate of 0.7372 as of June 28, 2024.
On April 16, 2023, the Board approved temporary salary reductions for our NEOs to reduce its cost structure in response to changes in macroeconomic and business conditions. These reductions were intended to align the Company's operational needs with the near-term demand environment while continuing to support our long-term business strategy. Reductions were as follows: Dr. Mosley and Mr. Romano's base salaries were each reduced by 100% and Mr. Morris' base salary was reduced by 35% for a period of six months starting on May 8, 2023, and Mr. Teh's base salary was reduced by 50% and Mr. Chong's base salary was reduced by 35% for a period of six months starting on June 1, 2023. Because the Company's fiscal year ended on June 30, 2023, this salary reduction also impacted executive compensation for our NEOs in fiscal year 2024. Salaries were returned to their prior levels in November 2023 upon completion of the six-month period.

Name	FY2024 Base Salary ($)	FY24 Salary Reduction Amount ($)	FY24 Base Salary Paid ($)
William D. Mosley	1,100,008	423,080	676,928
Gianluca Romano	715,000	275,000	440,000
Ban Seng Teh(1)	558,782	116,413	442,369
John C. Morris	375,024	50,480	324,544
Kian Fatt Chong(1)	368,579	53,751	314,828
(1)Based on the SGD period-end foreign exchange rate for fiscal year 2024 of 0.7372 as of June 28, 2024.

Annual Incentive Plan - Executive Performance Bonus
On July 18, 2023, the Compensation and People Committee decided not to fund the Executive Performance Bonus plan and to not award a bonus for fiscal year 2024. Given the challenges in the market, Seagate is focused on investing resources into critical areas of the business and to address future customer requirements for the sustainability of our business.
The Compensation and People Committee and Board will continue to evaluate the Company's incentive compensation program in fiscal year 2025 and may implement new incentive plans if doing so is in the best interests of the Company and its employees, customers, and stockholders. Our Compensation and People Committee reviews the structure and parameters of our short-term incentive plan annually in light of current corporate performance and objectives, industry conditions, and other relevant factors. The Compensation and People Committee may make adjustments to the plan that it believes are necessary to align the short-term incentives with the appropriate corporate objectives for the next year.
Long-Term Equity Incentives
In fiscal year 2024, the Compensation and People Committee granted equity awards to the NEOs under the terms of the 2022 Equity Incentive Plan (the “2022 EIP”). The 2022 EIP is intended to:
■focus executive officers and employees on achieving longer-term financial, strategic, and other business performance goals;
■provide significant reward potential for outstanding cumulative performance by the Company;
■enhance the Company’s ability to attract and retain highly-talented executive officers and employees; and
■provide the Company’s management and employees with an opportunity for greater equity ownership and related incentives to increase shareholder value.

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Compensation Discussion and Analysis
When determining our NEOs’ equity incentive awards, the Compensation and People Committee considers comparable equity incentive awards to executive officers in the Company’s Executive Peer Group, the NEO’s role, individual performance, and potential future contributions. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of Executive Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, and the pool of available shares under the 2022 EIP. In determining the award for each NEO, the Compensation and People Committee also considers the Company’s goals for retaining the NEO for the long term.
NEOs are generally awarded equity on an annual basis, typically in early September as part of our annual award cycle, and these equity incentive awards generally consist of a mix of time-vested restricted share units, performance-based awards, and share options in the case of our EVPs and CEO (each as governed by the 2022 EIP as described more fully below), reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs and our shareholders.
For fiscal year 2024, the equity awards made to Dr. Mosley, Mr. Romano, and Mr. Teh in their respective roles as CEO and EVPs, were comprised of 20% time-based options, 30% time-based RSUs, and 50% performance-based awards (the “FY2024 PSU Award”). The equity awards made to Mr. Morris in his role as SVP consisted of 50% time-based RSUs and 50% performance-based awards. The equity awards made to Mr. Chong in his role as SVP consisted of 60% time-based RSUs and 40% performance-based awards. This reflects the Compensation and People Committee’s review and assessment of market practices at Executive Peer Group companies, as well as its determination that these mixes provide an appropriate blend of equity incentives to sustain and improve the Company’s financial performance and shareholder value.
Options
Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on the Nasdaq stock market on the grant date. The grant date and vesting schedule for options granted to our eligible NEOs are generally determined during the annual award process but may be different in the case of a new hire or a change in employment position.
Share Awards
Restricted Share Units
RSUs generally vest over four years, with 25% vesting on the first anniversary of the grant and then in equal quarterly installments thereafter, contingent on continued service. Each RSU represents the right to receive one of the Company’s ordinary shares. Under the terms of the RSU award agreement, no dividend equivalents accrue during the vesting period.
Fiscal Year 2024 Performance Share Units
The fiscal year 2024 PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of annual ROIC over the performance period, modified by a factor based on the Company’s rTSR percentile compared with the Executive Peer Group. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company’s long-term success. In addition, the rTSR metric rewards financial performance and is measured by the change in our share price and the dividends we declared during the performance period relative to the performance of the Executive Peer Group.
The Compensation and People Committee determines the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Payout of 100% of the targeted number of PSUs will occur if target ROIC is attained over the three-year measurement period and rTSR is at least at the median of the Executive Peer Group. The final ROIC metric is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income minus the Non-GAAP tax expense (benefit), divided by (ii) (x) adjusted net plant, property, and equipment plus total current assets minus cash and cash equivalents, minus (y) total current liabilities excluding debt. All values represent U.S. GAAP results except adjusted operating income, Non-GAAP tax expense (benefit), and adjusted net plant, property and equipment. Adjusted operating income, used to determine Annual ROIC, is operating income adjusted to exclude the impact of (a) share-based compensation expense and (b) material, unusual, or non-recurring gains and losses, accounting charges, or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures each quarter. Adjusted net plant, property, and equipment includes net plant, property, and equipment and the net value of right of use assets acquired through finance leasing.
For fiscal year 2024, the rTSR modifier was interpolated and set between the 25th to 75th percentiles of the Executive Peer Group’s TSR. If the minimum ROIC performance has been achieved, the actual number of PSUs that

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Compensation Discussion and Analysis
may vest ranges from a minimum of 37.5% of the target number of PSUs (assuming ROIC is at the threshold level, and relative TSR is equal or below the 25th percentile of the Executive Peer Group) to a maximum of 200% of the target number of PSUs. The specific ROIC target values for the PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. Each PSU represents the right to receive one of our ordinary shares. Under the terms of the PSU award agreement, no dividend equivalents accrue during the vesting period.
Fiscal Year 2021 Performance Share Units
In fiscal year 2021, we granted PSUs (“FY2021 PSUs”) to Dr. Mosley and Messrs. Romano, Teh, Morris, and Chong that were eligible to vest after a three-year performance period ending on July 1, 2023 for ROIC and September 2, 2023 for rTSR (i.e., during fiscal year 2024), subject to continued employment and the achievement of target ROIC over the performance period, modified by a factor based on our rTSR percentile. Our average share price at the beginning of the FY2021 PSUs’ performance period was $45.75 and our ending average share price was $75.14 (assuming dividends were reinvested). Therefore, our rTSR over the performance period was 64.25%, which equates to a 75% vesting level per the applicable award agreement. Our shares performed at the 44th percentile relative to the companies in the fiscal year 2021 Executive Peer Group, which resulted in applying a modifier of 94% to the 75% vesting level. The Compensation and People Committee certified the level of achievement of the financial performance metrics for the three-year measurement period, such that the FY2021 PSUs vested at 70.5% of target based on the three-year average annual ROIC of 57%, and rTSR at the 44th percentile over the three-year period.

Average ROIC	Threshold	Target	Maximum	Actual
3-Year Average Annual Return on Invested Capital (ROIC)	< 45%	70%	≥ 95%	57%
Vesting Level (% of Target)	0%	100%	160%	75%

rTSR Modifier	Threshold	Target	Maximum	Actual
Relative Total Shareholder Return Percentile	≤ 25th%ile	50th%ile	≥ 75th%ile	44th%ile
rTSR %ile Modifier(1)	75%	100%	125%	94%
Overall Results				70.5%

(1)With interpolation between points.
Threshold Performance Share Units
Threshold Performance Share Units (“TPSUs”) are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of the specified adjusted earnings per share (“AEPS”) goal. Each TPSU represents the right to receive one of our ordinary shares. After reviewing the market trends, the decision was made to discontinue awarding TPSUs in fiscal year 2022 to our CEO and EVP population to strengthen our alignment with market practices. However, any outstanding TPSU awards will continue to be disclosed in applicable future Compensation Discussion and Analysis disclosures.
For each tranche of a TPSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving a threshold AEPS goal of $1.00 for the fiscal year prior to the year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. TPSU awards may become fully vested as early as four years from the grant date and remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPSUs will be forfeited. Unvested awards from prior years may vest cumulatively on the scheduled vesting date in a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below the AEPS threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). For purposes of the TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with U.S. GAAP, excluding the impact of (a) share-based compensation expenses and (b) material, unusual, or non-recurring gains and losses, accounting charges, or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures. Under the terms of the TPSU award agreement, no dividend equivalents accrue during the vesting period.
With respect to the outstanding TPSUs awarded in fiscal year 2021, our threshold AEPS performance for fiscal year 2024 was above the $1.00 AEPS threshold; therefore, 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2024, subject to continued employment. Because these TPSU awards did not vest following fiscal year 2023, an additional 25% of the award will also vest on this date in accordance with the cumulative vesting provisions of the TPSU Award Agreement.

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Compensation Discussion and Analysis
Executive Strategic Performance Share Unit Grant
On January 22, 2024, the Compensation and People Committee approved a special, one-time award of PSUs to its executive officers, which was granted on February 20, 2024. This award is subject to performance goals related to the Mozaic product launch and measured over two years, aiming to reinforce near-term focus and incentivize a successful launch of quality Mozaic products for the company's future profitability, more closely align our executives’ interests with those of our shareholders, and foster a long-term focus on the initiatives that are expected to contribute to the success of Mozaic. Each award is divided into two equally weighted tranches, with the performance goals under the first tranche (representing 50% of the target number of PSUs) measured during approximately the 2024 calendar year and the performance goals under the second tranche (representing 50% of the target number of PSUs) measured during approximately the 2025 calendar year. For each tranche, 50% of the target number of PSUs will be eligible to vest if the Company meets the target number of Mozaic products sold during the applicable performance period, and the other 50% will be eligible to vest if the Company meets target product qualification deadlines for the applicable performance period. An executive may receive up to 200% of the target number of PSUs subject to the award if performance meets or exceeds maximum goal levels, and as few as zero of the PSUs if threshold performance levels are not achieved.

CY24	Weighting	CY25	Weighting
Units Sold (M)	50%	Units Sold (M)	50%
Target Product Qualification Deadline	50%	Target Product Qualification Deadline	50%

Named Executive Officer	Role	Award Amount ($)	Number of Shares
William D. Mosley	Chief Executive Officer	2,000,000	23,615
Gianluca Romano	Executive Vice President	2,000,000	23,615
Ban Seng Teh	Executive Vice President	1,000,000	11,810
John C. Morris	Senior Vice President	750,000	8,855
Kian Fatt Chong	Senior Vice President	750,000	8,855
PSUs under the award that become eligible to vest based on performance will vest on the first anniversary of the grant date (with respect to the first tranche PSUs), and the second anniversary of the date of grant (with respect to the second tranche PSUs) or, if later for either tranche, the date the Compensation and People Committee certifies the level of performance achieved for the applicable performance period. Vesting generally is subject to the executive remaining in continuous service through the vesting date. However, if an executive terminates due to the executive’s death or disability, then the award will vest pro-rata, based on the number of days since the award grant date that the executive was in service, and based on actual performance against the performance goals. Additionally, if during a change in control period (as defined in our Severance Plan and as discussed below), an executive is terminated without cause or resigns for good reason (each as defined in our Severance Plan and as discussed below), then the award will vest in full on the later of the closing date of the change in control or the date of the executive’s termination. Each PSU represents the right to receive one of our ordinary shares.
Share Ownership Requirements
We established share ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs (if any), are included in the calculation of ordinary shares owned for purposes of the ownership requirements, but time-based and performance-based options and unvested performance share bonuses, TPSUs, and PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of the date upon which the NEO first becomes subject to the requirements. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation and People Committee.
Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. For the avoidance of doubt, we considered fiscal year 2024 Base Salary prior to the temporary salary reduction in our review of the ownership requirements. Our NEOs are required to meet the following requirements:

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Compensation Discussion and Analysis

Named Executive Officer	Role	Ownership Guideline Salary Multiple	Guideline Met(1)
William D. Mosley	Chief Executive Officer	6x	Yes
Gianluca Romano	Executive Vice President	3x	Yes
Ban Seng Teh	Executive Vice President	3x	Yes
John C. Morris	Senior Vice President	2x	Yes
Kian Fatt Chong	Senior Vice President	2x	Yes
(1)As of June 28, 2024.
Benefits and Perquisites
Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” below).
We generally do not provide perquisites to our NEOs other than, in certain limited business-related circumstances, reimbursement for the travel costs of the NEO’s spouse or significant other. No such reimbursement was provided to any NEOs for fiscal year 2024. If an NEO’s travel on our corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We consider the value of perquisites in assessing the competitiveness of our total compensation package to that of Executive Peer Group companies.
Non-Qualified Deferred Compensation Plan
The 2015 Seagate Deferred Compensation Plan (the “SDCP”), effective January 1, 2015, allows our U.S.-based NEOs (and other eligible employees) whose annual base salary is $190,000 or more, or whose target commissions and annual base salary in the aggregate is $190,000 or more, to defer on a pre-tax basis (i) up to 70% of their base salary, (ii) up to 70% of commissions, and/or (iii) up to 100% of their annual performance-based bonus, to the extent such bonus is paid in cash. Bonus paid in the form of equity or an equity-based award will not be eligible for deferral under the Plan. Deferrals and notional earnings related to those deferrals are reflected on the Company’s books as an unfunded obligation of the Company and remain part of our general assets. We do not contribute to the SDCP, and notional earnings on deferrals are based on the performance of actual investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings, and year-end balances for our NEOs are set forth in the table titled “Non-Qualified Deferred Compensation Plans” under the “Compensation of Named Executive Officers” section below. The SDCP is a successor plan to the prior Seagate Deferred Compensation Plans, as amended from time to time, under which no additional deferrals may be made after December 31, 2014. A grantor (or rabbi) trust was established to hold any assets contributed to the trust to help satisfy our obligations due under the prior plans in effect through December 31, 2014.
Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. With respect to deferrals of amounts relating to services provided to Seagate after December 31, 2019, participants may elect to receive distributions following retirement or termination in either a lump sum or annual installments up to a maximum of seven years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant’s account will be distributed in accordance with their retirement/termination distribution elections. Additionally, upon death, a participant’s accounts will be paid to their beneficiary or beneficiaries in a cash lump-sum payment payable before the later of the end of (i) the calendar year in which the participant dies or (ii) two and one-half months after the participant dies. Unless otherwise determined by the Seagate Benefits Administrative Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant’s account shall generally be distributed to the participant in a lump sum not later than the thirtieth day following the change in control.
Long Term International (Expatriate) Assignment Policy
The Company’s global business needs require it on occasion to relocate certain employees with special or unique skills to countries where those skills may not be readily available. To meet this need, the Company utilizes long term international assignments, which are provided under its Long-Term International Assignment Policy (“LTIA Policy”). The Company provides certain benefits to these long-term international assignees according to the LTIA Policy. In fiscal year 2024, no NEO received benefits under this program.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	41

Compensation Discussion and Analysis
Severance and Change in Control Benefits
We provide severance benefits to assist in aligning executive officer and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining executive officers, and to support organizational changes necessary to achieve our business strategy. The purpose of the Ninth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “Severance Plan”) is to:
■provide for the payment of severance benefits to the executive officers, including the NEOs, in the event their employment with the Company or any applicable subsidiary is terminated without cause or they resign for good reason;
■encourage our executive officers, including the NEOs, to continue employment in the event of a potential “change in control” (as such term is defined under “Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control” below); and
■provide our executive officers, including the NEOs, with generally the same types of severance benefits in connection with a qualifying termination of employment.
All of our executive officers are eligible to receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position, and a market-competitive level of severance for comparable positions within the Executive Peer Group.

Qualifying Termination	CEO—Months of Base Salary	Executive Vice Presidents—Months of Base Salary	Senior Vice Presidents—Months of Base Salary
Termination Without Cause or Resign For Good Reason—Outside of Change in Control Period	24 months	20 months (U.S.); up to 24 months (Singapore)	16 months (U.S.); up to 24 months (Singapore)
Termination Without Cause or Resign For Good Reason—During a Change in Control Period	36 months	24 months (U.S.); up to 24 months (Singapore)	18 months (U.S.); up to 24 months (Singapore)
The Severance Plan provisions were developed in consultation with Semler Brossy, based on a comparison by the independent directors of the Board of severance benefits typically available at the Executive Peer Group companies. Consistent with our compensation strategy, the Severance Plan provides for severance only in the event of a qualifying termination under the Severance Plan (i.e., a termination by us without “cause” or by the executive for “good reason”). The Severance Plan includes the following features:
■no guaranteed unearned bonus amounts if the qualifying termination occurs outside of a “change in control period” (as defined in “Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control—Termination Without Cause or for Good Reason During a Change in Control Period,” below);
■no post-termination healthcare benefit subsidy if the qualifying termination occurs outside of a “change in control period”;
■enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before an NEO becomes entitled to receive such benefits; and
■severance payments cannot equal or exceed the sum of two times the executive's base salary plus any earned bonus amounts if the qualifying termination occurs outside of a "change in control period."
In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.
For further details on the Severance Plan, see the section below titled “Compensation of Named Executive Officers—Potential Payments Upon Qualifying Termination or Change in Control.”

42	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation Discussion and Analysis
Other Company Policies and Compensation Considerations
Impact of Section 162(m) of the Internal Revenue Code
Although an exception exists for certain qualified performance-based arrangements in place as of November 2, 2017, under Section 162(m) of the Code, only the first $1 million in annual compensation paid to our NEOs generally is deductible for U.S. federal income tax purposes and such deduction limit will continue to apply to such individuals for all future years in which they receive compensation (including severance) from the Company. This deduction limitation also applies to certain individuals who were NEOs in prior years. While the Compensation and People Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to approve compensation that is not deductible by the Company in order to maintain a compensation program that is consistent with our pay-for-performance compensation strategy.
Securities Trading; Prohibitions Against Hedging and Pledging
We prohibit short sales, hedging of share ownership positions, and transactions involving derivatives of our ordinary shares for all employees and directors, and place restrictions on pledging of our ordinary shares as collateral for loans for directors, executive officers, and certain other employees. Please see the “Corporate Governance – Anti-Hedging and Pledging Policy and Other Trading Restrictions” section above for information on our Securities Trading Policy.
Pay Recovery Policy (Clawback)
The Company currently maintains two pay recovery policies applicable to executive officers. The first Pay Recovery Policy is intended to eliminate any reward for intentional misrepresentation of financial results. It provides standards for recovering compensation from our executive officers and other officers who hold the position of Senior Vice President and above (collectively, "Designated Officers"), where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such Designated Officer. The Designated Officer's repayment obligation applies to any cash bonus paid, share award issued (whether or not vested) and/or vested during the covered period (as defined below) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought (the "covered period").
The second policy is our Executive Compensation Recovery Policy adopted by the Compensation and People Committee and effective as of December 13, 2023. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the company's current and former "officers" under Rule 16a-1(f) of the Exchange Act, the Company must recover erroneously awarded, incentive-based compensation on a pre-tax basis, subject to very limited exceptions, to the extent the applicable financial reporting measure was attained during the three-year period preceding the date the Company is required to prepare an accounting restatement. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements, as well as restatements that correct errors that are not material to previously issued financial statement but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period. The policy requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
Practices Related to the Grant of Equity Awards

Stock option and other annual equity award grants are generally made to executive officers on an annual basis according to a pre-established schedule that coincides with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation and People Committee to grant equity awards close in time to performance appraisals. Annual equity-based compensation awards to our executive officers are approved annually at the July meeting of the Board (for our CEO) or the Compensation and People Committee (for all other executive officers), with a grant date that has historically occurred in September. The dates of these meetings are generally scheduled at least one year in advance.
In addition, with respect to the timing of our equity award grants:
■We do not time equity-based awards in coordination with the release of material, non-public information and have never had a practice of doing so; and
■We have never timed and do not plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	43

Compensation Discussion and Analysis
The following table presents information regarding options issued to our NEOs in fiscal year 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

William D. Mosley	9/11/2023	141,600	$64.31	2,553,855	1.37%(1)
					2.44%(2)
Gianluca Romano	9/11/2023	72,320	$64.31	1,304,342	1.37%(1)
					2.44%2)
Ban Seng Teh	9/11/2023	42,180	$64.31	760,746	1.37%(1)
					2.44%(2)
(1)    Represents the percentage change in connection with the Form 8-K filed by the Company on September 8, 2023. We note that the Form 8-K reported the final terms of a convertible debt offering (the "Debt Offering"), which was initially announced on September 6, 2023. The exercise price of the award was determined following the close of market on September 11, 2023.
(2)    Represents the percentage change in connection with the Form 8-K filed by the Company on September 13, 2023. We note that the Form 8-K reported the closing of the previously announced Debt Offering.
Compensation and People Committee Report

The Compensation and People Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation and People Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for fiscal year 2024.

Respectfully submitted, THE COMPENSATION AND PEOPLE COMMITTEE

Jay L. Geldmacher, Chair Michael R. Cannon Yolanda L. Conyers Dylan G. Haggart
Compensation and People Committee Interlocks and Insider Participation
None of the members of the Compensation and People Committee during fiscal year 2024 were employees of the Company or any of its subsidiaries at any time during fiscal year 2024, have ever been an officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation and People Committee during fiscal year 2024.

44	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers
Our Summary Compensation Table for fiscal year 2024 below shows the total compensation of each of our NEOs with respect to fiscal years 2024, 2023, and 2022. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William D. Mosley Chief Executive Officer	2024	676,928	—	10,393,544	2,553,855	—	7,400	13,631,727
	2023	973,084	—	8,380,742	2,074,982	—	7,400	11,436,208
	2022	1,100,008	—	8,095,464	2,019,842	1,987,604	7,400	13,210,318
Gianluca Romano Executive Vice President and Chief Financial Officer	2024	440,000	—	6,250,828	1,304,342	—	7,400	8,002,570
	2023	632,500	—	2,918,142	706,406	—	7,400	4,264,448
	2022	644,242	—	12,973,374	676,504	776,053	7,400	15,077,573
Ban Seng Teh(6) Executive Vice President, Global Sales and Sales Operations	2024	442,391	—	3,486,263	760,746	—	8,489	4,697,889
	2023	513,203	—	1,865,056	441,677	—	19,524	2,839,460
	2022	412,719	—	1,265,261	315,758	497,161	7,623	2,498,522
John Morris(7) Senior Vice President, Chief Technology Officer	2024	324,544	—	2,518,608	—	—	7,400	2,850,552
Kian Fatt Chong(6),(7) Senior Vice President, Operations	2024	314,843	—	1,798,057	—	—	6,479	2,119,379
(1)As previously disclosed, the Board approved temporary salary reductions for our NEOs on April 16, 2023. Reductions were as follows: Dr. Mosley and Mr. Romano's base salaries were each reduced by 100% and Mr. Morris' base salary was reduced by 35% for a period of six months starting on May 8, 2023, and Mr. Teh's base salary was reduced by 50% and Mr. Chong's base salary was reduced by 35% for a period of six months starting on June 1, 2023. Because the Company's fiscal year ended on June 30, 2023, this salary reduction also impacted executive compensation for our NEOs in fiscal year 2024. Salaries were returned to their prior levels in November 2023 upon completion of the six-month period.
(2)As previously disclosed, the Compensation and People Committee decided not to fund the EPB and to not award a bonus for fiscal year 2024.
(3)Amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, the columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For RSUs and time-based options, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. For all PSUs, including the TPSUs, whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant date fair value for PSUs granted in fiscal year 2024, assuming the achievement of the highest level of performance, is $14,538,280 for Dr. Mosley, $9,310,763 for Mr. Romano, $5,110,829 for Mr. Teh, $3,264,367 for Mr. Morris, and $2,319,286 for Mr. Chong. For additional information on the RSU valuation assumptions, see Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2024.
(4)For fiscal year 2022, represents amounts payable under the Executive Officer Performance Bonus Plan, the predecessor to the EPB that was introduced for fiscal year 2023. The Company expects to issue shares in lieu of cash for future awards under the EPB.
(5)Amounts reported in the “All Other Compensation” column are itemized in the supplemental “All Other Compensation for Fiscal Year 2024” table below.
(6)The compensation, initially paid in SGD due to the NEOs' location in Singapore, was converted to USD using the fiscal year 2024 exchange rate of 0.7372 as of June 28, 2024.
(7)Messrs. Morris and Chong were not NEOs in fiscal years 2023 or 2022.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	45

Compensation of Named Executive Officers
All Other Compensation for Fiscal Year 2024

Name	401(k) Match ($)(1)	Company Contribution to HSA ($)(2)	Company Contribution to CPF ($)(3)	Total ($)
William D. Mosley	6,000	1,400	—	7,400
Gianluca Romano	6,000	1,400	—	7,400
Ban Seng Teh(4)	—	—	8,489	8,489
John C. Morris	6,000	1,400	—	7,400
Kian Fatt Chong(4)	—	—	6,479	6,479
(1)Reflects 401(k) Plan matching contribution made by the Company for the NEO and available to all U.S. employees who participate in the 401(k) Plan. The maximum matching amount was $6,000 per calendar year. The amount may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution for preceding and following years.
(2)Reflects Company-paid Health Savings Account (“HSA”) contributions to eligible participants. In 2024, HSA contributions are $700 for employee-only coverage and $1,400 for family coverage.
(3)Reflects Company contribution to the Singapore Central Provident Fund (“CPF”). For Mr. Teh, CPF employer contribution was at 870 SGD per month through September 2023. The salary ceiling increased to 914 SGD per month from October to December 2023, and then to 1,020 SGD per month for calendar year 2024. For Mr. Chong, CPF employer contribution was at 660 SGD per month through September 2023. The salary ceiling increased to 694 SGD per month from October to December 2023, and then to 782 SGD per month for calendar year 2024.

46	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers
Grants of Plan-Based Awards Table for Fiscal Year 2024

Name	Type of Award	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Share and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)
William D. Mosley	EPB(1)	—	—	—	—	—	—	—	—
	Time Option	9/11/2023(2)	—	—	—	—	141,600	$64.31	2,553,855
	PSU	9/11/2023(3)	44,250	88,500	177,000				5,340,975
	RSU	9/11/2023(4)	—	—	—	53,100			3,124,404
	PSU	2/20/2024(5)	11,808	23,615	47,230	—			1,928,165
Gianluca Romano	EPB(1)	—	—	—	—	—	—	—	—
	Time Option	9/11/2023(2)	—	—	—	—	72,320	$64.31	1,304,342
	PSU	9/11/2023(3)	22,595	45,190	90,380	—	—	—	2,727,217
	RSU	9/11/2023(4)	—	—	—	27,115	—	—	1,595,447
	PSU	2/20/2024(5)	11,808	23,615	47,230	—	—	—	1,928,165
Ban Seng Teh	EPB(1)	—	—	—	—	—	—	—	—
	Time Option	9/11/2023(2)	—	—	—	—	42,180	$64.31	760,746
	PSU	9/11/2023(3)	13,183	26,365	52,730	—	—	—	1,591,128
	RSU	9/11/2023(4)	—	—	—	15,820			930,849
	PSU	2/20/2024(5)	5,905	11,810	23,620	—	—	—	964,287
John C. Morris	EPB(1)	—	—	—	—	—	—	—	—
	PSU	9/11/2023(3)	7,533	15,065	30,130	—	—	—	909,173
	RSU	9/11/2023(4)	—	—	—	15,065			886,425
	PSU	2/20/2024(5)	4,428	8,855	17,710	—	—	—	723,011
Kian Fatt Chong	EPB(1)	—	—	—	—	—	—	—	—
	PSU	9/11/2023(3)	3,618	7,235	14,470	—	—	—	436,632
	RSU	9/11/2023(4)	—	—	—	10,850			638,414
	PSU	2/20/2024(5)	4,428	8,855	17,710	—	—	—	723,011
(1)As previously disclosed, the Compensation and People Committee decided not to fund the EPB and to not award a bonus for fiscal year 2024.
(2)Unless otherwise indicated, options awarded during fiscal year 2024 under the 2022 EIP are subject to a four-year vesting schedule. 25% of the shares subject to the options vest one year after the grant date and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the options, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”
(3)Unless otherwise indicated, PSUs awarded during fiscal year 2024 under the 2022 EIP vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable financial and operational performance criteria. For a description of the PSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.” In accordance with SEC rules, this represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all PSUs, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. The total aggregate grant-date fair value for these PSUs, assuming the achievement of the highest level of performance, is $10,681,950 for Dr. Mosley, $5,454,433 for Mr. Romano, $3,182,256 for Mr. Teh, $1,818,346 for Mr. Morris, and $873,265 for Mr. Chong. For additional information on the RSU valuation assumptions, see Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2024.
(4)RSUs awarded during fiscal year 2024 under the 2022 EIP are subject to a four-year vesting schedule. 25% of the shares vest one year after the grant date and then 6.25% of the shares vest quarterly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”
(5)These special, one-time PSUs awarded during fiscal year 2024 under the 2022 EIP are subject to a two-year vesting schedule. 50% of the shares vest one year after the grant date and 50% of the shares vest on the second anniversary of the grant date, subject to both continuous service and the achievement of the applicable financial and operational performance criteria. For more information on the PSUs, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Executive Strategic Performance Share Unit Grant." In accordance with SEC rules, this represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	47

Compensation of Named Executive Officers
estimated forfeitures. For all PSUs, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. The total aggregate grant-date fair value for these PSUs, assuming the achievement of the highest level of performance, is $3,856,330 for Dr. Mosley and Mr. Romano, $1,928,573 for Mr. Teh, and $1,446,022 for Mr. Morris and Mr. Chong. For additional information on the RSU valuation assumptions, see Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2024.
Outstanding Equity Awards at Fiscal Year-End

The table below sets forth the outstanding equity awards held by the NEOs as of June 28, 2024.

		Option Awards				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William D. Mosley	9/10/2018(1)	141,785	—	50.29	9/10/2025	-	-
	9/9/2019(1)	154,347	—	54.78	9/9/2026
	9/9/2020(1)	156,656	10,444	46.23	9/9/2027
	9/9/2021(1)	66,055	30,025	87.34	9/9/2028
	9/9/2022(1)	52,535	67,545	68.83	9/9/2029
	9/11/2023(1)	—	141,600	64.31	9/11/2030
	9/9/2019(3)					13,006	1,343,130
	9/9/2020(3)					31,330	3,235,449
	9/9/2021(4)					60,045	6,200,847
	9/9/2022(4)					75,045	7,749,897
	9/11/2023(4)					88,500	9,139,395
	2/20/2024(5)					23,615	2,438,721
	9/9/2021(6)					18,013	1,860,203
	9/9/2022(7)					25,331	2,615,932
	9/11/2023(7)					53,100	5,483,637
Gianluca Romano	9/9/2020(1)	6,450	2,419	46.23	9/9/2027
	9/9/2021(1)	22,123	10,057	87.34	9/9/2028
	9/9/2022(1)	17,885	22,995	68.83	9/9/2029
	9/11/2023(1)	—	72,320	64.31	9/11/2030
	9/9/2019(3)					3,614	373,218
	9/9/2020(3)					7,257	749,430
	9/9/2021(4)					20,110	2,076,760
	2/22/2022(8)					18,725	1,933,731
	9/9/2022(4)					25,550	2,638,549
	9/11/2023(4)					45,190	4,666,771
	2/20/2024(5)					23,615	2,438,721
	9/9/2021(6)					6,033	623,028
	2/22/2022(6)					28,086	2,900,441
	9/9/2022(7)					8,624	890,600
	9/11/2023(7)					27,115	2,800,166

48	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers

		Option Awards				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Ban Seng Teh	3/22/2021(1)	22,847	5,273	75.94	3/22/2028
	9/9/2021(1)	10,326	4,694	87.34	9/9/2028
	9/9/2022(1)	11,182	14,378	68.83	9/9/2029
	9/11/2023(1)	—	42,180	64.31	9/11/2030
	3/22/2021(3)					3,514	362,891
	9/9/2021(4)					9,385	969,189
	9/9/2022(4)					15,970	1,649,222
	9/11/2023(4)					26,365	2,722,714
	2/20/2024(5)					11,810	1,219,619
	9/9/2020(6)					3,464	357,727
	9/9/2021(6)					2,816	290,808
	9/9/2022(7)					5,392	556,832
	9/11/2023(7)					15,820	1,633,731
John C. Morris	9/9/2021(4)					7,540	778,656
	9/9/2022(4)					7,985	824,611
	9/11/2023(4)					15,065	1,555,763
	2/20/2024(5)					8,855	914,456
	9/9/2020(6)					3,848	397,383
	9/9/2021(6)					3,770	389,328
	9/9/2022(7)					4,492	463,889
	9/11/2023(7)					15,065	1,555,763
Kian Fatt Chong	9/9/2021(4)					3,195	329,948
	9/9/2022(4)					2,150	222,031
	9/11/2023(4)					7,235	747,158
	2/20/2024(5)					8,855	914,456
	9/9/2020(6)					2,694	278,209
	9/9/2021(6)					2,396	247,435
	9/9/2022(7)					1,812	187,125
	9/11/2023(7)					10,850	1,120,480
(1)Options are subject to a four-year vesting schedule. 25% of the shares subject to the options vest one year after the grant date, and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For more information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”
(2)Value based on the closing price of our ordinary shares on June 28, 2024 of $103.27.
(3)These TPSU awards, issued under the 2012 Equity Incentive Plan ("2012 EIP"), the predecessor to the 2022 EIP, are subject to both continuous service and the satisfaction of the applicable performance vesting requirement. The first tranche vests no sooner than the first anniversary of the grant date, subject to satisfaction of the specified performance criterion. The remaining tranches continue to vest annually thereafter, subject to the achievement of the subsequent annual AEPS goal, with the ability to catch-up vest each year if the annual AEPS goal is not achieved in prior years. If threshold AEPS is not achieved, no awards will vest and the shares underlying the awards will be forfeited at the end of the performance period. The TPSU awards are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”
(4)These PSUs were issued under the 2012 EIP and the 2022 EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”
(5)These special, one-time PSUs were issued under the 2022 EIP. The PSUs vest 50% each year in a two-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Executive Strategic Performance Share Unit Grant."
(6)These RSUs were issued under the 2012 EIP and the 2022 EIP and are subject to a four-year vesting schedule. These RSUs vest 25% annually, contingent on continuous service.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	49

Compensation of Named Executive Officers
(7)These RSUs were issued under the 2022 EIP and are subject to a four-year vesting schedule. These RSUs vest 25% on the first anniversary of the grant date, and then in equal quarterly installments thereafter, contingent on continuous service. For a description of these RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”
(8)These retention PSUs for Mr. Romano were issued under the 2022 EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria - the attainment of certain specified 30-day average closing share prices at any point during the performance period. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. For a description of these RSUs, refer to the Company's 2022 Proxy Statement.
Option Exercises and Shares Vested for Fiscal Year 2024

	Option Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William D. Mosley	452,048	$18,544,491	112,872	$7,465,377
Gianluca Romano	61,895	$1,894,030	45,385	$3,327,448
Ban Seng Teh	—	—	19,067	$1,283,520
John C. Morris	—	—	18,422	$1,233,275
Kian Fatt Chong	—	—	11,642	$770,489
(1)The value realized on exercise is the aggregate of the market value on each exercise date multiplied by the number of shares exercised on each such date less the total option price paid on such exercise date. Market value is defined as the sale price for same-day-sale exercises and as the closing market price of our ordinary shares on the date of the transaction for exercise-and-hold exercises.
(2)The value realized on vesting is the aggregate of the closing market price for our ordinary shares on each vesting date multiplied by the number of shares that vested on such day, or if a vest date was a non-market day, the closing market price for our ordinary shares on the prior market day.

Non-Qualified Deferred Compensation Plans

Name	Executive Contributions in Fiscal Year 2024 ($)(1)	Registrant Contributions in Fiscal Year 2024 ($)	Aggregate Earnings in Fiscal Year 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year 2024 End ($)(2)
William D. Mosley	—	—	64,709	—	502,064
Gianluca Romano	—	—	—	—	—
Ban Seng Teh	—	—	—	—	—
John C. Morris	—	—	—	—	—
Kian Fatt Chong	—	—	—	—	—
(1)Amount is included in fiscal year 2024 compensation in the “Salary” column of the Summary Compensation Table for fiscal year 2024.
(2)Includes executive contributions already reported in the Summary Compensation Table for fiscal year 2024 or a prior fiscal year, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

50	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers
Potential Payments upon Termination or Change in Control
As discussed above in the section entitled “Compensation Discussion and Analysis—Severance and Change in Control Benefits,” the Compensation and People Committee adopted the Severance Plan to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements. In addition to severance, NEOs are entitled to receive payment of deferred compensation amounts in the event of a termination of employment or a change in control, as described above under “Compensation Discussion and Analysis—Non-qualified Deferred Compensation Plans.”
Termination Without Cause or Resignation For Good Reason Outside of a Change in Control Period
Under the Severance Plan in effect during fiscal year 2024, if an NEO’s employment is terminated by the Company without “cause” (as defined below) or by the NEO for “good reason” (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO’s job level. In the event of such a qualifying termination outside of a “change in control period” (as defined below), the CEO would be entitled to receive 24 months of base salary, and the EVPs would be entitled to receive 20 months of base salary if resident in the U.S. and up to 24 months of base salary if resident in Singapore, and SVPs would be entitled to receive 16 months of base salary. In addition, all NEOs would be entitled to the prior year bonus if applicable (if earned but unpaid at the time of termination); further, all NEOs are entitled to a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recently accrued performance level. The severance benefits are generally payable within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $660,000 (for calendar year 2024), with the remaining amount payable twelve months following the date of termination for the CEO and US-EVPs, and six months and one day following termination for Singapore-EVPs and SVPs. The Company would also provide paid outplacement services for a period of 24 months following a qualifying termination for the CEO and EVPs, and 18 months following a qualifying termination for SVPs. The receipt of these severance benefits would generally be subject to the NEO’s execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation, and confidentiality covenants during the applicable severance period.
Under the Severance Plan, “cause” means (i) an NEO’s continued failure to substantially perform the material duties of their office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) fraud, embezzlement, or theft by an NEO of the property of the Company or any of its subsidiaries, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony under the laws of the United States or any state or comparable crime under the laws of a non-U.S. jurisdiction, (iv) an NEO’s malfeasance or misconduct in connection with such NEO’s duties to the Company or any of its subsidiaries or any other act or omission that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation, or confidentiality provisions to which such NEO is subject, or (C) any policy of the Company or any of its subsidiaries or other agreement to which such NEO is subject; and “good reason” means an NEO’s resignation of their employment with the Company or any applicable subsidiary as a result of the occurrence of one or more of the following actions without such NEO’s express written consent, which action(s) remain uncured for at least 30 days following written notice from such NEO to the Company describing the occurrence of such action(s) and asserting that such action(s) constitute(s) grounds for a good reason resignation, which notice must be provided by the NEO no later than 90 days after the initial existence of such condition; provided, that such resignation occurs no later than 60 days after the expiration of the cure period: (i) any material diminution in the level of the NEO’s level or title, authority or duties; (ii) a reduction of 10% or more in the level of the base salary or target bonus opportunity, other than a reduction that is equivalent to the reduction in base salaries and/or target bonus opportunities, as applicable, imposed on all other executives of the Group (as defined in the Severance Plan) at a similar level within the Group (as defined in the Severance Plan); (iii) the relocation of the NEO to a principal place of employment that increases their one-way commute by more than 50 miles; or (iv) the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company’s obligations under the Severance Plan.
If an NEO is terminated for any qualifying reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO’s continuous service for any qualifying reason (other than death or disability): (i) the award agreements provide that vesting will cease and, where applicable, the Company will automatically reacquire all unvested shares without payment of consideration, and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as well as all other option holders, would have three months to exercise options that are vested as of the date of termination except that an option may not be exercised after the expiration of its term.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	51

Compensation of Named Executive Officers
Termination Without Cause or Resignation For Good Reason During a Change in Control Period
The Severance Plan in effect during fiscal year 2024 provides for enhanced severance benefits if a NEO is terminated by the Company without cause or resigns for good reason during a “change in control period.” This period is defined as the period commencing six months prior to the effective date of a “change in control” (or “CIC”, as defined below) and ending 24 months following such date. In the event of a qualifying termination within a change in control period (often called a “double trigger”), the NEO would be entitled to receive the following:
(1)For the CEO, 36 months of both base salary and target bonus; for EVPs, 24 months of both base salary and target bonus if U.S. residents, or up to 24 months of base salary and 24 months of target bonus, if Singapore residents; and for SVPs, 18 months of both base salary and target bonus if U.S. residents, and 18 months of target bonus and up to 24 months of base salary if Singapore residents;
(2)lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and their eligible dependents, if any (applicable for U.S. executives only);
(3)paid outplacement services for a period of 24 months for the CEO and EVPs, or 18 months for SVPs; and
(4)full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). The PSU award agreements further provide that the number of shares that will vest on the later of the closing of a CIC and an NEO’s qualifying termination within the change in control period will be based on the Company’s performance through the closing date of the CIC, with rTSR performance measured by using the average closing price of the Company’s ordinary shares over the 30-day trading period preceding the CIC, with the exception of any PSUs granted to Mr. Romano pursuant to the terms of his retention agreement that such PSUs will vest according to Share Price performance.
All other rights and obligations imposed under the Severance Plan upon a qualifying termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a qualifying termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the “payment confirmation date,” in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $660,000 (for calendar year 2024), with the remainder, if any, payable six months and one day following the termination date.
Under the Severance Plan, “change in control” means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease, or other disposition of all or substantially all of the assets of the Company to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation, or other similar transaction involving Seagate in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of the Company.
In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits, and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.
Termination due to Death or Disability
In the event a termination of employment occurs due to an NEO’s death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, “disability” means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform their duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO’s death or disability, the Compensation and People Committee has the discretion under the terms of the EPB to pay to the NEO or the NEO’s estate a pro-rated target bonus for the fiscal year in which the termination occurs.
The terms of the RSU, TPSU, and Option agreements for our NEOs provide that vesting will cease upon a termination due to disability, and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of

52	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers
service as of the termination date for the purpose of determining the portion of an option award that will be vested at termination.
Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.
Potential Payments Upon Termination Without Cause or Resignation For Good Reason Outside a Change in Control Period; Upon Termination Due to Death or Disability; Upon Termination Without Cause or Resignation For Good Reason within a Change in Control Period
The following table sets forth for each NEO (i) the estimated value of the potential payments and severance benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason (a “Qualifying Termination”) on June 28, 2024; (ii) the estimated value calculated as of June 28, 2024 of the potential payments to each NEO, assuming a Qualifying Termination on such date during a change in control period, as defined in the Severance Plan and described above; and (iii) the estimated value as of June 28, 2024 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death on such date, or in the case of PSUs only, disability.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	53

Compensation of Named Executive Officers

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)
William D. Mosley	Severance	2,200,016	3,300,024	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	8,917,010	4,425,826
	Accelerated Vesting of Restricted Share Units(4)	—	9,959,772	4,491,316
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	30,107,439	17,888,327
	Health Care Benefit	—	59,568	—
	Total(6)	2,204,121	52,347,918	26,805,469
Gianluca Romano	Severance	1,191,667	1,430,000	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	3,907,723	1,850,808
	Accelerated Vesting of Restricted Share Units(4)	—	7,214,235	3,382,196
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	14,877,180	7,832,822
	Health Care Benefit	—	60,562	—
	Total(6)	1,195,772	27,493,805	13,065,826
Ban Seng Teh(7)	Severance	1,117,564	1,117,564	—
	Outplacement Benefit(1)	3,383	3,383	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	2,357,397	1,142,929
	Accelerated Vesting of Restricted Share Units(4)	—	2,839,098	1,465,014
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	6,923,635	3,198,169
	Health Care Benefit	—	—	—
	Total(6)	1,120,947	13,241,077	5,806,112
John C. Morris	Severance	500,032	562,536	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	—	—
	Accelerated Vesting of Restricted Share Units(4)	—	2,806,363	1,478,620
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	4,073,486	1,797,827
	Health Care Benefit	—	59,568	—
	Total(6)	504,137	7,506,058	3,276,447
Kian Fatt Chong(7)	Severance	737,158	737,158	—
	Outplacement Benefit(1)	3,383	3,383	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	—	—
	Accelerated Vesting of Restricted Share Units(4)	—	1,833,249	975,074
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	2,213,593	801,479
	Health Care Benefit	—	—	—
	Total(6)	740,541	4,787,383	1,776,553

54	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Compensation of Named Executive Officers
(1)Represents the estimated amounts payable for outplacement services for 24 months for CEO and EVPs or 18 months for SVPs following a qualifying termination.
(2)As previously disclosed, the Compensation and People Committee decided not to fund the EPB and to not award a bonus for fiscal year 2024.
(3)Represents the value of options that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 28, 2024 ($103.27 per share) and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than $103.27 or for options that were already vested as of June 28, 2024.
(4)Represents the value of RSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 28, 2024 ($103.27 per share).
(5)Represents the value of TPSU and PSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 28, 2024 ($103.27 per share). In addition, the value of accelerated PSUs is calculated assuming achievement of the target level of performance at the end of the three-year performance measurement cycle. The amount disclosed as payable upon termination due to death is also payable upon termination due to disability.
(6)Calculations do not include the impact of any potential reduction pursuant to the application of the safe harbor limit under Section 280G of the Code pursuant to the relevant provisions of the Severance Plan.
(7)Based on the Singapore dollar (“SGD”) period-end foreign exchange rate for fiscal year 2024 of 0.7372, as of June 28, 2024.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	55

Chief Executive Officer Pay Ratio

We are a large multinational provider of data storage technology and solutions. We conduct our business internationally and as of June 28, 2024, had around 30,000 regular, intern, and fixed-term employees, of whom approximately 25,200 were located in our Asia operations.
For fiscal year 2024, the median annual total compensation of all employees of the Company, excluding our CEO, was $13,040, and the annual total compensation of our CEO was $13,631,727, as reported in the “Summary Compensation Table for Fiscal Year 2024” on page 45 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 1,045:1.
As permitted under the SEC rules, we are using the same median employee identified in our fiscal year 2023 CEO pay ratio, as we believe the changes to our employee population and employee compensation arrangements have not significantly impacted our median compensation and accordingly, would not result in a significant change in our pay ratio disclosure. The median employee used for the pay ratio disclosure was determined as of June 1, 2023; all foreign currencies were converted to U.S. dollars. Employees represent all full-time, part-time, and temporary workers as of the determination date. This number does not include any independent contractors or “leased” workers, as required by the applicable SEC rules. In fiscal year 2023, we used total compensation to determine the median employee, which included (i) annual base salary plus actual annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity awards granted to eligible employees based on grant date fair value determined in accordance with FASB ASC Topic 718.
For fiscal year 2024, actual total compensation for the CEO was determined in accordance with Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.
Pay Versus Performance

The following table sets forth additional compensation information, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, of our Principal Executive Officer ("PEO") and our non-PEO NEOs, along with certain TSR, net income, and ROIC performance results, for our fiscal years ending in 2021, 2022, 2023, and 2024:

Year (a)	Summary Compensation Table Total for William D. Mosley (1) (b)	Compensation Actually Paid to William D. Mosley (1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3) (e)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($)(m) (h)	Company Selected Measure: ROIC (%)(5) (i)
					TSR (f)	Peer Group TSR (g)
2024	$13,631,727	$31,274,781	$4,417,598	$8,654,378	$255	$241	$335	64%
2023	11,436,208	4,811,598	3,270,494	171,402	147	215	(529)	16%
2022	13,210,318	3,559,186	6,482,662	3,153,551	157	155	1,649	78%
2021	11,641,189	36,801,611	3,241,870	8,283,027	192	156	1,314	77%
(1)William D. Mosley was our PEO during all of our fiscal years 2021, 2022, 2023, and 2024. The individuals comprising the non-PEO NEOs for each fiscal year presented are: (i) in fiscal year 2024, Mr. Romano, Mr. Teh, Mr. Morris, and Mr. Chong, (ii) in fiscal year 2023, Mr. Romano, Mr. Teh, Ms. Katherine E. Schuelke, Mr. Jeffrey D. Nygaard, and Mr. Ravi Naik, (iii) in fiscal year 2022, Mr. Romano, Mr. Nygaard, Mr. Naik, and Mr. Teh, and (iv) in fiscal year 2021, Mr. Romano, Mr. Nygaard, Mr. Naik, and Mr. Teh.
(2)The amounts shown for Compensation Actually Paid, or "CAP", have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs during the applicable year. These amounts reflect the amounts reported in the "Total" column of the Summary Compensation Table with certain adjustments as described in footnote 3 below.
(3)The following provides additional information regarding the adjustments made to the amounts reported in the "Total" column of the Summary Compensation Table for our PEO and the non-PEO NEOs in order to determine Compensation Actually Paid. Fair Value amounts are calculated in accordance with FASB ASC Topic 718.

56	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Pay Versus Performance

	SCT (a)	Grant Date Value of New Awards (b)	Year-End Fair Value of New Awards (i)	Change in Value of Outstanding and Unvested Awards Granted in Prior Fiscal Years (ii)	Change in Value of Vested Awards Granted in Prior Fiscal Years (iii)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Total Equity Award Adjustments (c ) = (i)+(ii)+(iii)+(iv)+(v)	CAP (d) = (a)-(b)+(c )

PEO ($)	13,631,727	12,947,399	22,534,598	6,200,657	1,855,198	—	—	30,590,453	31,274,781
Average of Non-PEO NEOs ($)	4,417,598	4,029,711	6,229,055	1,694,159	343,277	—	—	8,266,491	8,654,378
(4)The Peer Group TSR set forth in this table shows the cumulative total shareholder return with respect to the Dow Jones US Computer Hardware Index (“DJUSCR Index”), which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Reports for the fiscal years 2021, 2022, 2023, and 2024. The Company’s TSR and the Peer Group TSR assume that a fixed amount of $100 was invested for the period starting July 2, 2020 (which is the last trading day of fiscal year 2020), through the end of the listed year in the company and in the DJUSCR Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined ROIC, or return on invested capital, to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEOs and non-PEO NEOs in fiscal year 2024. This performance measure may not have been the most important financial performance measure for other fiscal years shown in the table above and we may determine a different financial performance measure to be the most important financial performance measure in future years. ROIC is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income minus the non-GAAP tax expense (benefit), divided by (ii) (x) adjusted net plant, property, and equipment plus total current assets minus cash and cash equivalents, minus (y) total current liabilities excluding debt. All values represent U.S. GAAP results except adjusted operating income, non-GAAP tax expense (benefit), and adjusted net plant, property, and equipment. Adjusted operating income, used to determine Annual ROIC, is operating income adjusted to exclude the impact of (a) share-based compensation expense and (b) material, unusual, or non-recurring gains and losses, accounting charges, or other extraordinary events that were not foreseen at the time the performance measure was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures each quarter. Adjusted net plant, property, and equipment includes net plant, property, and equipment and the net value of right of use assets acquired through finance leasing.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	57

Pay Versus Performance
Description of Relationship Between PEO's CAP, Other NEOs' Average CAP and TSRs of the Company Peer Group
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the company’s and DJUSCR Index’s cumulative TSRs over the four most recently completed fiscal years.

STX & Index TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 7/3/2020)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$36.80
$8.28
$191.51
$156.17
$3.56
$3.15
$156.97
$154.70
$4.81
$0.17
$214.78
$147.42
$31.27
$8.65
$254.60
$240.82
2021
2022
2023
2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
STX TSR
Dow Jones U.S. Computer Hardware Index TSR

58	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Pay Versus Performance
Description of Relationship Between PEO’s CAP, Other NEOs’ Average CAP and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

STX Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
$36.80
$8.28
$1,314
$3.56
$3.15
$1,649
$4.81
$0.17
($529)
$31.27
$8.65
$335
2021
2022
2023
2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	59

Pay Versus Performance
Description of Relationship Between PEO’s CAP, Other NEOs’ Average CAP and ROIC
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Company Selected Measure which was ROIC during the four most recently completed fiscal years.

STX ROIC vs. Compensation Actually Paid
Compensation Actually Paid ($M)
ROIC
$40
$35
$30
$25
$20
$15
$10
$5
$0
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
$36.80
$8.28
77%
$3.56
$3.15
78%
$4.81
$0.17
16%
$31.27
$8.65
64%
2021
2022
2023
2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
ROIC

Performance Measures
Included below are the most important metrics that influenced CAP in fiscal year 2024. For information on how we use these metrics, see “Compensation Discussion and Analysis—Annual Incentive Plan—Executive Officer Performance Bonus,” and “Compensation Discussion and Analysis—Long-Term Equity Incentives.”

Performance Measures
Relative TSR
Return on Invested Capital ("ROIC")
Adjusted Operating Margin ("AOM")
Revenue
Total Customer Experience ("TCE")

60	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal 3 – A Non-Binding Ratification of the Appointment of
Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 27, 2025 and Binding Authorization of the Audit and Finance Committee to Set Auditors' Remuneration
(Ordinary Resolution)
Our Audit and Finance Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2025 (fiscal year 2025). We are asking you to ratify, on a nonbinding basis, the appointment of Ernst & Young LLP, and to authorize, in a binding vote, the Audit and Finance Committee to set the independent auditors’ remuneration. Ernst & Young LLP has been acting as our independent auditors since 1980 and, by virtue of its long familiarity with the Company’s affairs, is considered best qualified to perform this important function.
Representatives of Ernst & Young LLP will be present at the 2024 AGM and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.
You may endorse or not endorse, respectively, this proposal by voting for or against the following resolution:
“RESOLVED, as an ordinary resolution, that, on a non-binding basis, the shareholders ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2025, and authorize on a binding basis the Audit and Finance Committee to set the auditors’ remuneration.”
Vote Required; Recommendation of the Board
A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2024 AGM is required to approve Proposal 3.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3, A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2025 AND BINDING AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION.

Audit and Finance Committee Report

Our management is responsible for preparing and presenting our financial statements. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit and Finance Committee’s responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements for fiscal year 2024, the Audit and Finance Committee performed the following tasks:
(1)    reviewed and discussed the audited financial statements for fiscal year 2024 with management and with Ernst & Young LLP;
(2)    reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 28, 2024, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the "COSO Criteria");
(3)    reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of June 28, 2024, which report was included in our Annual Report on Form 10-K for fiscal year 2024;
(4)    discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and
(5)    received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Finance Committee concerning independence, and discussed with Ernst & Young LLP their independence.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	61

Proposal Four
Based upon these reviews and discussions, the Audit and Finance Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2024, for filing with the SEC.

Respectfully submitted, THE AUDIT AND FINANCE COMMITTEE
Prat S. Bhatt, Chair Shankar Arumugavelu Robert A. Bruggeworth Judy Bruner Stephanie Tilenius

62	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Proposal Four

Fees to Independent Auditors
The following table presents the aggregate fees for professional services provided by Ernst & Young LLP in fiscal years 2024 and 2023. The aggregate fees include fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year
	2024 ($)	2023 ($)
	(In thousands)
Audit Fees	8,121	6,696
Audit-Related Fees	961	774
Tax Fees	6	6
All Other Fees	7	13
Total	9,095	7,489
Audit Fees. This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal years 2024 and 2023 included integrated audit fees related to the Company's implementation of the SAP ERP system.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”. For fiscal years 2024 and 2023, this category included agreed upon procedures engagements, advising on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements, and services related to the issuance of comfort letters related to new debt issued by the Company.
Tax Fees.  This category consists primarily of professional services provided by Ernst & Young LLP primarily for tax compliance.
All Other Fees. This category consists of fees for the use of Ernst & Young LLP’s online accounting research tool for fiscal years 2024 and 2023. The fees for fiscal year 2023 also included services related to iXBRL tagging.
Pre-Approval of Services by Independent Auditors
In fiscal years 2024 and 2023, all audit, audit-related, tax, and all other fees were pre-approved by the Audit and Finance Committee. Under SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal auditors. We are in compliance with these SEC rules. The Audit and Finance Committee has delegated the authority to grant pre-approvals to the Audit and Finance Committee Chairperson when the full Audit and Finance Committee is unable to do so. These pre-approvals are reviewed by the full Audit and Finance Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit and Finance Committee regarding the services provided by the independent auditors.
In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2025, the Audit and Finance Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit and Finance Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	63

Proposal 4 – Determine the Price Range at which the Company can Re-Allot Shares Held as Treasury Shares
(Special Resolution)

Our open market share repurchases and other share buyback activities, all effected by way of redemptions in accordance with our Constitution, may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we may acquire through our various share buyback activities. However, we typically cancel and retire all shares acquired through our various share buyback activities.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this Proposal 4, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the Nasdaq stock market on the day preceding the day on which the relevant share is re-allotted. Under Irish law, this authorization must expire no later than 18 months after its passing unless renewed.
“RESOLVED, as a special resolution, that for purposes of section 1078 of the Companies Act 2014 of Ireland (“Companies Act”), the re-allotment price at which any treasury shares (as defined by section 106(1) of the Companies Act) held by the Company may be re-allotted off-market shall be as follows:
(a) The maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to [120]% of the closing price on the Nasdaq for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.
(b) The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such share is required to satisfy an obligation under an employees’ share scheme (as defined under section 64(1) of the Companies Act) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the Nasdaq for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.
(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of section 109 and/or section 1078 (as applicable) of the Companies Act (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on market.”
Vote Required; Recommendation of the Board
As required under Irish law, the resolution with respect to this Proposal 4 is a special resolution that requires the affirmative vote of at least 75% of the votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2024 AGM.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES.

64	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of August 9, 2024, the beneficial ownership of our ordinary shares by each of our directors, each executive officer named in the Summary Compensation Table for Fiscal Year 2024, and all named executive officers, directors, and director nominees of the Company as a group.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%(1)
Named Executive Officers, Directors, and Director Nominees:
William D. Mosley(2)	1,354,433	*
Gianluca Romano(3)	140,930	*
Ban Seng Teh(4)	63,919	*
John C. Morris(5)	22,510	*
Kian Fatt Chong(6)	7,760	*
Mark W. Adams	—	*
Shankar Arumugavelu(7)	6,309	*
Prat S. Bhatt(8)	7,552	*
Robert A. Bruggeworth(9)	2,320	*
Judy Bruner(10)	18,443	*
Michael R. Cannon(11)	36,474	*
Richard L. Clemmer(12)	27,254	*
Jay L. Geldmacher(13)	2,681	*
Dylan G. Haggart(14)	8,198	*
Yolanda L. Conyers(15)	3,784	*
Stephanie Tilenius(16)	10,666	*
All Executive Officers, Directors, and Director Nominees as a group (16 persons)(17)	1,713,233	*
*    Less than 1% of Seagate’s ordinary shares outstanding.
(1)Percentage of class beneficially owned is based on 210,487,557 ordinary shares outstanding as of August 9, 2024. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 9, 2024 and ordinary shares issuable pursuant to RSUs, TPSUs, and PSUs vesting within 60 days of August 9, 2024 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs, and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.
(2)Includes 654,270 ordinary shares held directly by Dr. Mosley, 630,732 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 9, 2024, 44,336 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 9, 2024 and 25,095 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. Does not include 60,045 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 9, 2024. The 60,045 PSUs represent an annual target number of PSUs that may be earned by Dr. Mosley depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Dr. Mosley.
(3)Includes 52,620 ordinary shares held directly by Mr. Romano, 66,687 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 9, 2024, 10,871 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 9, 2024 and 10,752 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. Does not include 20,110 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 9, 2024. The 20,110 PSUs represent an annual target number of PSUs that may be earned by Mr. Romano depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Romano.
(4)Includes 5,415 ordinary shares held directly by Mr. Teh, 49,078 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 9, 2024, and 9,426 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. Does not include 9,385 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 9, 2024. The 9,385 PSUs represent an annual target number of PSUs that may be earned by Mr. Teh depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Teh.
(5)Includes 12,512 ordinary shares held directly by Mr. Morris and 9,998 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. Does not include 7,540 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 9, 2024. The 7,540 PSUs represent an annual target number of PSUs that may be earned by Mr. Morris depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Morris.
(6)Includes 955 ordinary shares held directly by Mr. Chong and 6,805 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. Does not include 3,195 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 9, 2024.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	65

Security Ownership of Certain Beneficial Owners and Management
The 3,195 PSUs represent an annual target number of PSUs that may be earned by Mr. Chong depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Chong.
(7)Includes 6,309 ordinary shares held directly by Mr. Arumugavelu.
(8)Includes 7,552 ordinary shares held directly by Mr. Bhatt.
(9)Includes 2,320 ordinary shares held directly by Mr. Bruggeworth.
(10)Includes 18,443 ordinary shares held indirectly by the Bruner Living Trust.
(11)Includes 29,589 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held indirectly by the Michael R. Cannon Trust.
(12)Includes (i) 23,387 ordinary shares held directly by Mr. Clemmer and (ii) 3,867 ordinary shares held directly by Mr. Clemmer's spouse. Mr. Clemmer may be deemed to share voting and investment power over the securities held by his spouse.
(13)Includes 2,681 ordinary shares held directly by Mr. Geldmacher.
(14)Includes 8,198 ordinary shares held directly by Mr. Haggart.
(15)Includes 3,784 ordinary shares held directly by Ms. Conyers.
(16)Includes 10,666 ordinary shares held directly by Ms. Tilenius.
(17)All Directors and current executive officers as a group (i) directly and indirectly hold 849,453 ordinary shares, (ii) hold 746,497 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 9, 2024, (iii) hold 55,207 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 9, 2024, and (iv) hold 62,076 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 9, 2024. The 100,275 PSUs that are subject to vesting within 60 days of August 9, 2024 represent an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance and are not included. A lesser amount of such PSUs or a greater amount of up to two times the executive officers’ respective annual targets may actually be received by the executive officers.
The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 9, 2024, except as otherwise indicated in the notes to the table.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%(1)
JP Morgan Chase & Co.(2) 383 Madison Ave. New York, NY 10179	21,640,578	10.28%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	15,309,984	7.27%
Sanders Capital, LLC(4) 777 S. Flagler Drive, Suite 1100 West Palm Beach, FL 33401	15,522,351	7.37%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	24,006,681	11.41%
FMR LLC(6) 245 Summer Street Boston, Massachusetts 02210	13,882,967	6.60%
Capital Research Global Investors(7) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	16,614,884	7.89%
(1)Percentage of class beneficially owned is based on 210,487,557 ordinary shares outstanding as of August 9, 2024.
(2)Based solely on information reported by JP Morgan Chase & Co., on the Schedule 13G/A filed with the SEC on March 7, 2024, and reporting ownership as of February 29, 2024. JP Morgan Chase & Co. has sole voting power over 18,826,311 ordinary shares, shared voting power over 181,869 ordinary shares, sole dispositive power over 21,408,229 ordinary shares and shared dispositive power over 222,959 ordinary shares.
(3)Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G/A filed with the SEC on February 6, 2024, and reporting ownership as of December 31, 2023. BlackRock has sole voting power over 14,436,583 ordinary shares and sole dispositive power over 15,309,984 ordinary shares.
(4)Based solely on information reported by Sanders Capital, LLC. (“Sanders Capital”) on the Schedule 13G/A filed with the SEC on February 14, 2024, and reporting ownership as of December 31, 2023. Sanders Capital has shared voting power over 9,800,572 ordinary shares and shared dispositive power over 15,522,351 ordinary shares.
(5)Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on February 13, 2024, and reporting ownership as of December 29, 2023. Vanguard has sole voting power over 0 ordinary shares, shared voting power over 216,543 ordinary shares, sole dispositive power over 23,155,719 ordinary shares and shared dispositive power over 850,962 ordinary shares.

66	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(6)Based solely on information reported by FMR LLC (“Fidelity”) on the Schedule 13G filed with the SEC on February 9, 2024, and reporting ownership as of December 29, 2023. Fidelity has sole voting power over 13,033,235 ordinary shares and sole dispositive power over 13,882,967 ordinary shares.
(7)Based solely on information reported by Capital Research Global Investors (“Capital Group”) on Schedule 13G filed with the SEC on February 9, 2024 and reporting ownership as of December 29, 2023. Capital Group has sole voting power over 16,614,884 ordinary shares and sole dispositive power over 16,614,884 ordinary shares.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	67

Equity Compensation Plan Information
The following table sets forth information concerning the Company’s equity compensation plans as of June 28, 2024.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Shareholders	1,086,121(1)	62.31(2)	10,952,539(3)
Total	1,086,121	62.31	10,952,539
(1)Represents 643,501 ordinary shares that were subject to issuance up to the exercise of share options granted under the 2012 EIP and 442,620 ordinary shares that were subject to issuance upon the exercise of share options granted under the 2022 EIP. Effective October 20, 2021, the Company terminated the 2012 EIP.
(2)This value is calculated based on the exercise price of options outstanding under the 2012 EIP and the 2022 EIP.
(3)Represents 10,952,539 ordinary shares available for future issuance under the 2022 EIP, where awards are granted from a pool of available shares with each share counting against such pool as 1 ordinary share. In addition, any shares that are subject to RSUs or PSUs (collectively, “Full-Value Share Awards”) will generally be counted against the Full-Value award limit of 12,252,165 ordinary shares as one share for every Full-Value Share Award granted. 9,638,919 ordinary shares were available for issuance of Full-Value Share Awards under the 2022 EIP. Any Shares subject to any outstanding share awards granted under the 2012 EIP that, on or after October 20, 2021, expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash that become available for issuance under the 2022 EIP will be added to the Share Reserve at a ratio of one (1) Share for every one (1) Share subject to such 2012 EIP Award, regardless of whether such award was a Full-Value Share Award (as defined in the 2012 EIP) i.e. the 2012 EIP share award that was counted against the share reserve of the 2012 EIP at a ratio in excess of one (1) Share for every one (1) Share subject to such 2012 EIP Award.

68	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Certain Relationships and Related Transactions
Our Board has adopted a written policy for approval of transactions with our directors, director nominees, executive officers, shareholders that beneficially own more than 5% of our ordinary shares, and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, the Related Person must promptly report it to the Chief Legal Officer of the Company or their designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee considers, among other factors, the extent of the Related Person’s interest; whether the transaction would interfere with the Related Person’s judgment in fulfilling their duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.
In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director’s independence under the Nasdaq listing rules or qualifications to serve on Board committees under the Company’s Corporate Governance Guidelines and applicable Nasdaq and SEC rules. The Board has delegated authority to the Chairperson of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chairperson is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	69

Shareholder Proposals and Nominations
Any proposal by a shareholder intended to be included in our Proxy Statement for the 2025 AGM must be received by the Company at its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary, no later than May 6, 2025. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2025 Proxy Statement.
The Company’s Constitution sets forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with the annual general meetings of shareholders or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Constitution. A shareholder wishing to nominate a director for the 2025 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 6, 2025 and no later than May 6, 2025, that is by a date not less than 120 nor more than 150 days before the anniversary of the mailing of the Proxy Statement for our prior year’s annual general meeting. If the date of the 2025 AGM occurs more than 30 days before or after the anniversary of the 2024 AGM, then the written notice must be provided to the Company Secretary no earlier than the 150th day prior to the date of the 2025 AGM and not later than the later of the 120th day prior to the date of the 2025 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.
Unless a shareholder who wishes to bring business before the 2025 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 20, 2025, the Company-designated proxy holders will have discretionary authority to vote on any such proposal at the 2025 AGM with respect to all proxies submitted to us, even when we do not include in our Proxy Statement advice on the nature of the matter and how the Company-designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2025 AGM occurs more than 30 days before or after the anniversary of the 2024 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2025 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed business item and the reasons the proposing shareholder believes its position concerning the business item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2025 Proxy Statement.
In addition, to comply with Rule 14a-19 of the Exchange Act, shareholders must provide notice of the intent to solicit proxies in support of director nominees (other than our nominees) for the 2025 AGM by notifying the Company Secretary no later than August 20, 2025. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the Company’s Constitution as described above. The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, Seagate officers and employees, and others. As stated in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Charter, all candidates for Board membership are selected based upon, among other things, professional experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Please also see “Board Diversity” above for additional relevant considerations the Board takes into account. Candidates recommended by shareholders are evaluated on substantially the same basis as director candidates identified by any other means.
Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company.
Irish law also provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting, at Seagate’s registered office set forth above. If the directors do not, within 21 days of the date of deposit of the requisition, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.
If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

70	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Disclosure of Interests
Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in their interest that brings their total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	71

Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation and People Committee” and “Report of the Audit and Finance Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.
Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

72	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Annual Report
A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish statutory financial statements, both for fiscal year 2024, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538, or upon calling +1.510.661.1600.

2024 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	73

Householding
SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not follow the householding procedure in mailings to record holders, a number of brokers with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and Annual Report on Form 10-K will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from their broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes their consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, they should notify their broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538. Shareholders who hold their shares through a broker who currently receive multiple copies of the Proxy Statement and Annual Report on Form 10-K at their address and would like to request householding of their communications should contact their broker.

By order of the Board,
September 3, 2024	James C. Lee Senior Vice President, Chief Legal Officer, and Company Secretary

74	SEAGATE TECHNOLOGY HOLDINGS PLC	2024 Proxy Statement

Appendix A

Seagate Technology Holdings plc
Directors’ Report and Financial Statements
For the Year Ended 28 June 2024

SEAGATE TECHNOLOGY HOLDINGS PLC
DIRECTORS’ REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 28 JUNE 2024
Table of Contents

Company Information	A-3
Directors’ Report	A-4
Independent Auditor’s Report	A-50
Consolidated Profit and Loss Account	A-58
Consolidated Statement of Comprehensive Income	A-59
Consolidated Balance Sheet	A-60
Consolidated Statement of Cash Flows	A-61
Notes to the Consolidated Financial Statements	A-62
Parent Company Statement of Comprehensive Income	A-97
Parent Company Statement of Financial Position	A-98
Parent Company Statement of Changes in Equity	A-99
Notes to the Parent Company Financial Statements	A-100

SEAGATE TECHNOLOGY HOLDINGS PLC
COMPANY INFORMATION
FOR THE YEAR ENDED 28 JUNE 2024
DIRECTORS    Shankar Arumugavelu (United States)
    Prat S. Bhatt (United States)
    Robert A. Bruggeworth (United States)
    Judy Bruner (United States)
    Michael R. Cannon (United States)
    Richard L. Clemmer (United States)
    Yolanda L. Conyers (United States)
    Jay L. Geldmacher (United States)
    Dylan Haggart (Canada)
    Dr William D. Mosley (United States)
    Stephanie Tilenius (United States)
    Edward J. Zander (United States) (resigned 23 October 2023)
SECRETARY    Katherine E. Schuelke (resigned 15 January 2024)
    Laurie Webb (appointed 15 January 2024, resigned 21 July 2024)
    James C. Lee (appointed 21 July 2024)
REGISTERED OFFICE    10 Earlsfort Terrace,
    Dublin 2, Ireland.
    D02 T380.
REGISTERED NUMBER OF INCORPORATION    606203
SOLICITOR    Arthur Cox,
    10 Earlsfort Terrace,
    Dublin 2, Ireland.
    D02 T380.
AUDITOR    Ernst & Young,
    Chartered Accountants,
    Ernst & Young Building,
    Harcourt Centre,
    Harcourt Street,
    Dublin 2.

SEAGATE TECHNOLOGY HOLDINGS PLC
DIRECTORS’ REPORT
FOR THE YEAR ENDED 28 JUNE 2024
The directors present herewith their report and audited consolidated financial statements of Seagate Technology Holdings plc and its subsidiaries (together the “Seagate group”) for the year ended 28 June 2024.
In this Directors’ Report, unless the context indicates otherwise, as used herein, the terms “we,” “us,” “group,” “Seagate,” the “Company” and “our” refer to the Seagate group.
REVIEW OF THE DEVELOPMENT OF THE BUSINESS
We are a leading provider of data storage technology and infrastructure solutions that enable enterprises and end users to confidently store and unlock the value of their data. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”) and storage subsystems and offer storage solutions such as a scalable edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud.
HDDs are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. HDDs continue to be the primary medium of mass data storage due to their performance attributes, reliability, high capacities, superior quality and cost effectiveness. Complementing HDD storage architectures, SSDs use NAND flash memory integrated circuit assemblies to store data.
Our HDD products are designed for mass capacity storage and legacy markets. Mass capacity storage involves well-established use cases, such as hyperscale data centers and private and public clouds as well as emerging use cases. Legacy markets are those that we continue to sell to but we do not plan to invest in significantly. Our HDD and SSD product portfolio includes Serial Advanced Technology Attachment (“SATA”), Serial Attached SCSI (“SAS”) and Non-Volatile Memory Express (“NVMe”) based designs to support a wide variety of mass capacity and legacy applications.
Our systems portfolio includes storage subsystems for enterprises, cloud service providers (“CSPs”), scale-out storage servers and original equipment manufacturers (“OEMs”). Engineered for modularity, mobility, capacity and performance, these solutions include our enterprise HDDs and SSDs, enabling customers to integrate powerful, scalable storage within existing environments or create new ecosystems from the ground up in a secure, cost-effective manner.
Our Lyve portfolio provides a simple, cost-efficient and secure way to manage massive volumes of data across the distributed enterprise. The Lyve platform includes a shuttle solution that enables enterprises to transfer massive amounts of data from endpoints to the core cloud and a storage-as-a-service cloud offering that provides frictionless mass capacity storage at the metro edge.
In January 2024, the Company established Singapore as its principal executive offices to better align its operational footprint.
Industry Overview
Data Storage Industry
The data storage industry includes companies that manufacture components or subcomponents designed for data storage devices, as well as providers of storage solutions, software and services for enterprise cloud, big data, computing platforms and consumer markets. The rapid growth of data generation and the intelligent application of data are driving demand for data storage. As more data is created at endpoints outside traditional data centers, which requires processing at the edge and in the core or cloud, the need for data storage and management between the edge and cloud has also increased. Use cases include connected and autonomous vehicles, smart manufacturing and smart cities. We believe the proliferation and personal creation of media-rich digital content, further enabled by fifth-generation wireless (“5G”) technology, the edge, the Internet of Things (“IoT”), machine learning (“ML”) and generative artificial intelligence (“AI”), will continue to create demand for higher capacity storage solutions. The resulting mass data ecosystem is expected to require increasing amounts of data storage at the edge, in the core and in between.
Markets
The principal data storage markets include:
Mass Capacity Storage Markets
Mass capacity storage supports high capacity, low-cost per terabyte (“TB”) storage applications, including nearline, video and image applications (“VIA”) and network-attached storage (“NAS”) and edge-to-cloud data storage infrastructures.
Nearline. Nearline applications require mass capacity devices and mass capacity subsystems that provide end-to-end solutions to businesses for the purpose of modular and scalable storage. Enterprise storage applications require both high-capacity and energy efficient storage devices to support low total cost of ownership. Seagate systems offer mass capacity storage solutions that provide foundational infrastructure for private and public clouds. The nearline market includes storage for cloud computing, content delivery, archival, backup services and emerging use cases such as generative AI.
VIA and NAS. VIA and NAS drives are specifically designed to ensure the appropriate performance and reliability of the system for video analytics and camera enabled environments or network storage environments. These markets include storage for security and smart video installations.
Edge-to-cloud data storage infrastructures, transport, and activation of mass data. The Seagate Lyve portfolio grew out of our mass capacity storage portfolio. It provides a simple, cost-efficient and secure way to manage, transport and activate massive volumes of data across the distributed enterprise. Among other elements, the Lyve portfolio includes a shuttle solution that enables enterprises to transfer vast amounts of data from endpoints to the core cloud and a storage-as-a-service cloud that provides frictionless mass capacity storage at the metro edge.
Legacy Markets
Legacy markets include consumer, client and mission critical applications. We continue to sell to these markets but do not plan significant additional investment.
Consumer storage. Consumer applications are externally connected storage, both HDD and SSD-based, used to provide backup capabilities, augmented storage capacity, or portable storage for PCs, mobile devices and gaming consoles.
Client storage. Client applications include desktop and notebook storage that rely on low cost-per-HDD and SSD devices to provide built-in storage, digital video recorder (“DVR”) storage for video streaming in always-on consumer premise equipment and media center, and gaming storage for PC-based gaming systems as well as console gaming applications including both internal and external storage options.
Mission critical storage. Mission critical applications are defined as those that use very high-performance enterprise class HDDs and SSDs with sophisticated firmware to reliably support very high workloads. We expect that enterprises utilizing dedicated storage area networks will continue to drive market demand for mission critical enterprise storage solutions.
Participants in the data storage industry include:
Major subcomponent manufacturers. Companies that manufacture components or subcomponents used in data storage devices or solutions include companies that supply spindle motors, heads and media, and application specific integrated circuits (“ASICs”).
Storage device manufacturers. Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers that integrate flash memory into storage products such as SSDs.
Storage solutions manufacturers and system integrators. Companies, such as Original Equipment Manufacturers (“OEMs”), that bundle and package storage solutions, distributors that integrate storage hardware and software into end-user applications, CSPs that provide cloud based solutions to businesses for the purpose of scale-out storage solutions and modular systems, and producers of solutions such as storage racks.
Cloud and hyperscale data centers. Large cloud and hyperscale data center companies, many of which are CSPs, are increasingly designing their own storage subsystems and having them built by contract manufacturers for their own data centers. The leading hyperscale data center companies are also implementing advanced AI technologies to enhance their business growth. To support this AI-driven expansion, they are increasing the storage capacity of both AI-specific and traditional cloud infrastructure.
Storage services. Companies that provide and host services and solutions, which include storage, backup, archiving, recovery and discovery of data.

Demand for Data Storage
In the “Worldwide Global DataSphere Forecast, 2024-2028”, published by the International Data Corporation1 (“IDC”), the global datasphere is forecasted to grow at a compound rate of more than 24% over the next five years to reach 394 zettabytes by 2028. According to IDC, we are in a new era of the Data Age, whereby data is shifting to both the core and the edge. It is expected that by 2028, nearly 76% of the world’s data will be generated in the core and edge, up from 58% in 2023. Digital transformation has given rise to many new applications, all of which rely on faster access to and secure storage of data proliferating from endpoints through edge to cloud. Additionally, the proliferation of generative AI applications is expected to accelerate the creation of digital content such as text, images and video over the long-term. We expect these trends will have a positive impact on storage demand.
As more applications require real-time decision making, some data processing and storage is moving closer to the network edge. We believe this will result in a buildup of private and edge cloud environments that will enable fast and secure access to data throughout the IoT ecosystem.
Factors contributing to the growth of digital content include:
■Creation, sharing and consumption of media-rich content, such as high-resolution photos, high definition videos and digital music through smart phones, tablets, digital cameras, personal video cameras, DVRs, gaming consoles or other digital devices;
■Increasing use of video and imaging sensors to collect and analyze data used to improve traffic flow, emergency response times and manufacturing production costs, as well as for new security surveillance systems that feature higher resolution digital cameras and thus require larger data storage capacities;
■Creation and collection of data through the development and evolution of the IoT ecosystem, big data analytics, machine learning and new technology trends such as autonomous vehicles and drones, smart manufacturing, and smart cities, as well as emerging trends including generative AI content growth or applications that converge the digital and physical worlds such as the metaverse or use of digital twins;
■The growing use of analytics, especially for action on data created at the edge instead of processing and analyzing at the data center, which is particularly important for verticals such as autonomous vehicles, property monitoring systems, and smart manufacturing;
■Cloud migration initiatives and the ongoing advancement of the cloud, including the build out of large numbers of cloud data centers by CSPs and private companies transitioning on-site data centers into the cloud; and
■Need for protection of increased digital content through redundant storage on backup devices and externally provided storage services.
As a result of these factors, we anticipate that the nature and volume of data being created will require greater storage capability, which is more efficiently and economically facilitated by higher capacity mass storage solutions.
In addition, the economics of storage infrastructure are also evolving. The utilization of private and public cloud storage and open-source solutions is reducing the total cost of ownership of storage while increasing the speed and efficiency with which customers can leverage massive computing and storage devices. Accordingly, we expect these trends will continue to create significant demand for data storage products and solutions going forward.
Demand Trends
We believe that continued growth in digital content creation will require increasingly higher storage capacity in order to store, aggregate, host, distribute, analyze, manage, protect, back up and use such content. We also believe that as architectures evolve to serve a growing commercial and consumer user base throughout the world, storage solutions will evolve as well.
Mass capacity is and will continue to be the enabler of scale. We expect increased data creation will lead to the expansion of the need for storage in the form of HDDs, SSDs and systems. While the advance of solid state technology in many end markets is expected to increase, we believe that in the foreseeable future, cloud, edge and traditional enterprise that require high-capacity storage solutions will be best served by HDDs due to their ability to deliver reliable, scalable, energy-efficient and the most cost-effective mass storage devices. We also believe that as HDD capacities continue to increase, a focus exclusively on unit demand does not reflect the increase in demand for exabytes. As demand for higher capacity drives increases, the demand profile has shifted to reflect fewer total HDD units, but with higher average capacity per drive and higher overall exabyte demand.

1 Worldwide IDC Global DataSphere Forecast, 2024–2028: AI Everywhere, But Upsurge in Data Will Take Time, Doc #US52076424, May 2024.

Industry Supply Balance
From time to time, the storage industry has experienced periods of imbalance between supply and demand. To the extent that the storage industry builds or maintains capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, we usually have better pricing power and price erosion is generally muted. As production lead-times for our latest generation of high-capacity HDDs have extended, we began to require longer term demand forecasts and commitments from customers to improve supply predictability and create greater alignment between supply and demand.
Our Business
Data Storage Technologies
The design and manufacturing of HDDs depends on highly advanced technology and manufacturing techniques. Therefore, it requires high levels of research and development spending and capital equipment investments. We design, fabricate and assemble a number of the most important components in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms focus on the areal density of media and read/write head technologies, including the Mozaic platform, which is our implementation of the high-capacity enabling heat-assisted magnetic recording (“HAMR”) technology as well as innovations like shingled-magnetic-recording ("SMR") technology, and the throughput-optimizing multi actuator MACH.2 technology. This design and manufacturing approach allows us to deliver a portfolio of storage products to service a wide range of data storage applications and industries.
Disk drives that we manufacture are commonly differentiated by the following key characteristics:
■input/output operations per second (“IOPS”), commonly expressed in megabytes per second, which is the maximum number of reads and writes to a storage location;
■storage capacity, commonly expressed in TB, which is the amount of data that can be stored on the disk drive;
■areal density, which is a measurement of the storage capacity per square inch on the recording surface of a disk;
■spindle rotation speed, commonly expressed in revolutions per minute (“RPM”), which has an effect on speed of access to data;
■interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;
■average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;
■data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;
■product quality and reliability, commonly expressed in annualized return rates; and
■energy efficiency, commonly measured by the power output such as energy per TB necessary to operate the disk drive.
The total storage capacity of a disk drive is determined by the size and number of disks it contains as well as the areal density capability of these disks.
We also offer SSDs as part of our storage solutions portfolio. Our portfolio includes devices with SATA, SAS and NVMe interfaces. The SSDs differ from HDDs in that they are without mechanical parts.
SSDs store data on NAND flash memory cells, or metal-oxide semiconductor transistors using a charge on a capacitor to represent a binary digit. SSD technology offers fast access to data and robust performance. SSDs complement hyperscale applications, high-density data centers, cloud environments and web servers. They are also used in mission-critical enterprise applications, consumer, gaming and NAS applications.
Manufacturing
We primarily design and manufacture our own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables us to lower costs and to improve the functionality of components so that they work together efficiently.
We believe that because of our vertical design and manufacturing strategy, we are well positioned to take advantage of the opportunities to leverage the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and reduce manufacturing costs by:
■employing manufacturing automation;
■employing machine learning algorithms and AI;
■improving product quality and reliability;
■integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;
■coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and
■operating our facilities at optimal capacities.
A vertically integrated model, however, tends to have less flexibility when demand declines as it exposes us to higher unit costs when capacity utilization is not optimized which would lead to factory underutilization charges as we experienced in fiscal years 2024 and 2023.
Components and Raw Materials
Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination-controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as read/write heads and recording media.
Read/Write Heads. The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of read/write heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges related to magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.
Media. Data is written to or read from the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic substrates, usually an aluminum alloy or glass and is coated with thin layers of magnetic materials. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties.
Printed Circuit Board Assemblies. The printed circuit board assemblies (“PCBAs”) are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as SATA, SCSI, or SAS to communicate to the host systems.
Head Disk Assembly. The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface, and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly (“E-block”) that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products.
Disk Drive Assembly. Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and machine learning prior to packaging and shipment. Disk drive assembly and machine learning operations occur primarily at our facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and the United States (“U.S.”).
Contract Manufacturing. We outsource the manufacturing and assembly of certain components and products to third parties in various countries worldwide. This includes outsourcing the PCBAs used in our disk drives, SSDs and storage subsystems. We continue to participate in the design of our components and products, and we are directly involved in qualifying key suppliers and components used in our products.

Suppliers of Components and Industry Constraints. There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. From time to time, we may enter into long-term supply arrangements with these independent suppliers. Vertically integrated disk drive manufacturers like us, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers. However, certain parts of our business have been adversely affected by our suppliers’ capacity constraints and this could occur again in the future.
Commodity and Other Manufacturing Costs. The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in price and the supply of which has at times been constrained. In addition to increased costs of components and commodities, volatility in fuel and other transportation costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of alternative shipment methods to help offset any increase in freight costs, and we will continually review various forms of shipments and routes in order to minimize the exposure to higher freight costs.
Products
We offer a broad range of storage solutions for mass capacity storage and legacy applications. We differentiate products on the basis of capacity, performance, product quality, reliability, price, form factor, interface, power consumption efficiency, security features and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology that contribute to rapid product life cycles. Currently our product offerings include:
Mass Capacity Storage
Enterprise Nearline HDDs. Our high-capacity enterprise HDDs, including HAMR-based Mozaic drives, ship in capacities of up to 32TB. These products are designed for mass capacity data storage in the core and at the edge, as well as server environments and cloud systems that require high capacity, enterprise reliability, energy efficiency and integrated security. They are available in SATA and SAS interfaces. Additionally, certain customers can utilize many of our HDDs with SMR technology enabled which increases the available storage capacity of the drive with certain performance trade-offs.
Enterprise SSDs. Our enterprise SSDs are designed for high-performance, hyperscale, high-density and cloud applications. They are offered with multiple interfaces, including SAS, SATA, and NVMe and in capacities up to 15TB.
Enterprise Nearline Systems. Our systems portfolio provides modular storage arrays, storage server platforms, multi-level configuration for disks (commonly referred as JBODs) and expansion shelves to expand and upgrade data center storage infrastructure and other enterprise applications. They feature speed, scalability and security. Our capacity-optimized systems feature multiple scalable configurations and can accommodate up to 96 26TB drives per chassis. We offer capacity and performance-optimized systems that include all-flash, all-disk and hybrid arrays for workloads demanding high performance, capacity and efficiency.
VIA. Our video and image HDDs are built to support the high-write workload of an always-on, always-recording video systems. These optimized drives are built to support the growing needs of the video imaging market with support for multiple streams and capacities up to 30TB.
NAS. Our NAS drives are built to support the performance and reliability demanded by small and medium businesses, and incorporate interface software with custom-built health management, error recovery controls, power settings and vibration tolerance. Our NAS HDD solutions are available in capacities up to 24TB. We also offer NAS SSDs with capacities up to 4TB.
Legacy Applications
Mission Critical HDDs and SSDs. Although we have stopped offering 15,000 RPM HDDs, we continue to support 10,000 RPM HDDs, offered in capacities up to 2.4TB, which enable increased throughput while improving energy efficiency. Our enterprise SSDs are available in capacities up to 15TB, with endurance options up to 10 drive writes per day and various interfaces. Our SSDs deliver the speed and consistency required for demanding enterprise storage and server applications.
Consumer Solutions. Our external storage solutions with capacities up to 24TB are shipped, under the Seagate Ultra Touch, One Touch, Expansion and Basics product lines, as well as under the LaCie brand name. We strive to deliver the best customer experience by leveraging our core technologies, offering services such as Seagate Recovery Services (data recovery) and partnering with leading brands such as Microsoft’s Xbox, Sony’s PlayStation and Disney’s Star Wars and Marvel.
Client Applications. Our 3.5-inch desktop drives offer up to 8TB of capacity, designed for personal computers and workstation applications and our 2.5-inch notebook drives offer up to 5TB for HDD and up to 2TB for SSD designed for applications such as traditional notebooks, convertible systems and external storage to address a range of performance needs and sizes for affordable, high-capacity storage. Our DVR HDDs are optimized for video streaming in always-on consumer premise equipment applications with capacities up to 8TB. Our gaming SSDs are specifically optimized internal storage for gaming rigs and are designed to enhance the gaming experience during game load and game play with capacities up to 4TB for SSD.

Lyve Edge-to-Cloud Mass Capacity Platform
Lyve. Lyve is our as-a-service platform built with mass data in mind. These solutions, including modular hardware and software delivered in a consumption-based model, support enterprises’ on-premise and cloud storage infrastructure needs.
Customers
We sell our products to major OEMs, distributors and retailers.
OEM customers, including large hyperscale data center companies and CSPs, typically enter into master purchase agreements with us. Deliveries are scheduled only after receipt of purchase orders. Historically, customers could defer or cancel most purchase orders without significant penalty. However, during fiscal year 2024, as production lead-times extended for our latest generation of high-capacity hard disk drives, we began to require longer term demand forecasts and commitments, with potential cancellation charges across key global OEM customers which was necessary to improve supply predictability and align supply with customer demand requirements. While not entirely eliminating order deferments or cancellations from our key OEM customers, we expect these changes will dampen demand volatility over time.
Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited rights of return and price protection. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.
Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.
See “Note 17. Revenue” contained in this report for a description of our major customers.
Competition
We compete primarily with manufacturers of hard drives used in the mass capacity storage and legacy markets, and with other companies in the data storage industry that provide SSDs and systems. Some of the principal factors used by customers to differentiate among data storage solutions manufacturers are storage capacity, product performance, product quality and reliability, price per unit and price per TB, storage/retrieval access times, data transfer rates, form factor, product warranty and support capabilities, supply continuity and flexibility, power consumption, total cost of ownership and brand. While different markets and customers place varying levels of emphasis on these factors, we believe that our products are competitive with respect to many of these factors in the markets that we currently compete in.
Principal Competitors. We compete with manufacturers of storage solutions and the other principal manufacturers in the data storage solution industry including:
■Micron Technology, Inc.;
■Samsung Electronics;
■SK hynix, Inc.;
■Kioxia Holdings Corporation;
■Toshiba Corporation; and
■Western Digital Corporation.
Price Erosion. Historically, our industry has been characterized by price declines for data storage products with comparable capacity, performance and feature sets (“like-for-like products”). Price declines for like-for-like products (“price erosion”) tend to be more pronounced during periods of:
■economic contraction in which competitors may use discounted pricing to attempt to maintain or gain market share;
■few new product introductions when competitors have comparable or alternative product offerings; and
■industry supply exceeding demand.
Data storage manufacturers typically attempt to offset price erosion with an improved mix of data storage products characterized by higher capacity, better performance and additional feature sets and product cost reductions.
We believe our HDDs’ supply and demand were well balanced for most of fiscal year 2024 leading to flat to higher pricing, compared to higher than usual price erosion in fiscal year 2023 driven primarily by demand contraction.

Product Life Cycles and Changing Technology. Success in our industry has been dependent to a large extent on the ability to balance the introduction and transition of new products with time-to-volume, performance, capacity and quality metrics at a competitive price, level of service and support that our customers expect. Generally, the drive manufacturer that introduces a new product first benefits from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles or economic declines. Further, there is a continuing need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields continue to be of significant competitive importance.
Cyclicality and Seasonality
Our mass capacity markets are subject to variability of sales, which can be attributed to the timing of IT spending or a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and their ability to procure other components needed to build out data center infrastructure. Our legacy markets, such as consumer storage applications, traditionally experienced seasonal variability in demand with higher levels of demand in the first half of the fiscal year, primarily driven by consumer spending related to back-to-school season and traditional holiday shopping season.
Research and Development
We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development activities are designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies of scale. Our advanced technology integration effort, such as our high-capacity enabling HAMR technology, focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.
Patents and Licenses
As of 28 June 2024, we had approximately 4,000 U.S. patents and 300 patents issued in various non-U.S. jurisdictions, as well as approximately 150 U.S. and 100 non-U.S. patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.
The data storage industry is characterized by significant litigation arising from time to time relating to patent and other intellectual property rights. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims without a material adverse effect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see "Note 14. Legal, Environmental and Other Contingencies." The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome.
Environmental Matters
Our operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.
We have established an environmental management system and continually review and update our environmental policies and standard operating procedures for our operations worldwide as needed. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

Some environmental laws, such as the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law), a U.S. law, and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators, or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a responsible or potentially responsible party at several sites. At each of these sites, we have an assigned portion of the financial exposure based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. We have fulfilled our responsibilities at some of these sites and remain involved in only a few at this time. Based on our current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.
We may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in Canada, China, Japan, Mexico, Taiwan, the U.S. and others. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If we or our suppliers fail to comply with the substance restrictions, recycle content requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on our business.
Employees
As of 28 June 2024, we employed approximately 30,000 full-time employees worldwide, of which approximately 25,200 were located in our Asia operations. We believe that our employees are crucial to our current success and that our future success will depend, in part, on our ability to attract, retain and further motivate qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS
Fiscal Year 2024 Summary
During fiscal year 2024, we shipped 398 exabytes of HDD storage capacity. We generated revenue of $6.6 billion with a gross margin of 23%. Our operating cash flow was $918 million and we paid $585 million in dividends. We issued $1.5 billion of exchangeable notes to primarily retire our term loans of $1.3 billion. Additionally, in April 2024, we sold certain intellectual property, equipment and other assets related to the design, development and manufacture of our System-on-Chip (“SoC”) products to Avago Technologies International Sales Pte. Limited, a subsidiary of Broadcom Inc., for $600 million and we recorded a net gain of $313 million from this business divestiture. Refer to “Note 18. Divestiture” for more information.
Recent Developments, Economic Conditions and Challenges
During fiscal year 2024, we experienced ongoing recovery within the global cloud market, reflecting continued improvement in end-market demand. Demand recovery for our high capacity nearline drives has been faster than anticipated, which has extended product lead times and led to tighter overall supply conditions. We continued to exercise cost discipline and implement pricing actions to improve operational efficiency and profitability. We believe that we are in the early stage of an industry-wide demand recovery and AI application deployment, however we expect the macroeconomic environment to remain dynamic and continue to impact our business and results of operations.
For further discussion of the uncertainties and business risks, see the “Principal Risk and Uncertainties” section of the Directors’ Report.
Regulatory settlement
On 18 April 2023, our subsidiaries Seagate Technology LLC and Seagate Singapore International Headquarters Pte. Ltd entered into the Settlement Agreement with the BIS that resolves BIS’ allegations regarding our sales of hard disk drives to Huawei between 17 August 2020 and 29 September 2021. Under the terms of the Settlement Agreement, we agreed to pay $300 million to the BIS in quarterly installments of $15 million over the course of five years beginning 31 October 2023. Refer to “Note 14. Legal, Environmental and Other Contingencies” for more details.
Results of Operations
We list in the tables below summarized information from our Consolidated Profit and Loss Account by dollar amounts and as a percentage of revenue:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Revenue	$6,551	$7,384
Cost of revenue	5,015	6,033
Gross profit	1,536	1,351
Product development	654	797
Marketing and administrative	460	491
Amortization of intangibles	—	3
BIS settlement penalty	—	300
Restructuring and other, net	(30)	102
Operating earnings (loss)	452	(342)
Other charges, net	(7)	(154)
Income (loss) before taxes	445	(496)
Income tax expense	110	33
Net income (loss)	$335	$(529)

	Fiscal Years Ended
(As a percentage of Revenue)	28 June 2024	30 June 2023
Revenue	100%	100%
Cost of revenue	77	82
Gross margin	23	18
Product development	10	11
Marketing and administrative	7	7
Amortization of intangibles	—	—
BIS settlement penalty	—	4
Restructuring and other, net	—	1
Operating margin	6	(5)
Other charges, net	—	(2)
Income (loss) before taxes	6	(7)
Income tax expense	2	—
Net income (loss)	4%	(7)%

Revenue
The following table summarizes information regarding consolidated revenues by channel, geography, and market and HDD exabytes shipped by market and price per terabyte:

	Fiscal Years Ended
	28 June 2024	30 June 2023
Revenues by Channel (%)
OEMs	75%	74%
Distributors	15%	15%
Retailers	10%	11%
Revenues by Geography (%) (1)
Asia Pacific	53%	45%
Americas	35%	41%
EMEA	12%	14%
Revenues by Market (%)
Mass capacity	72%	66%
Legacy	18%	21%
Other	10%	13%

HDD Exabytes Shipped by Market
Mass capacity	355	380
Legacy	43	61
Total	398	441

HDD Price per Terabyte	$15	$15
__________________________________
(1) Revenue is attributed to geography based on the bill from location.

	Fiscal Years Ended			% Change
(Dollars in millions)	28 June 2024	30 June 2023	Change
Revenue	$6,551	$7,384	$(833)	(11)%
Revenue in fiscal year 2024 decreased approximately 11% or $833 million, from fiscal year 2023, primarily due to a decrease in exabytes shipped as a result of lower broad-based market demand, slightly offset by an increase in revenue driven by favorable pricing actions undertaken by the Company.
Cost of Revenue and Gross Margin

	Fiscal Years Ended			% Change
(Dollars in millions)	28 June 2024	30 June 2023	Change
Cost of revenue	$5,015	$6,033	$(1,018)	(17)%
Gross profit	1,536	1,351	185	14%
Gross margin	23%	18%

For fiscal year 2024, gross margin increased compared to the prior fiscal year primarily driven by favorable pricing actions undertaken by the Company and product mix, a $90 million reduction in factory underutilization charges which included the decrease in depreciation expense due to the extension of useful lives of certain manufacturing equipment, a decrease of $47 million in accelerated depreciation expense for certain capital equipment, a decrease of $21 million in order cancellation fees and $7 million pandemic-related lockdown charges in one of our factories in fiscal year 2023 that did not recur in fiscal year 2024, partially offset by lower exabytes shipped.
In the fiscal year 2024, total warranty cost was 0.8% of revenue and included an unfavorable change in estimates of prior warranty accruals of 0.1% of revenue primarily due to changes to our estimated future product return rates. Warranty cost related to new shipments was 0.8% and 0.7% of revenue for the fiscal year 2024 and 2023, respectively.
Operating Expenses

	Fiscal Years Ended			% Change
(Dollars in millions)	28 June 2024	30 June 2023	Change
Product development	$654	$797	$(143)	18%
Marketing and administrative	460	491	(31)	(6)%
Amortization of intangibles	—	3	(3)	*
BIS settlement penalty	—	300	(300)	*
Restructuring and other, net	(30)	102	(132)	(129)%
Operating expenses	$1,084	$1,693	$(609)
______________________________
*Not a meaningful figure
Product Development Expense. Product development expenses for fiscal year 2024 decreased by $143 million from fiscal year 2023 primarily due to a $112 million decrease in compensation and other employee benefits as a result of workforce and temporary salary reductions, a $49 million decrease in depreciation expense and a $7 million decrease in materials expense, partially offset by a $24 million increase in lease expense as we sold and leased back certain properties.
Marketing and Administrative Expense. Marketing and administrative expenses for fiscal year 2024 decreased by $31 million from fiscal year 2023 primarily due to a $17 million decrease in compensation and other employee benefits as a result of workforce and temporary salary reductions, a $12 million decrease in advertising costs, a $6 million decrease in outside services expense, a $5 million decrease in travel expense, partially offset by a $7 million recovery in the December 2022 quarter of an accounts receivable previously written off in prior years and a $3 million increase in depreciation expense.
Restructuring and Other, net. Restructuring and other, net for 2024 was a benefit of $30 million primarily related to the net gain from the sale and leaseback transaction during the December 2023 quarter. The restructuring plans were substantially completed by the end of fiscal year 2023.
Other charges, net

	Fiscal Years Ended			% Change
(Dollars in millions)	28 June 2024	30 June 2023	Change
Other charges, net	$(7)	$(154)	$147	(95)%
Other charges, net for fiscal year 2024 decreased by $147 million compared to fiscal year 2023 primarily due to a $313 million gain from the sale of SoC operations , $104 million of net gain recognized from the termination of interest rate swaps associated with the repayment of term loans and $5 million net increase in interest income in fiscal year 2024. The decrease is partially offset by $190 million of net gain recognized from the early redemption of debt in fiscal year 2023, a $41 million increase in net loss from equity investments, a $29 million net loss recognized from early redemption of debt and a $19 million net increase in interest expense in fiscal year 2024.
Income Taxes

	Fiscal Years Ended			% Change
(Dollars in millions)	28 June 2024	30 June 2023	Change
Income tax expense	$110	$33	$77	233%

We recorded an income tax expense of $110 million for fiscal year 2024 compared to an income tax expense of $33 million for fiscal year 2023.
During the third quarter of fiscal year 2024, we established Singapore as our principal executive offices. Our parent holding company owns various U.S. and non-U.S. subsidiaries that operate in multiple non-U.S. income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax incentive programs we operate under in Singapore and Thailand. These tax incentives are scheduled to expire in whole or in part at various dates through fiscal year 2036. Certain tax incentives may be extended if specific conditions are met.
Since we established Singapore as our principal executive offices in fiscal year 2024, the Singaporean statutory rate of 17% is used for purposes of the reconciliation between the provision for income taxes at the statutory rate and our effective tax rate. For fiscal year 2023, a notional Irish statutory rate of 25% was used.
Our income tax expense recorded for fiscal year 2024 differed from the expense for income taxes that would be derived by applying the Singaporean statutory rate of 17% to income before income taxes, primarily due to the net effect of (i) changes in valuation allowance; and (ii) current year generation of research credits. Our income tax provision recorded for fiscal year 2023 differed from the provision for income taxes that would be derived by applying the Irish statutory rate of 25% to income before income taxes, primarily due to the net effect of (i) non-Irish earnings generated in jurisdictions that are subject to tax incentive programs and are considered indefinitely reinvested outside of Ireland and (ii) current year generation of research credits.

PRINCIPAL RISKS AND UNCERTAINTIES
Summary of Principal Risks and Uncertainties
The following is a summary of the principal risks and uncertainties that could materially and adversely affect our business, results of operations, financial condition, cash flows, brand and/or the price of our outstanding ordinary shares, and make an investment in our ordinary shares speculative or risky. You should read this summary together with the more detailed description of each of the risks and uncertainties contained below. Additional risks and uncertainties beyond those summarized below or discussed elsewhere in this report may apply to our business and operations as currently conducted or as we may conduct them in the future or to the markets in which we currently, or may in the future, operate.
Risks Related to our Business, Operations and Industry
■Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.
■We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price competition, could harm our ability to compete and risk the commoditization of our products.
■We have been adversely affected by reduced, delayed, loss of or canceled purchases by one or more of our key customers, including large hyperscale data center companies and CSPs.
■We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
■We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may have insufficient demand or we may be unable to meet demand, which may materially and adversely affect our financial condition and results of operations.
■Changes in demand for computer systems, data storage subsystems and consumer electronic devices has previously and may in the future cause a decline in demand for our products.
■We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to manage inventory and forecast the need for investments and expenditures.
■We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
■We may not be able to grow our systems, SSD and Lyve revenues, which would adversely affect our results of operations.
■Our worldwide sales and manufacturing operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations and increased costs.
■If we do not control our costs, we will not be able to compete effectively and our financial condition may be adversely impacted.
■We may not be able to execute acquisitions, divestitures and other significant transactions successfully and we may have difficulty or fail to successfully integrate acquired companies.
Risks Associated with Supply and Manufacturing
■Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, as well as reliance on single-source suppliers, may affect our production and development of products and may harm our operating results.
■We have cancelled purchase commitments with suppliers and incurred costs associated with such cancellations, and if revenues fall or customer demand decreases significantly, we may seek to cancel or may otherwise not meet our purchase commitments to certain suppliers in the future, which could result in damages, penalties, disputes, litigation, increased manufacturing costs or excess inventory.
■Due to the complexity of our products, some defects may only become detectable after deployment, which may lead to increased costs and adversely affect our operating results.

Risks Related to Human Capital and Corporate Responsibility
■The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.
■We are subject to risks related to corporate and social responsibility that could adversely affect our reputation and performance.
Risks Related to Financial Performance or General Economic Conditions
■Changes in the macroeconomic environment have impacted and may continue to negatively impact our results of operations.
■We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness and continuing to declare our quarterly dividend.
■Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
■Any cost reduction initiatives that we undertake may not deliver the results we expected and these actions may adversely affect our business.
■The effect of geopolitical uncertainties, war, terrorism, natural disasters, public health issues and other circumstances, on national and/or international commerce and on the global economy, could materially and adversely affect our results of operations and financial condition.
■We are subject to counterparty default risks.
Legal, Regulatory and Compliance Risks
■Our business is subject to various laws, regulations and governmental policies that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
■Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material and adverse effect on our business, results of operations, financial condition and cash flows.
■Our business is exposed to risks associated with litigation, investigations and regulatory proceedings that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
■Tax-related matters could have a material and adverse effect on our business, results of operations or financial condition.
■Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material and adverse impact on our business and results of operations.
Risks Related to Intellectual Property and Other Proprietary Rights
■We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
■We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.
■Our business and certain products and services depend in part on intellectual property and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.
Risks Related to Information Technology, Data and Information Security
■We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cyber security breaches or incidents that disrupt our operations or result in unauthorized access to, or the loss, corruption, unavailability or dissemination of proprietary or confidential information of our customers or about us or other third parties.
■We must successfully implement our new global enterprise resource planning system and maintain and upgrade our information technology (“IT”) systems, and our failure to do so could have a material and adverse effect on our business, financial condition and results of operations.

Risks Related to Owning our Ordinary Shares
■The price of our ordinary shares may be volatile and could decline significantly.
■Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.
RISKS RELATED TO OUR BUSINESS, OPERATIONS AND INDUSTRY
Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.
The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our products and services also often depends on whether our offerings are compatible with our customers’ or third-parties’ products or services and their changing technologies. Our customers demand new generations of storage products as advances in computer hardware and software have created the need for improved storage, with features such as increased storage capacity, enhanced security, energy efficiency, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future.
Historically, our results of operations have substantially depended upon our ability to be among the first-to-market with new data storage product offerings. We have faced and may continue to face technological, operational and financial challenges in developing new products. In addition, our investments in new product development may not yield the anticipated results. Our market share, revenue and results of operations in the future may be adversely affected if we fail to:
■develop new products, identify business strategies and timely introduce competitive product offerings to meet technological shifts;
■consistently maintain our time-to-market performance with our new products;
■manufacture these products in adequate volume;
■meet specifications or satisfy compatibility requirements;
■qualify these products with key customers on a timely basis by meeting our customers’ performance, quality and security specifications; or
■achieve acceptable manufacturing yields, quality and margins with these products.
Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations. Our failure to accurately anticipate customers’ needs and accurately identify the shift in technological changes could materially and adversely affect our long-term financial results.
In addition, the concentration of customers in our largest end markets magnifies the potential adverse effect of missing a product qualification opportunity. If the delivery of our products is delayed, our customers may use our competitors’ products to meet their requirements.
When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products experience increases in failure rates, are of low quality or are not reliable, customers may reduce their purchases of our products, our factory utilization may decrease and our manufacturing rework and scrap costs, along with our service and warranty costs may increase. In addition, a decline in the reliability of our products may make it more difficult for us to effectively compete with our competitors.
Additionally, we may be unable to produce new products that have higher capacities and more advanced technologies in the volumes and timeframes that are required to meet customer demand. As part of our launch of the Mozaic hard drive platform, we are transitioning to key areal density recording technologies that use HAMR technology to increase HDD capacities. If our transitions to more advanced technologies, including the transition to HDDs utilizing HAMR technology, require development and production cycles that are longer than anticipated or if we otherwise fail to implement new HDD technologies successfully, we may lose sales and market share, which could significantly harm our financial results and reputation.
We cannot assure you that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future. If our new products are not successful, our future results of operations may be adversely affected.

We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price competition, could harm our ability to compete and risk the commoditization of our products.
We face intense competition in the data storage industry. Our principal sources of competition include HDD and SSD manufacturers, and companies that provide storage subsystems, including electronic manufacturing services and contract electronic manufacturing.
The markets for our data storage products are characterized by technological change, which is driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability but they also hinder our ability to innovate or differentiate our products. When this occurs, our products may be considered commodities, which could result in downward pressure on prices.
We also experience competition from other companies that produce alternative storage technologies such as flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance have resulted in SSDs that offer increased competition with our lower capacity, smaller form factor HDDs and a declining trend in demand for HDDs in our legacy markets. Some customers for both mass capacity storage and legacy markets have adopted SSDs as an alternative to hard drives in certain applications. Further adoption of SSDs or other alternative storage technologies may limit our total addressable HDD market, impact the competitiveness of our product portfolio and reduce our market share. Any resulting increase in competition could have a material and adverse effect on our business, financial condition and results of operations.
Our industry has experienced consolidation and may continue to consolidate. Consolidation may result in new or stronger competitors, and such competitors may have greater resources or competitive advantages. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners or suppliers, that result in declines in revenue or willingness to purchase or sell to us, as applicable, on favorable terms.
We have been adversely affected by reduced, delayed, loss of or canceled purchases by, one or more of our key customers, including large hyperscale data center companies and CSPs.
Some of our key customers, such as OEM customers including large hyperscale data center companies and CSPs, account for a large portion of our revenue in our mass capacity markets. While we have long-standing relationships with many of our customers, if any key customers were to significantly reduce, defer or cancel their purchases or delay product acceptances, or we were prohibited from selling to those key customers for any reason, such as export regulations, our revenues and results of operations may be materially and adversely affected, particularly if we are unable to collect any applicable cancellation charges. Although sales to key customers may vary from period to period, a key customer that permanently discontinues or significantly reduces its relationship with us, or that we are prohibited from selling to, could be difficult to replace. In line with industry practice, new key customers usually require that we pass a lengthy and rigorous qualification process. Accordingly, it may be a difficult, costly or prolonged process to attract and sign new key customers. Additionally, our customers’ demand for our products may fluctuate due to factors beyond our control.
Furthermore, to the extent that there is consolidation among our customer base, or when supply exceeds demand in our industry, our customers may be able to command increased leverage in negotiating prices and other terms of sale, causing price erosion that could adversely affect our profitability. Furthermore, if such customer pressures require us to reduce our pricing such that our gross margins are diminished, it might not be feasible to sell to a particular customer, which could result in a decrease in our revenue. Consolidation among our customer base may also lead to reduced demand for our products, replacement of our products by the combined entity with those of our competitors and cancellations of orders, each of which could adversely affect our results of operations. If a significant transaction or regulatory impact involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a material and adverse effect on our business, results of operations and financial condition.

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
Sales to distributors and retailers of disk drive products account for a substantial portion of our revenue. Certain of our distributors and retailers may also market competing products. We face significant competition in this distribution channel as a result of limited product qualification programs and a focus on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility. In addition, deterioration in business and economic conditions has exacerbated price erosion and volatility as distributors and retailers lower prices to compensate for lower demand and higher inventory levels. Our distributors’ and retailers’ ability to access credit to fund their operations may also affect their purchases of our products. If prices decline significantly in this distribution channel or our distributors or retailers reduce purchases of our products, experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.
We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may have insufficient demand or we may be unable to meet demand, which may materially and adversely affect our financial condition and results of operations.
Our results of operations are highly dependent on strong cloud, enterprise and consumer spending and the resulting demand for our products. Reduced demand, particularly from our key cloud and enterprise customers as a result of a significant change in macroeconomic conditions or other factors, may result in a significant reduction or cancellation of their purchases from us, which has in the past and may in the future materially and adversely impact our business and financial condition.
Our manufacturing process requires us to make significant product-specific investments in inventory for production at least three to six months in advance. As a result, we incur inventory and manufacturing costs in advance of anticipated sales that may never materialize or that may be substantially lower than expected. If actual demand for our products is lower than the forecast, we may also experience excess and obsolescence of inventory, higher inventory carrying costs, factory underutilization charges and manufacturing rework costs, which have resulted in and could in the future result in material and adverse effects on our financial condition and results of operations. For example, due to customer inventory adjustments, we have experienced a slowdown in demand for our products, particularly in the mass capacity markets. These reductions in demand have required us to significantly reduce manufacturing production plans and recognize factory underutilization charges in fiscal years 2024 and 2023.
Other factors that have affected and may continue to affect our ability to anticipate or meet the demand for our products and adversely affect our results of operations include:
■competitive product announcements or technological advances that result in excess supply when customers cancel purchases in anticipation of newer products;
■variable demand resulting from unanticipated upward or downward pricing pressures;
■our ability to successfully qualify, manufacture and sell our data storage products;
■changes in our product mix, which may adversely affect our gross profits;
■key customers deferring or canceling purchases or delaying product acceptances, or unexpected increases in their orders;
■manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand or the United States;
■limited access to components that we obtain from a single or a limited number of suppliers; and
■the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to non-U.S. customers.
Changes in demand for computer systems, data storage subsystems and consumer electronic devices has previously and may in the future cause a decline in demand for our products.
Our products are incorporated in computers, data storage systems deployed in data centers and consumer electronic devices. Historically, the demand for these products has been volatile. Unexpected slowdowns in demand for computers, data storage subsystems or consumer electronic devices generally result in sharp declines in demand for our products. Declines in customer spending on the systems and devices that incorporate our products could have a material and adverse effect on demand for our products and on our financial condition and results of operations. Uncertain global economic and business conditions can exacerbate, and have in the past exacerbated, these risks.
We are dependent on our long-term investments to manufacture adequate products. Our investment decisions in adding new manufacturing capacity require significant planning and lead time, and a failure to accurately forecast demand for our products could cause us to over-invest or under-invest, which would lead to excess capacity, underutilization charges, or impairments.

Sales to the legacy markets remain an important part of our business. These markets, however, have been, and we expect them to continue to be, adversely affected by:
■announcements or introductions of major new operating systems or semiconductor improvements or shifts in customer preferences, performance requirements and behavior, such as the shift to tablet computers, smart phones, NAND flash memory or similar devices that meet customers’ cost and capacity metrics;
■longer product life cycles; and
■changes in macroeconomic conditions that cause customers to spend less, such as the imposition of new tariffs, increased laws and regulations, and increased unemployment levels.
The deterioration of demand for disk drives in certain of the legacy markets has accelerated, and we believe this deterioration may continue and may further accelerate, which has caused and could further cause our operating results to suffer.
In addition, we believe announcements regarding competitive product introductions from time to time have caused customers to defer or cancel their purchases, making certain inventory obsolete. Whenever an oversupply of products in the market causes our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual, which may materially and adversely affect our financial results.
We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to manage inventory and forecast the need for investments and expenditures.
Our nearline storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are tailored to meet the specific requirements of individual customers and are often integrated by our customers into the systems and products that they sell.
Our sales cycle for nearline storage solutions could exceed one year and be unpredictable, depending on the time required for developing, testing and evaluating our products before deployment, the size of deployment, and the complexity of system configuration necessary for development. Additionally, our nearline storage solutions are subject to variability of sales primarily due to the timing of IT spending as a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and their ability to procure other components needed to build out data center infrastructure. Given the length of development and qualification programs and unpredictability of the sales cycle, we may be unable to accurately forecast product demand, which may result in excess inventory and associated inventory reserves or write-downs, which could harm our business, financial condition and results of operations.
We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
In certain end markets, sales of computers, storage subsystems and consumer electronic devices tend to be seasonal, and therefore, we expect to continue to experience seasonality in our business as we respond to variations in our customers’ demand for our products. In particular, sales of our consumer products have in the past and may in the future be lower during the second half of our fiscal year. Retail sales of certain of our legacy markets solutions traditionally experience higher demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. We experience seasonal reductions in the second half of our fiscal year in the business activities of our customers during international holidays like Lunar New Year, as well as in the summer months (particularly in Europe), which typically result in lower sales during those periods. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate even if the forecasted demand for our products proves accurate. Failure to anticipate consumer demand for our branded solutions may also adversely impact our future results of operations. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, as well as macroeconomic conditions. In particular, during periods when there are rapidly changing macroeconomic conditions, historical seasonality trends may not be a good indicator to predict our future performance and results of operations.
We may not be able to grow our systems, SSD and Lyve revenues, which would adversely affect our results of operations.
We have made and continue to make investments to grow our systems, SSD and Lyve platform revenues. Our ability to grow our systems, SSD and Lyve revenues is subject to the following risks:
■we may be unable to accurately estimate and predict data center capacity and requirements;
■we may be unable to offer compelling solutions or services to enterprises, subscribers or consumers;

■we may be unable to obtain cost effective supply of NAND flash memory in order to offer competitive SSD solutions; and
■our cloud systems revenues generally have a longer sales cycle, and growth is likely to depend on relatively large orders from a concentrated customer base, which may increase the variability of our results of operations and the difficulty of matching revenues with expenses.
Our results of operations and share price may be adversely affected if we are not successful in our efforts to grow our revenues as anticipated, particularly to the extent our revenues do not offset our investments. In addition, our growth in these markets may bring us into closer competition with some of our customers or potential customers, which may decrease their willingness to do business with us.
Our worldwide sales and manufacturing operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations and increased costs.
We are a global company and have significant sales operations outside of the United States, including sales personnel and customer support operations. We also generate a significant portion of our revenue from sales outside the United States. Disruptions in the economic, environmental, political, legal or regulatory landscape in the countries where we operate may have a material and adverse impact on our manufacturing and sales operations. Disruptions in financial markets and the deterioration of global economic conditions have had and may continue to have an impact on our sales to customers and end-users.
Prices for our products are denominated predominantly in dollars, even when sold to customers located outside the United States. An increase in the value of the dollar could increase the real cost to our customers in those markets outside of the United States. This could adversely impact our sales and market share in such areas or increase pressure to lower our prices, and adversely impact our profit margins. In addition, we have revenue and expenses denominated in currencies other than the dollar, primarily the Thai Baht, Singaporean dollar, Chinese Renminbi and British Pound Sterling, which further exposes us to adverse movements in foreign currency exchange rates. A weakened dollar could increase the effective cost of our expenses such as payroll, utilities, tax and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material and adverse effect on our results of operations. We have attempted to manage the impact of foreign currency exchange rate changes by, among other things, entering into foreign currency forward exchange contracts from time to time, which could be designated as cash flow hedges or not designated as hedging instruments. Our hedging strategy may be ineffective, and specific hedges may expire and not be renewed or may not offset any or more than a portion of the adverse financial impact resulting from currency variations. The hedging activities may not cover our full exposure, subject us to certain counterparty credit risks and may impact our results of operations. See “Financial Risk Management” of this report for additional information about our foreign currency exchange risk.
In addition, certain countries in which we have operations have restrictive regulations over the movement of cash and/or foreign exchange across their borders. Similarly, Singapore may impose taxes on dividends of cash from our subsidiaries to the parent company. If we are unable to access our cash or we are required to pay taxes to repatriate such cash, our business and operations may be harmed, or we may need to seek other sources of liquidity.
The shipping and transportation costs associated with our international operations are typically higher than those associated with our U.S. operations, resulting in decreased operating margins for us in some countries. Volatility in fuel costs, political instability or constraints and increases in the costs or reliability of air transportation may lead us to develop alternative shipment methods, which could disrupt our ability to receive raw materials, or ship finished products, and as a result our business and results of operations may be harmed.
If we do not control our costs, we will not be able to compete effectively and our financial condition may be adversely impacted.
We continually seek to make our cost structure and business processes more efficient. We are focused on increasing workforce flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide. Our strategy involves, to a substantial degree, increasing revenue and exabytes volume while controlling expenses. Because of our vertical design and manufacturing strategy, our operations have higher costs that are fixed or difficult to reduce in the short-term, including our costs related to utilization of existing facilities and equipment. If we fail to forecast demand accurately or if there is a partial or complete reduction in long-term demand for our products, we could be required to write off inventory and/or record excess capacity charges, which could negatively impact our gross margin and financial results. If we do not control our manufacturing and operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce costs have included closures and transfers of facilities, significant personnel reductions, temporary salary reductions, restructuring efforts, asset write-offs and efforts to increase automation. Our restructuring efforts and other measures to reduce costs may not yield the intended benefits and may be unsuccessful or disruptive to our business operations which may materially and adversely affect our financial results.

We may not be able to execute acquisitions, divestitures and other significant transactions successfully and we may have difficulty or fail to successfully integrate acquired companies.
As part of our business strategy, we may acquire companies or businesses, divest businesses or assets, enter into strategic alliances and joint ventures, and make investments to further our business. Risks associated with these transactions have included, and may include:
■not fully realizing the anticipated profits or other benefits of any particular transaction in the timeframe we expected or at all due to competition, market trends, additional costs or investments, the actions of advisors, suppliers or other third parties, or other factors;
■certain transactions resulting in significant costs and expenses;
■failing to identify significant issues with the target during the due diligence process that result in significant liabilities;
■issuing common stock (potentially creating dilution) or incurring additional debt in order to finance a transaction, which financings may require us to accept onerous terms such as high interest rates or covenants that restrict our business;
■an adverse impact on our effective tax rate;
■acquiring a target with differing or inadequate privacy, data protection, and cybersecurity controls; and
■litigation.
In addition, if we fail to identify and complete such transactions and successfully integrate acquired businesses that further our strategic objectives, we may be required to expend additional resources to develop products, services and technology internally, which may put us at a competitive disadvantage. Integrations could significantly disrupt our business and the acquired business as they are often time-consuming and expensive and involve significant challenges, including successfully combining product and service offerings, entering or expanding markets, and retaining and integrating key employees, customers, distributors, facilities, technologies, and business systems, among other challenges. Furthermore, if there are future decreases in our stock price or significant changes in the business climate or results of operations of our reporting units, we may incur additional charges, including impairment charges.
In the case of a divestiture, we may have difficulty finding buyers or alternative exit strategies on acceptable terms in a timely manner. We may also dispose of a business at a price or on terms that are less desirable than we had anticipated. In addition, we may experience fewer benefits than expected, and the impact of the divestiture on our revenue growth may be larger than projected.
RISKS ASSOCIATED WITH SUPPLY AND MANUFACTURING
Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, as well as reliance on single-source suppliers, may affect our production and development of products and may harm our operating results.
The cost, quality and availability of components, subassemblies, certain equipment and raw materials used to manufacture our products are critical to our success. Particularly important for our products are components such as read/write heads, substrates for recording media, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. Certain rare earth elements are also critical in the manufacture of our products. In addition, the equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Our efforts to control our costs, including capital expenditures, may also affect our ability to obtain or maintain such inputs and equipment, which could affect our ability to meet future demand for our products.
We rely on sole or a limited number of direct and indirect suppliers for some or all of these components and rare earth elements that we do not manufacture, including substrates for recording media, read/write heads, ASICs, preamplifiers, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. Our options in supplier selection in these cases are limited and the supplier-based technology has been and may continue to be single-sourced until wider adoption of the technology occurs and any necessary licenses become available. In light of this small, consolidated supplier base, if our suppliers increased their prices as a result of inflationary pressures from the current macroeconomic conditions or changes to such conditions, and we could not pass these price increases to our customers, our operating margin would decline. Also, many of these direct and indirect component suppliers are geographically concentrated, making our supply chain more vulnerable to regional disruptions such as severe weather, local or global health issues or pandemics, acts of terrorism, war and an unpredictable geopolitical climate, which have materially impacted, and may in the future impact the production, availability and transportation of many components. We also often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. If there are any technical issues in the supplier’s technology, it may also cause us to delay shipments of our new technology deployments, incur scrap, rework or warranty charges and harm our financial position. Further, if a sole source or limited source supplier decides not to do business with us for any reason, we may be unable to develop, manufacture and commercialize certain of our products, which would adversely affect our business and financial position.
We have experienced and could in the future experience increased costs and production delays that made us unable to obtain the necessary equipment or sufficient quantities of some components. We have also been forced and could in the future be forced to pay higher prices, make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry. If our direct and indirect vendors for these components are unable to meet our cost, quality, supply and transportation requirements or fulfill their contractual commitments and obligations, we may have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products. Further, if we have to allocate the components we receive to certain of our products and ship less of others due to shortages or delays in critical components, we may lose sales to customers who could purchase more of their required products from a competitor that either did not experience these shortages or delays or that made different allocations, and thus our revenue and operating margin would decline.
We cannot assure you that we will be able to obtain critical components in a timely and economic manner. In addition, from time to time, some of our suppliers’ manufacturing facilities may be fully utilized. If they fail to invest in additional capacity or deliver components in the required timeframe, such failure would have an impact on our ability to ramp new products, and may result in a loss of revenue or market share if our competitors did not utilize the same components and were not affected. Further, if our customers experience shortages of components or materials used in their products it could result in a decrease in demand for our products and have an adverse effect on our results of operations.
We have cancelled purchase commitments with suppliers and incurred costs associated with such cancellations, and if revenues fall or customer demand decreases significantly, we may seek to cancel or may otherwise not meet our purchase commitments to certain suppliers in the future, which could result in damages, penalties, disputes, litigation, increased manufacturing costs or excess inventory.
From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. In the September and December 2023 quarters, due to changes in forecasted demand, we cancelled certain purchase commitments and incurred associated fees, as well as sought to reduce or otherwise modify purchase commitments with other suppliers. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may seek to cancel or modify or may otherwise not meet our additional purchase commitments with certain suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers, resulting in higher internal manufacturing costs, or we may be required to make penalty-type payments or pay specified amounts under the terms of these contracts for failure to meet our purchase commitments or otherwise satisfy our obligations under the contracts. We have and may continue to have disputes with our suppliers regarding our purchase commitments, including the cancellation or reduction of such commitments, that we may be unable to resolve, which have resulted and may again result in settlements, litigation that could result in adverse judgments or other litigation-related costs, the amounts of which may be material, as well as disruption to our supply chain and require management’s attention. Additionally, because our markets are volatile, competitive and subject to rapid technology and price changes, we face inventory and other asset risks in the event we do not fully utilize purchase commitments. If we cancel purchase commitments, are unable to fully utilize our purchase commitments or shift output from our internal manufacturing facilities to meet the commitments, our gross profit and operating earnings could be materially and adversely impacted.
Due to the complexity of our products, some defects may only become detectable after deployment, which may lead to increased costs and adversely affect our operating results.
Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Our products may contain a defect or be perceived as containing a defect by our customers as a result of improper use or maintenance. Lead times required to manufacture certain components are significant, and a quality excursion may take significant time and resources to remediate. Defects in our products, third-party components or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:
■increased costs and product delays until the complex solution-level interoperability issues are resolved;
■costs associated with the remediation of any problems attributable to our products;
■loss of or delays in revenues;
■loss of customers;
■failure to achieve market acceptance and loss of market share;

■increased service and warranty costs; and
■increased insurance costs.
Defects in our products could also result in legal actions by our customers for breach of warranty, property damage, injury or death. Such legal actions including, but not limited to, product liability claims could exceed the level of insurance coverage that we have obtained. Any significant uninsured claims could significantly harm our financial condition.
RISKS RELATED TO HUMAN CAPITAL AND CORPORATE RESPONSIBILITY
The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.
Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for qualified and capable personnel in many locations in which we operate, including China, Northern Ireland, Singapore, Thailand and the U.S., and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future. Additionally, because a portion of our key personnel’s compensation is contingent upon the performance of our business, including through cash bonuses and equity compensation, when the market price of our ordinary shares fluctuates or our results of operations or financial condition are negatively impacted, we may be at a competitive disadvantage for retaining and hiring employees. The reductions in workforce, salary reductions and variability in our bonus payouts that resulted from our historical restructurings have also made and may continue to make it difficult for us to recruit and retain personnel. Increased difficulty in accessing, recruiting or retaining personnel may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations. The loss of one or more of our key personnel or the inability to hire and retain key personnel could have a material and adverse effect on our business, results of operations and financial condition.
We are subject to risks related to corporate and social responsibility that could adversely affect our reputation and performance.
Many factors influence our reputation including the perception held by our customers, suppliers, partners, shareholders, other key stakeholders and the communities in which we operate. Our key customers’ satisfaction with the volume, quality and timeliness of our products is a material element of our market reputation, and any damage to our key customer relationships could materially and adversely affect our reputation. We face increasing scrutiny related to environmental, social and governance activities. We risk damage to our reputation if we fail to act responsibly in a number of areas, such as diversity and inclusion, environmental stewardship, sustainability, supply chain management, climate change, the usage of AI, workplace conduct and human rights. The increasing concern over climate change could also result in shifting customer preferences and regulations. Changing customer preferences may result in increased demands or requirements regarding our solutions, products and services, including the use of packaging materials, chemicals and other components in our products. These demands may cause us to incur additional costs or make other changes to our operations, which could adversely affect our financial results. If we fail to manage these requirements in an effective manner, customer demand for our solutions, products, and services could diminish, and our profitability could suffer.
Further, despite our policies to the contrary, our employees and personnel may violate environmental, social or governance standards or engage in other unethical conduct. These acts, or any accusation of such conduct, even if proven to be false, could adversely impact the reputation of our business. Any harm to our reputation could impact employee engagement and retention, our corporate culture and the willingness of customers, suppliers and partners to do business with us, which could have a material and adverse effect on our business, results of operations and cash flows.
RISKS RELATED TO FINANCIAL PERFORMANCE OR GENERAL ECONOMIC CONDITIONS
Changes in the macroeconomic environment have impacted and may continue to negatively impact our results of operations.
Changes in macroeconomic conditions may affect consumer and enterprise spending, and as a result, our customers may postpone or cancel spending in response to volatility in credit and equity markets, negative financial news and/or declines in income or asset values, all of which may have a material and adverse effect on the demand for our products and/or result in significant changes in our product prices. Other factors that could have a material and adverse effect on demand for our products, financial condition and results of operations include inflation, slower growth or recession, conditions in the labor market, healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer and business spending behavior. These changes could happen rapidly and we may not be able to react quickly to prevent or limit our losses or exposures.
Macroeconomic developments such as adverse economic conditions worldwide or efforts of governments to stimulate or stabilize the economy, international conflicts, trade disputes, sanctions, increased tariffs between the United States and China, Mexico and other countries and the withdrawal of the United Kingdom from the EU, have and may continue to adversely impact our business.

Significant inflation and related increases in interest rates have negatively affected our business in recent quarters and could continue in the near future to negatively affect our business, operating results or financial condition or the markets in which we operate, which, in turn, could adversely affect the price of our ordinary shares. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their IT budgets or be unable to fund data storage products, which could cause customers to delay, decrease or cancel purchases of our products or cause customers to not pay us or to delay paying us for previously purchased products and services.
We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness and continuing to declare our quarterly dividend.
We are leveraged and require significant amounts of cash to service our outstanding indebtedness. Our business may not generate sufficient cash flows to enable us to meet our liquidity requirements, including working capital, capital expenditures, product development efforts, investments, servicing our indebtedness and other general corporate requirements. Our high level of debt presents the following risks:
■we are required to use a substantial portion of our cash flows from operations to service our debt, which reduces the availability of our cash flows to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;
■our substantial leverage increases our vulnerability to economic downturns, decreases the availability of capital and may subject us to a competitive disadvantage vis-à-vis those of our competitors that are less leveraged;
■our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry, and could limit our ability to borrow additional funds on satisfactory terms for operations or capital to implement our business strategies; and
■covenants in our debt agreements, including our existing Credit Agreement (as defined herein), limit, among other things, our ability to pay future dividends or make other restricted payments and investments and to incur additional indebtedness, which could restrict our ability to execute on our business strategy or react to the economic environment.
In addition, our ability to service our debt obligations and comply with debt covenants depends on our financial performance. If we fail to meet our debt service obligations or fail to comply with debt covenants, or are unable to modify, obtain a waiver, or cure a debt covenant on terms acceptable to us or at all, we could be in default of our debt agreements and instruments. Such a default could result in an acceleration of our indebtedness, including via cross-defaults, and may require us to change capital allocation or engage in distressed debt transactions on terms unfavorable to us, which could have a material negative impact on our financial performance, stock market price and operations.
In the event the conditional exchange feature of our 2028 Notes is triggered, holders of the 2028 Notes will be entitled to exchange their 2028 Notes at any time during specified periods at their option. Pursuant to the terms of the indenture governing the 2028 Notes, if one or more holders elect to exchange their 2028 Notes, we would be required to settle the principal portion of our exchange obligation in cash, and any remainder of the exchange obligation in excess of such principal amount in cash, ordinary shares issued by us or a combination of cash and ordinary shares, at our election. Such cash payment obligations could adversely affect our liquidity. In addition, if the conditional exchange feature of our 2028 Notes is triggered, even if holders of the 2028 Notes do not elect to exchange their 2028 Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of such 2028 Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
In the event we need to refinance all or a portion of our outstanding debt as it matures or incur additional debt to fund our operations, we may not be able to refinance our existing debt or incur additional debt to fund our operations on terms acceptable to us or at all. If prevailing interest rates or other factors result in higher interest rates upon refinancing, then the interest expense relating to our debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital and increase the interest costs under our existing Credit Agreement.
Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
Our quarterly revenue and results of operations fluctuate, sometimes significantly, from period to period. These fluctuations, which we expect to continue, have been and may continue to be precipitated by a variety of factors, including:
■uncertainty in global economic and political conditions, and instability or war or adverse changes in the level of economic activity in the major regions in which we do business;
■competitive pressures resulting in lower prices by our competitors which may shift demand away from our products;

■announcements of new products, services or technological innovations by us or our competitors, and delays or problems in our introduction of new, more cost-effective products, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;
■changes in customer demand or the purchasing patterns or behavior of our customers;
■application of new or revised industry standards;
■disruptions in our supply chain, including increased costs or adverse changes in availability of supplies of raw materials or components;
■increased costs of electricity and/or other energy sources, freight and logistics costs or other materials or services necessary for the operation of our business;
■pandemics or other global health issues that impact our operations as well as those of our customers and suppliers;
■the impact of corporate restructuring activities that we have and may continue to engage in;
■changes in the demand for the computer systems and data storage products that contain our products;
■unfavorable supply and demand imbalances;
■our high proportion of fixed costs, including manufacturing and research and development expenses;
■any impairments in goodwill or other long-lived assets;
■changes in tax laws, such as global tax developments applicable to multinational businesses; the impact of trade barriers, such as import/export duties and restrictions, sanctions, tariffs and quotas, imposed by the United States or other countries in which the Company conducts business;
■the evolving legal and regulatory, economic, environmental and administrative climate in the international markets where the Company operates; and
■adverse changes in the performance of our products.
As a result, we believe that quarter-to-quarter and year-over-year comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in our market value.
Any cost reduction initiatives that we undertake may not deliver the results we expected and these actions may adversely affect our business.
From time to time, we engage in restructuring plans that have resulted and may continue to result in workforce reduction and consolidation of our real estate facilities and our manufacturing footprint. In addition, management will continue to evaluate our global footprint and cost structure, and additional restructuring plans may be considered. As a result of our restructurings, we have experienced and may in the future experience a loss of continuity, loss of accumulated knowledge, disruptions to our operations and inefficiency during transitional periods. Any cost-cutting measures could impact employee retention. In addition, we cannot be sure that any future cost reductions or global footprint consolidations will deliver the results we expect, be successful in reducing our overall expenses as we expect or that additional costs will not offset any such reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our results of operations may be adversely affected.
The effect of geopolitical uncertainties, war, terrorism, natural disasters, public health issues and other circumstances, on national and/or international commerce and on the global economy, could materially and adversely affect our results of operations and financial condition.
Geopolitical uncertainty, terrorism, instability or war, such as the military action against Ukraine launched by Russia and the latest developments in the Middle East conflict, natural disasters, public health issues and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our direct and indirect suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fires, power or water shortages, terrorist attacks, other hostile acts, labor disputes, public health issues and related mitigation actions, and other events beyond our control. Such events may decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers or to receive components from our direct and indirect suppliers, and create delays and inefficiencies in our supply chain.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. The impact of climate change may increase these risks due to changes in weather patterns, such as increases in storm intensity, sea-level rise and temperature extremes in areas where we or our suppliers and customers conduct business. We have a number of our employees located in regions known for seismic activity, wildfires and drought conditions. To mitigate wildfire risk, electric utilities are deploying public safety power shutoffs, which affects electricity reliability to our facilities and our communities. Many of our suppliers and customers are also located in areas with risks of natural disasters. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and results of operations could be materially and adversely affected.
Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations or cost increases in freight and other logistical services, governmental actions limiting the movement of products or employees between regions, increases in or changes to data collection and reporting obligations, delays in production ramps of new products, and disruptions in our operations and those of some of our key direct and indirect suppliers and customers.
We are subject to counterparty default risks.
We have numerous arrangements with financial institutions that subject us to counterparty default risks, including the capped call transactions, cash and investment deposits, and foreign currency forward exchange contracts and other derivative instruments. As a result, we are subject to the risk that the counterparty to one or more of these arrangements will, voluntarily or involuntarily, default on its performance obligations. In times of market distress in particular, a counterparty may not comply with its contractual commitments that could then lead to it defaulting on its obligations with little or no notice to us, thereby limiting our ability to take action to lessen or cover our exposure. Additionally, our ability to mitigate our counterparty exposures could be limited by the terms of the relevant agreements or because market conditions prevent us from taking effective action. For example, our exposure to the credit risk of the option counterparties to the capped call transactions will not be secured by any collateral. If one of our counterparties, including the option counterparties to the capped call transactions, becomes insolvent or files for bankruptcy, our ability to recover any losses suffered as a result of that counterparty's default may be limited by the liquidity of the counterparty or the applicable laws governing the bankruptcy proceedings. In the event of any such counterparty default, we could incur significant losses, which could have a material and adverse effect on our business, results of operations, or financial condition. Our exposure to counterparty risk with respect to the capped call transactions will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our ordinary shares. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our ordinary shares. We can provide no assurance as to the financial stability or viability of the option counterparties to the capped call transactions.
Further, our customers could have reduced access to working capital due to global economic conditions, higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer’s, or their bank’s financial condition or the inability to access other financing, which would increase our credit and non-payment risk, and could result in an increase in our operating costs or a reduction in our revenue. Also, our customers outside of the United States are sometimes allowed longer time periods for payment than our U.S. customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period. In addition, some of our OEM customers have adopted a subcontractor model that requires us to contract directly with companies, such as original design manufacturers, that provide manufacturing and fulfillment services to our OEM customers. Because these subcontractors are generally not as well capitalized as our direct OEM customers, this subcontractor model exposes us to increased credit risks. Our agreements with our OEM customers may not permit us to increase our product prices to alleviate this increased credit risk.
LEGAL, REGULATORY AND COMPLIANCE RISKS
Our business is subject to various laws, regulations and governmental policies that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
Our business is subject to regulation under a wide variety of U.S. federal and state and non-U.S. laws, regulations and policies. Laws, regulations and policies may change in ways that will require us to modify our business model and objectives or affect our returns on investments by restricting existing activities and products, subjecting them to escalating costs or prohibiting them outright. Jurisdictions such as China, Malaysia, Northern Ireland, Singapore, Thailand and the U.S., in which we have significant operating assets, and the European Union each have exercised and continue to exercise significant influence over many aspects of their domestic economies including, but not limited to, fair competition, tax practices, anti-corruption, anti-trust, data privacy, protection, security and sovereignty, price controls and international trade, which have had and may continue to have an adverse effect on our business operations and financial condition.
Our business, particularly our Lyve products and related offerings, is subject to state, federal, and international laws and regulations relating to data privacy, data protection and data security, including security breach notification, data retention, transfer and localization. Laws and regulations relating to these matters evolve frequently and their scope may change through new legislation, amendments to existing legislation and changes in interpretation or enforcement and may impose conflicting and inconsistent obligations. Any such changes, and any changes to our products or services or manner in which our customers utilize them may result in new or enhanced costly compliance requirements and governmental or regulatory scrutiny, may limit our ability to operate in certain jurisdictions or to engage in certain data processing activities, and may require us to modify our practices and policies, potentially in a material manner, which we may be unable to do in a timely or commercially reasonable manner or at all.
Further, the sale and manufacturing of products in certain countries subjects us and our suppliers to local and international laws and regulations governing protection of the environment, including those governing climate change, discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. If additional or more stringent requirements are imposed on us and our suppliers in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material and adverse effect on our financial condition or results of operations.
As the laws and regulations to which we are subject continue to change and vary greatly from jurisdiction to jurisdiction, compliance with such laws and regulations may be onerous, may create uncertainty as to how they will be applied and interpreted, and may continue to increase our cost of doing business globally.
Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material and adverse effect on our business, results of operations, financial condition and cash flows.
Due to the global nature of our business, we are subject to import and export restrictions and regulations, including the Export Administration Regulations (“EAR”) administered by U.S. BIS and the trade and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). We incorporate encryption technology into certain of our products and solutions. These encryption products and the underlying technology may be exported outside of the United States only with export authorizations, including by license, a license exception or other appropriate government authorizations, including the filing of an encryption registration. The U.S., through BIS and OFAC, places restrictions on the sale or export of certain products and services to certain countries, persons and entities, as well as for certain end-uses, such as military, military-intelligence and weapons of mass destruction end-uses. The U.S. government also imposes sanctions through executive orders restricting U.S. companies from conducting business activities with specified individuals and companies. Although we have controls and procedures to ensure compliance with all applicable regulations and orders, we cannot predict whether changes in laws or regulations by the U.S., China or another jurisdiction will affect our ability to sell our products and services to existing or new customers. Additionally, we cannot ensure that our interpretation of relevant restrictions and regulations will be accepted in all cases by relevant regulatory and enforcement authorities. On 18 April 2023, we entered into a Settlement Agreement with BIS (the “Settlement Agreement”) that resolved BIS’ allegations regarding our sales of hard disk drives to Huawei. We agreed to complete three audits of our compliance with the license requirements of Section 734.9 of the EAR, and have completed the first audit. The Settlement Agreement also includes a denial order that is suspended and will be waived five years after the date of the order issued under the Settlement Agreement, provided that we have made full and timely payments under the Settlement Agreement and timely completed the audit requirements. Despite our best efforts to comply with the terms of the Settlement Agreement, we may fail to do so. Failure to comply with the Settlement Agreement could result in significant penalties, including the loss of the suspension of the denial order which would prohibit us from exporting our products subject to the EAR outside of the United States, and could have a material and adverse effect on our business, results of operations, financial condition and cash flows.
Despite our best efforts to comply with all applicable export control and sanctions laws and regulations, we may discover additional violations. From time to time, we have voluntarily self-reported potential export violations to OFAC or BIS. Although voluntary self-disclosure is considered a mitigating factor by OFAC and BIS, in light of the Settlement Agreement, we may be subject to increased penalties. If we were ever found to have violated applicable export control or sanctions laws, we may be subject to penalties which could have a material and adverse impact on our business, results of operations, financial condition and cash flows. Even if we were not found to have violated such laws, the political and media scrutiny surrounding any governmental investigation of us could cause us significant expense and reputational harm. Such collateral consequences could have a material adverse impact on our business, results of operations, financial condition and cash flows.
Violators of any U.S. export control and sanctions laws may be subject to significant penalties, which may include monetary fines, criminal proceedings against them and their officers and employees, a denial of export privileges, and suspension or debarment from selling products to the U.S. government. Moreover, the sanctions imposed by the U.S. government could be expanded in the future. Our products could be shipped to restricted end-users or for restricted end-uses by third parties, including potentially our channel partners, despite our precautions. In addition, if our partners fail to obtain appropriate import, export or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences including government investigations and penalties. A significant portion of our sales are to customers in the Asia Pacific region and other geographies that have been the recent focus of changes in U.S. export control policies. Various U.S. agencies have implemented and are considering additional changes to the regulations to increase controls over advanced computing chips, computers and related technologies. Any further limitation that impedes our ability to export or sell our products and services could materially and adversely affect our business, results of operations, financial condition and cash flows.
Other countries also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to sell or distribute our products and services or could limit our partners’ or customers’ ability to sell or use our products and services in those countries, which could materially and adversely affect our business, results of operations, financial condition and cash flows. Violations of these regulations may result in significant penalties and fines. Changes in our products and services or future changes in export and import regulations may create delays in the introduction of our products and services in those countries, prevent our customers from deploying our products and services globally or, in some cases, prevent the export or import or sale of our products and services to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons or technologies targeted by such regulations, in the countries where we operate could result in decreased use of our products and services by, or in our decreased ability to export or sell our products and services to, new or existing customers, which could materially and adversely affect our business, results of operations, financial condition and cash flows.
Our business is exposed to risks associated with litigation, investigations and regulatory proceedings that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
From time to time, we have been and may continue to be involved in various legal, regulatory or administrative investigations, inquiries, negotiations or proceedings arising in the normal course of business. See “Note 14. Legal, Environmental and Other Contingencies” contained in this report for a description of material legal proceedings. Litigation and government investigations or other proceedings are subject to inherent risks and uncertainties that may cause an outcome to differ materially from our expectations and may result in us being required to pay substantial damages, fines or penalties and cease certain practices or activities, and may harm our reputation and market position, all of which could materially harm our business, results of operations and financial conditions. The costs associated with litigation and government proceedings can also be unpredictable depending on the complexity and length of time devoted to such litigation or proceeding. Litigation and governmental investigations or other proceedings may also divert the efforts and attention of our key personnel, which could also harm our business.
In addition, regulation or government scrutiny may impact the requirements for marketing our products and slow our ability to introduce new products, resulting in an adverse impact on our business. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors or agents will not violate these or other applicable laws, rules and regulations to which we are and may be subject. Actual or perceived violations of these laws and regulations could lead to significant penalties, restraints on our export or import privileges, monetary fines, government investigations, disruption of our operating activities, damage to our reputation and corporate brand, criminal proceedings and regulatory or other actions that could materially and adversely affect our results of operations. The political and media scrutiny surrounding a governmental investigation for the violation of such laws, even if an investigation does not result in a finding of violation, could cause us significant expense and collateral consequences, including reputational harm, that could have an adverse impact on our business, results of operations and financial condition.
Tax-related matters could have a material and adverse effect on our business, results of operations or financial condition.
We are subject to income taxes, as well as indirect taxes and other tax claims in tax regimes we are subject to or operate under. Significant judgment is required in determining our worldwide provision for income taxes and other tax liabilities. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. Any changes in tax laws and regulations could have a material and adverse effect on our tax obligations and effective tax rate.
In particular, potential uncertainty of changes to global tax laws, including global initiatives put forth by the Organization for Economic Co-operation and Development (“OECD”) and tax laws in any jurisdiction in which we operate have had and may continue to have an effect on our business, corporate structure, operations, sales, liquidity, capital requirements, effective tax rate, results of operations, and financial performance. The member states of the European Union agreed to implement the OECD’s Pillar Two framework, which imposes a global corporate minimum tax rate of 15%. In December 2022, the Council of the European Union ("EU") formally adopted the EU Minimum Tax Directive, which would require member states to adopt Pillar Two into their domestic law. The directive requires the rules to initially become effective for fiscal years starting on or after 31 December 2023. The United Kingdom and certain other jurisdictions in which we operate have enacted legislation to implement Pillar Two. Other countries may also adopt the Pillar Two framework. The enactment of Pillar Two legislation is not expected to have a material and adverse effect on the Company's financial statements in the initial year of enactment. These changes may materially increase the level of income tax in future periods, especially for jurisdictions in which we currently have tax incentives, such as Singapore and Thailand.
In addition, we are subject to examinations of our income tax returns in tax regimes we are subject to or operate under. We regularly assess the likelihood of outcomes resulting from these examinations to determine the adequacy of our provision for income taxes and have reserved for potential adjustments that may result from the examinations. There can be no assurance that the final determination of any of these examinations will not have an adverse effect on our effective tax rates, financial condition and results of operations.
Our future effective tax rate may also be affected by a variety of factors, including changes in our business or statutory rates, the mix of earnings in countries with differing statutory tax rates, available tax incentives, credits and deductions, the expiration of statutes of limitations, changes in accounting principles, adjustments to income taxes upon finalization of tax returns, increases in expenses not deductible for tax purposes, the estimates of our deferred tax assets and liabilities and deferred tax asset valuation allowances, changing interpretation of existing laws or regulations, the impact of accounting for business combinations, as well as changes in the domestic or international organization of our business and structure.
Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material and adverse impact on our business and results of operations.
We face uncertainty with regard to U.S. government trade policy. Current U.S. government trade policy includes tariffs on certain non-U.S. goods, including information and communication technology products. These measures may materially increase costs for goods imported into the United States. This in turn could require us to materially increase prices to our customers which may reduce demand, or, if we are unable to increase prices to adequately address any tariffs, quotas or duties, could lower our margin on products sold and negatively impact our financial performance. Changes in U.S. trade policy have resulted in, and could result in more, U.S. trading partners adopting responsive trade policies, including imposition of increased tariffs, quotas or duties. Such policies could make it more difficult or costly for us to export our products to those countries, therefore negatively impacting our financial performance.
RISKS RELATED TO INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS
We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
We rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements, security measures and licensing arrangements to protect our intellectual property rights. In the past, we have been involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing patents, trademarks and other intellectual property rights of third parties. We expect that we will be involved in similar disputes in the future.
There can be no assurance that:
■any of our existing patents will continue to be held valid, if challenged;
■patents will be issued for any of our pending applications;
■any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
■our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;
■we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and
■others will not gain access to our trade secrets.
In addition, our competitors may be able to design their products to circumvent our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.
Furthermore, we have significant operations and sales in countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States. Therefore, we cannot be certain that we will be able to protect our intellectual property rights in jurisdictions outside the United States.
We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with the manufacturing, use, sale or offering for sale of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which, if granted or awarded, could materially harm our business, financial condition and operating results.
We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See “Note 14. Legal, Environmental and Other Contingencies” contained in this report for a description of material intellectual property proceedings.
Our business and certain products and services depend in part on intellectual property and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.
Some of our business and some of our products rely on or include software licensed from third parties, including open source licenses. We may not be able to obtain or continue to obtain licenses from these third parties at all or on reasonable terms, or such third parties may demand cross-licenses to our intellectual property. Third-party components and technology may become obsolete, defective or incompatible with future versions of our products or services, or our relationship with the third party may deteriorate, or our agreements may expire or be terminated. We may face legal or business disputes with licensors that may threaten or lead to the disruption of inbound licensing relationships. In order to remain in compliance with the terms of our licenses, we monitor and manage our use of third-party software, including both proprietary and open source license terms to avoid subjecting our products and services to conditions we do not intend, such as the licensing or public disclosure of our intellectual property without compensation or on undesirable terms. The terms of many open source licenses have not been interpreted by U.S. courts, and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products or services. Additionally, some of these licenses may not be available to us in the future on terms that are acceptable or that allow our product offerings to remain competitive. Our inability to obtain licenses or rights on favorable terms could have a material effect on our business, financial condition, results of operations and cash flow, such as diverting resources away from our development efforts if we are required to take remedial action.
In addition, we also rely upon third-party hosted infrastructure partners globally to serve customers and operate certain aspects of our business or services. Any disruption of or interference at our hosted infrastructure partners would impact our operations and our business could be adversely impacted.
RISKS RELATED TO INFORMATION TECHNOLOGY, DATA AND INFORMATION SECURITY
We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cyber security breaches or incidents that disrupt our operations or result in unauthorized access to, or the loss, corruption, unavailability or dissemination of proprietary or confidential information of our customers or about us or other third parties.
Our operations are dependent upon our ability to protect our digital infrastructure and data. We manage, store and otherwise process various proprietary information and sensitive or confidential data relating to our operations, as well as to our customers, suppliers, employees and other third parties, and we store subscribers’ data on Lyve, our edge-to-cloud mass storage platform. As our operations become more automated and increasingly interdependent and our edge-to-cloud mass storage platform service grows, our exposure to the risks posed by storage, transfer, maintenance and other processing of data, such as damage, corruption, loss, unavailability, unauthorized acquisition and other processing, and other security risks, including risks of disruptions to our platform or security breaches and incidents impacting our digital infrastructure and data, will continue to increase.
Despite the measures we and our vendors put in place designed to protect our computer equipment, data and systems, our customers, suppliers, employees or other third parties have been and may continue to be vulnerable to phishing and other forms of social engineering attacks, employee or contractor error, hacking, cyberattacks, ransomware and other malware, malfeasance, system error or other irregularities or incidents, including from attacks or breaches and incidents at third party vendors we utilize. In addition, the measures we and our vendors take may not be sufficient for all eventualities. Threat actors are increasingly using tools and techniques that circumvent controls, evade detection, and remove forensic evidence, which means that we and others may be unable to anticipate, detect, deflect, contain or recover from cyberattacks in a timely or effective manner. As AI capabilities improve and are increasingly adopted, we may be subject to cyberattacks created with AI. For example, attacks could be crafted with an AI tool to attack information systems by creating more effective phishing emails or social engineering or by exploiting vulnerabilities in electronic security programs utilizing false image or voice recognition, or could result from our or our customers or business partners incorporating the output of an AI tool, such as malicious code from an AI-generated source code. Our network and storage applications, as well as those of our customers, business partners, and third-party providers, have been and may in the future be subject to unauthorized access by hackers or breached due to operator error, malfeasance or other system disruptions. Additionally, there have been and may continue to be significant supply chain attacks, and we cannot guarantee that our or our suppliers’ or other vendors’ systems, networks, or other components or infrastructure have not been compromised or do not contain exploitable defects, bugs or vulnerabilities. We anticipate that these threats will continue to grow in scope and complexity over time due to the development and deployment of increasingly advanced tools and techniques.
We and our vendors may be unable to anticipate or prevent these attacks and other threats, react in a timely manner, or implement adequate preventive measures, and we and they may face delays in detection or remediation of, or other responses to, security breaches and other security-related incidents. The costs to eliminate or address security problems and security vulnerabilities before or after a security breach or incident may be significant. Certain legacy IT systems may not be easily remediated, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation and other aspects of our efforts to address any attack, compromise, breach or incident may not be successful and could result in interruptions, delays or cessation of service. Security breaches or incidents and unauthorized access to, or loss, corruption, unavailability, or processing of data we and our vendors maintain or otherwise process has exposed us and could expose us, or our vendors, customers or other third parties to a risk of loss or misuse of this data. Any actual or perceived breach incident could result in litigation or governmental investigations, fines, penalties, indemnity obligations and other potential liability and costs for us, materially damage our brand, cause us to lose existing or potential customers, impede critical functions or otherwise materially harm our business, results of operations and financial condition.
Additionally, defending against claims, litigation or regulatory inquiries or proceedings relating to any actual or potential security breach or other security incident, regardless of merit, could be costly and divert attention of key personnel. We cannot ensure that any provisions in our contracts with customers or others relating to limitations of liability would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any claim. The insurance coverage we maintain that is intended to address certain data security risks may be insufficient to cover all types of claims or losses that may arise and has been increasing in price over time. We cannot be certain that insurance coverage will continue to be available to us on economically reasonable terms, or at all.
We must successfully implement our new global enterprise resource planning system and maintain and upgrade our information technology (“IT”) systems, and our failure to do so could have a material and adverse effect on our business, financial condition and results of operations.
We are in the process of implementing, and will continue to invest in and implement, modifications and upgrades to our IT systems and procedures, including making changes to legacy systems or acquiring new systems with new functionality, and building new policies, procedures, training programs and monitoring tools.
We are engaged in a multi-year implementation of a new global enterprise resource planning system (“ERP”) which has required and will continue to require significant investment of human and financial resources. The ERP is designed to efficiently maintain our financial records and provide information important to the operation of our business to our management team. In implementing the ERP, we may experience significant increases to inherent costs and risks associated with changing and acquiring these systems, policies, procedures and monitoring tools, including capital expenditures, additional operating expenses, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems policies, procedures or monitoring tools into our current systems. Any significant disruption or deficiency in the design and implementation of the ERP may adversely affect our ability to process orders, ship product, send invoices and track payments, fulfill contractual obligations, maintain effective disclosure controls and internal control over financial reporting or otherwise operate our business. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, difficulties with implementing new technology systems, such as ERP, delays in our timeline for planned improvements, significant system failures or our inability to successfully modify our IT systems, policies, procedures or monitoring tools to respond to changes in our business needs in the past have caused and in the future may cause disruptions in our business operations, increase security risks, and may have a material and adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OWNING OUR ORDINARY SHARES
The price of our ordinary shares may be volatile and could decline significantly.
The market price of our ordinary shares has fluctuated and may continue to fluctuate or decline significantly in response to various factors, some of which are beyond our control, including:
■general stock market conditions, or general uncertainty in stock market conditions due to global economic conditions and negative financial news unrelated to our business or industry;
■the timing and amount of or the discontinuance of our share repurchases;
■actual or anticipated variations in our results of operations;
■announcements of innovations, new products, significant contracts, acquisitions, or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;
■our failure to meet our guidance or the performance estimates of investment research analysts, or changes in financial estimates by investment research analysts;
■significant announcements by or changes in financial condition of a large customer;
■the ability of our customers to procure necessary components which may impact their demand or timing of their demand for our products, especially during a period of persistent supply chain shortages;
■reduction in demand from our key customers due to macroeconomic conditions that reduce cloud, enterprise or consumer spending;
■the issuance of our ordinary shares upon exchange of some or all of our outstanding exchangeable notes for amounts in excess of the principal amount;
■actual or perceived security breaches or incidents or security vulnerabilities;
■actual or anticipated changes in the credit ratings of our indebtedness by rating agencies; and
■the sale of our ordinary shares held by certain equity investors or members of management.
In addition, in the past, following periods of decline in the market price of a company’s securities, class action lawsuits have often been pursued against that company. Similar litigation has been pursued against us, and it could result in substantial costs and a diversion of management’s attention and resources, which could materially and adversely affect our results of operations, financial condition and liquidity.
Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.
Although historically we have announced regular cash dividend payments and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at historical levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors. Our previously announced share repurchase program was paused in the December 2022 quarter, remained paused through the end of fiscal year 2024 and there are no assurances as to if and when the program will resume. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, distributable reserves, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

Liquidity and Capital Resources
The following sections discuss our principal liquidity requirements, as well as our sources and uses of cash and our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, we believe our sources of cash will continue to be sufficient to fund our operations and meet our cash requirements for the next 12 months. Although there can be no assurance, we believe that our financial resources, along with controlling our costs and capital expenditures, will allow us to manage the ongoing impact of market demand disruptions on our business operations for the foreseeable future. However, some challenges to our industry and to our business continue to remain uncertain and cannot be predicted at this time. Consequently, we will continue to evaluate our financial position in light of future developments, particularly those relating to the global economic factors.
We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents from the values reported as of 28 June 2024.
Cash and Cash Equivalents

	As of
(Dollars in millions)	28 June 2024	30 June 2023	Change
Cash and cash equivalents	$1,358	$786	$572
The following table summarizes results from the Consolidated Statement of Cash Flows for the periods indicated:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Net cash flow provided by (used in):
Operating activities	$918	$942
Investing activities	126	217
Financing activities	(473)	(988)
Effect of foreign currency exchange rates	1	—
Net increase in cash, cash equivalents and restricted cash	$572	$171
Cash Provided by Operating Activities
Cash provided by operating activities for fiscal year 2024 was $918 million and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation, net gain from business divestiture and:
■an increase of $243 million in other assets and liabilities, primarily related to the restructuring of pre-existing purchase agreements as a result of the sale of SoC operations. Refer to “Note 18. Divestiture” for more details;
■an increase of $227 million in trade creditors, primarily due to timing of payments;
■a decrease of $192 million in trade debtors, primarily due to lower revenue and higher trade debtors factoring; and
■an increase of $25 million cash proceeds received from the settlement of certain interest rate swap agreements; partially offset by
■a decrease of $183 million in accrued expenses primarily due to lower restructuring activities; and
■an increase of $99 million in inventories, primarily due to an increase in raw materials and work in progress inventory
Cash provided by operating activities for fiscal year 2023 was $942 million and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation and:
■a decrease of $911 million in trade debtors, primarily due to lower revenue and timing of collections;
■a decrease of $425 million in inventories, primarily due to a decrease in units built to align with the prevailing demand environment; and
■an increase of $110 million cash proceeds received from the settlement of certain interest rate swap agreements; partially offset by

■a decrease of $421 million in trade creditors, primarily due to a decrease in materials purchased; and
■a decrease of $152 million in accrued employee compensation, primarily due to cash paid to our employees as part of our variable compensation plans and a decrease in our variable compensation expense.
Cash Used in Investing Activities
In fiscal year 2024, we received $126 million for net cash investing activities, which was primarily due to the proceeds from the sale of SoC operations of $326 million (refer to “Note 18. Divestiture” for more details), $40 million from the sale of assets and $14 million from the sale of investments, offset by payments for the purchase of property, equipment and leasehold improvements of $254 million.
In fiscal year 2023, we received $217 million for net cash investing activities, which was primarily due to proceeds of $534 million from the sale of assets, offset by payments for the purchase of property, equipment and leasehold improvements of $316 million.
Cash Used in Financing Activities
Net cash used in financing activities of $473 million for fiscal year 2024 was primarily attributable to the following activities:
■$1.3 billion repurchases of long-term debt;
■$585 million in dividends paid to our shareholders;
■$128 million debt fees relating to issuance of long-term debt and capped call transaction; and
■$38 million taxes paid related to net share settlement of equity awards; partially offset by
■$1.5 billion in net proceeds from the issuance of long-term debt; and
■$66 million in proceeds from the issuance of ordinary shares under employee stock plans.
Net cash used in financing activities of $988 million for fiscal year 2023 was primarily attributable to the following activities:
■$1.6 billion repurchases of long-term debt;
■$582 million in dividend payments; and
■$408 million in payments for repurchases of our ordinary shares; partially offset by
■$1.6 billion in proceeds from the issuance of long-term debt; and
■$68 million in proceeds from the issuance of ordinary shares under employee stock plans.
Liquidity Sources and Going Concern
Our primary sources of liquidity as of 28 June 2024 consist of: (1) approximately $1.4 billion in cash and cash equivalents, (2) cash we expect to generate from operations and (3) $1.5 billion available for borrowing under our senior unsecured revolving credit facility (“Revolving Credit Facility”), which is part of our Credit Agreement (as defined below).
As of 28 June 2024, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility. The Revolving Credit Facility is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.
As of 28 June 2024, the Credit Agreement includes two financial covenants: (1) interest coverage ratio and (2) net leverage ratio. We continue to evaluate our debt portfolio and structure to comply with our financial debt covenants. As of 28 June 2024, we were in compliance with all of the covenants under our debt agreements. Refer to “Note 4. Debentures and Bank Loans” for further details.
As of 28 June 2024, cash and cash equivalents held by our subsidiaries was $1.4 billion. This amount is potentially subject to taxation in Singapore upon repatriation by means of a dividend into our parent company, unless certain exemption is given, or a special approval is granted by the Ministry of Finance in Singapore. However, it is our intent to indefinitely reinvest earnings of subsidiaries outside of Ireland and Singapore. Our current plans do not demonstrate a need to repatriate such earnings by means of a taxable dividend. Should funds be needed in the parent company and should we be unable to fund parent company activities through means other than a taxable dividend, we would be required to accrue and pay taxes on such dividend.
We believe that our sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Our ability to fund liquidity requirements beyond 12 months will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control. For additional information on risks and factors that could impact our ability to fund our operations and meet our cash requirements, among others, see the section entitled “Principal Risks and Uncertainties” of the Directors’ Report.
As of 28 June 2024, the principal amount of our debt outstanding was $5.7 billion. We were in compliance with all covenants as of 28 June 2024. Refer to “Note 4. Debentures and Bank Loans” for more detail.
Given the impact of the macroeconomic environment on our business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 28 June 2024.
Our going concern assessment considers our Principal Risks and Uncertainties, including those specific to the macroeconomic environment, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in our going concern assessment:
■Based on the results of our forecasting procedures and assessment of our liquidity requirements, including our contractual and debt repayment commitments, we believe our sources of cash, including the undrawn revolving credit facility of $1.5 billion, and ability to access capital markets have been and will continue to be sufficient to meet our cash needs for at least the next 12 months.
■We believe that our cash equivalents are liquid and accessible.
■We were in compliance with the covenants as of 28 June 2024. We continue to evaluate our debt portfolio and structure to comply with our financial debt covenants.
■While there is a high level of uncertainty concerning the challenges posed by macroeconomic pressures to our industry and supply chain disruptions, we believe that our financial resources, along with controlling our costs and maintaining supply chain discipline including adjusting our manufacturing production plans will allow us to manage the potential impacts of macroeconomic factors on our business operations for the foreseeable future.
Taking into account the financial resources available to us, it is management’s view, to the best of their current knowledge, that the sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.
For additional information on factors that could impact our ability to fund our operations and meet our cash requirements, including the pandemic, see “Principal Risks and Uncertainties” section of the Directors’ Report.
Cash Requirements and Commitments
Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our quarterly dividend and any future strategic investments.
Purchase obligations
Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms. From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. As of 28 June 2024, we had unconditional purchase obligations of approximately $1.2 billion, primarily related to purchases of inventory components with our suppliers. We expect $1.2 billion of these commitments to be paid within one year. In addition, we also had certain long-term market share based non-cancellable inventory purchase commitments as of 28 June 2024.
We recorded order cancellation fees to terminate certain purchase commitments related to the purchase of inventory components and equipment. By the end of fiscal year 2024, the cumulative unpaid order cancellation fees on the Consolidated Balance Sheet were $93 million, with $39 million in Other creditors and $54 million in Trade creditors, all of which is expected to be paid within one year. In certain instances, our unpaid order cancellation fees may change based on the expected timing or ongoing negotiations with our suppliers.
Capital expenditures
We incur material capital expenditures to design and manufacture our products that depend on advanced technologies and manufacturing techniques. As of 28 June 2024, we had unconditional commitments of $161 million primarily related to purchases of equipment, of which approximately $99 million is expected to be paid within one year. For fiscal year 2025, we expect capital expenditures to be higher than fiscal year 2024.
Operating leases
We are a lessee in several operating leases related to real estate facilities for warehouse, office and lab space. As of 28 June 2024, the amount of future minimum rent expense for both occupied and vacated facilities under non-cancelable operating lease contracts was $564 million, of which $63 million is expected to be paid within one year. Refer to “Note 6. Leases” for details.
Long-term debt and interest payments on debt
As of 28 June 2024, the future principal payment obligation on our long-term debt was $5.7 billion, of which $479 million will mature within one year. As of 28 June 2024, future interest payments on this outstanding debt is estimated to be approximately $2.0 billion, of which $323 million is expected to be paid within one year. From time to time, we may repurchase, redeem or otherwise extinguish any of our outstanding senior notes in open market or privately negotiated purchases or otherwise, or we may repurchase or redeem outstanding senior notes pursuant to the terms of the applicable indenture. Refer to “Note 4. Debentures and Bank Loans” for more details.
BIS settlement penalty
We accrued a settlement penalty of $300 million for fiscal year 2023, related to BIS’ allegations of violations of the U.S. EAR, which were subsequently resolved by the Settlement Agreement in April 2023. As part of the Settlement Agreement with BIS, quarterly payments of $15 million are made over the course of five years beginning 31 October 2023, of which $60 million is expected to be paid within one year and $195 million thereafter. Refer to “Note 14. Legal, Environment and Other Contingencies” for more details.
Restructuring
During the fiscal year ended 28 June 2024, we made cash payments of $116 million, primarily related to workforce reduction costs under our restructuring plans.
As of 28 June 2024, the future cash payments related to our remaining active restructuring plans were $4 million, all of which is expected to be paid within one year.
Income Tax
As of 28 June 2024, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $8 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.
Dividend
On 23 July 2024, our Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 7 October 2024 to shareholders of record as of the close of business on 23 September 2024. Our ability to pay dividends in the future will be subject to, among other things, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our ordinary shareholders, including restrictions imposed by covenants on our debt instruments.
Share repurchases
From time to time, at our discretion, we may repurchase any of our outstanding ordinary shares through private, open market, or broker assisted purchases, tender offers, or other means, including through the use of derivative transactions. During fiscal year 2024, we repurchased approximately 1 million of our ordinary shares including shares withheld for statutory tax withholdings related to vesting of employee equity awards. As of 28 June 2024, $1.9 billion remained available for repurchase under our existing repurchase authorization limit. We may limit or terminate the repurchase program at any time. All repurchases are effected as redemptions in accordance with our Constitution.
We require substantial amounts of cash to fund any increased working capital requirements, future capital expenditures, scheduled payments of principal and interest on our indebtedness and payments of dividends. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions, joint ventures and investments, which may require additional capital.
Financial Risk Management

We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, credit rating changes and equity and bond markets. A portion of these risks may be hedged, but fluctuations could impact our results of operations, financial position and cash flows.
Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our cash investment portfolio. As of 28 June 2024, we had no available-for-sale investments that had been in a continuous unrealized loss position for a period greater than 12 months. We had no impairments related to credit losses for available-for-sale investments as of 28 June 2024.
We have fixed rate debt obligations, which we enter into for general corporate purposes including capital expenditures and working capital needs.
We previously entered into certain interest rate swap agreements to convert the variable interest rate on the Term Loans to fixed interest rates. The objective of the interest rate swap agreements was to eliminate the variability of interest payment cash flows associated with the variable interest rate under the Term Loans. We designated the interest rate swaps as cash flow hedges. On 13 September 2023, we terminated our interest rate swap agreements as we repaid the Term Loans.
The table below presents principal amounts and related fixed or weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 28 June 2024.

(Dollars in millions, except percentages)	Fiscal Years Ended							Fair Value at 28 June 2024
	2025	2026	2027	2028	2029	Thereafter	Total
Assets
Money market funds, time deposits and certificates of deposit
Floating rate	$388	$—	$—	$—	$—	$—	$388	$338
Average interest rate	5.31%	—%	—%	—%	—%	—%	5.31%
Other debt securities
Fixed rate	$—	$15	$—	$—	$—	$—	$1	$15
Debt
Fixed rate	$479	$—	$505	$1,500	$495	$2,750	$5,729	$6,342
Average interest rate	4.75%	—%	4.88%	3.50%	4.09%	7.38%	5.64%
Foreign Currency Exchange Risk. From time to time, we may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes.
We hedge portions of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The change in fair value of these contracts is recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. All foreign currency forward exchange contracts mature within 12 months.
For more information about our debt and use of derivative instruments, see “Note 8. Derivative Financial Instruments”.
The table below provides information as of 28 June 2024 about our foreign currency forward exchange contracts. The table is provided in dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
Singapore Dollar	$141	$1.35	$—
Chinese Renminbi	29	7.10	1
Thai Baht	21	35.24	(1)
British Pound Sterling	9	0.78	—
Total	$200		$—
___________________________________________________________________________________

(1) Equivalent to the unrealized net gain (loss) on existing contracts.
Other Market Risks. We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk.
Changes in our corporate issuer credit ratings have minimal impact on our near-term financial results, but downgrades may negatively impact our future ability to raise capital, our ability to execute transactions with various counterparties, and may increase the cost of such capital.
We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our non-qualified deferred compensation plan—the SDCP.
We entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. We pay a floating rate, based on SOFR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liabilities due to changes in the value of the investment options made by employees. See “Note 8. Derivative Financial Instruments” for details.
LIKELY FUTURE DEVELOPMENT
We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development activities are designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies of scale. Our advanced technology integration effort, such as our high-capacity enabling HAMR technology, focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.
NON-FINANCIAL STATEMENT
Introduction
The European Union Directive 2014/95/EU ("the 2017 Regulations") requires the disclosure of non-financial and diversity information by certain large undertakings and groups. This has been transposed into Irish legislation. This legislation requires us to identify and report on our business model and key non-financial matters related to the Company’s activities. Our fiscal year 2023 ESG Performance Report provides additional information that may be relevant to investors in assessing the Company’s sustainability commitments and achievements but, except as expressly provided below, the information integrated in the 2023 ESG Performance Report is not incorporated by reference into the Irish Directors’ Report. Copies of the 2023 ESG Performance Report can be accessed at www.seagate.com, under "ESG".
Business Overview
Refer to pages A-4 to A-10 for the ‘Industry Overview’, ‘Our Business’, and ‘Products’ section of the Directors’ Report.
Corporate Governance and Organization
We have concluded that the manufacture and distribution of storage solutions constitutes one operating segment. We are governed by a Board of Directors (“the Board”). Our Corporate Governance Guidelines provide a framework for our Board of Directors in exercising their responsibilities toward our stakeholders, and these guidelines entrust the Board with the authority to review our business operations and make decisions independent of the Company's management. The guidelines also provide a process for shareholders to communicate concerns with the Board. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under “Investors - Governance.”

Principal Risks and Management
Refer to pages A-18 to A-36 for the ‘Principal Risks and Uncertainties’ section of the Directors’ Report.
Environmental Matters
We understand and acknowledge that climate change is contributed to by human activity, and will lead to a number of social, economic and environmental consequences if not properly dealt with. We continue to set sustainability goals, track our progress, and audit our systems to reduce energy consumption, carbon emissions, waste and water usage throughout our global footprint. These efforts are both important to and fully supported by senior management. We also work closely with our suppliers and provide training to key stakeholders to educate them on sustainability best practices, with indicators to gauge performance. These actions comprise the majority of our environmental sustainability efforts. We report our metrics based on the fiscal year 2024 or the calendar year 2023, if fiscal year information is unavailable.
At Seagate, we understand the importance of reducing the impact our products and packaging have on the environment as identified by our Life Cycle Assessments ("LCA"). We take a holistic view of product impacts, considering the environment, our customers, suppliers and communities where our products and operations reside. Each LCA addresses impacts at every stage in the product life cycle, from raw material extraction to end-of-life disposal and recycling. The LCAs include four endpoints judged for particular relevance to the electronics industry: Climate Change, Human Toxicity, Metal Depletion and Water Depletion. In addition to LCAs, we maintain a Material Circularity Indicator for these products to identify opportunities for improvement and to move toward greater material efficiency. Most Seagate products are highly recyclable, containing aluminum, steel, copper and other recoverable materials, and many regions where our products are sold have electronic waste recycling programs. We also help to manage product waste by taking back warranty-returned drives, which then get refurbished or recycled.
We maintain a catalog of restricted substances, and product compliance data as it relates to restricted substances, which are made available to our customers upon request. We adhere to global restricted substance regulations, including the European regulation regarding the Registration, Evaluation, Authorization and Restriction of Chemicals ("REACH"), and the Restriction of Hazardous Substances ("RoHS") “Recast” Directive, as amended by Directive (EU) 2015/863. We regularly participate in industry-wide reviews and discussions to assist in leading the development of industry standards that meet regulatory requirements.
Our environmental management system is shaped by the International Organization of Standardization ("ISO") standards, the Responsible Business Alliance ("RBA") Code of Conduct and the United Nations Global Compact ("UNGC") principles. All of our manufacturing facilities are certified to ISO 14001 Environmental Management System and ISO50001 Energy Management System. We reduce the amount of energy and carbon required to produce HDDs by identifying energy conservation opportunities, auditing management systems, setting targets, creating awareness among employees and reporting on progress throughout our operations. Our Environment, Health, Safety and Sustainability policy, which is available on our ESG website, details our commitment to environmental responsibility and a safe workplace. In calendar year 2023, our total grid electricity consumption was 1,391,000 Megawatt hour ("MWh"). In fiscal year 2024, we saved approximately 40,000 MWh of electricity, exceeding our conservation goal of 10,000 MWh. Energy savings are calculated using the Metered Baseline Method (“MBM”).
Carbon emissions are measured using three scopes: Scope 1 emissions are all direct emissions, Scope 2 emissions are indirect emissions from electricity purchased and used by the Company and Scope 3 emissions are all other indirect emissions. For technology products, we find that Scope 3 carbon emissions, particularly those from product use, are much greater than Scope 1 and Scope 2 carbon emissions, highlighting the importance of our continued efforts to reduce the amount of energy used by our products. One way that we achieve improvements in all aspects of our products, including sustainability impacts like energy usage, is to learn from current products and continuously improve upon each new generation. Our LCA results help to inform these improvements in products and packaging. As a result, each generation of products is more energy efficient (EB/watt) compared to previous generations. In calendar year 2023, our carbon emissions under Greenhouse Gas Protocol for Scope 1 and Scope 2 totaled approximately 280,000 metric tons and 244,000 metric tons (market based), respectively. Our Scope 3 emissions totaled approximately 5.1 million metric tons in calendar year 2023.
Our hazardous waste disposition continues to focus on recycling. In fiscal year 2024, we didn’t send any of our hazardous waste out to landfills. In fiscal year 2024, our hazardous waste disposition was approximately 5,300 metric tons, with 85% of the waste recycled. Additionally, we maintained the solid waste diversion rate of 91% in fiscal year 2024, leveraging site initiatives as well as the insights of our dedicated teams, to achieve this metric.
Our progress in reducing water consumption has been driven by reducing water use through more efficient processes, and recycling the water we use. We have applied measures to reduce water consumption, improve water recycling, increase awareness among employees, and reduce water intensity over the past several years. In calendar year 2023, our water withdrawal was approximately 6,400 Megaliters (“ML”) and our water recycling approximately was 3,400 ML.

Social and Employee Matters
Diversity, Equity & Inclusion. One of our core values is inclusion. We rely on our diverse workforce to develop, deliver and sustain our business strategy to achieve our goals. One way we embrace our diverse employees and promote a culture of inclusion is through the support of employee resource groups (“ERG”). These voluntary, employee-led communities are built on a shared diversity of identity, experience or thought and provide many benefits to employees, including professional and leadership development. Seagate’s ERG community encompasses a wide array of diverse identities, such as LGBTQ+, women, people of color and interfaith, with 30 chapters across seven countries. Our most recent ERG is the Parents and Caregivers community across the Asia region, which addresses dependent care challengers and employee well-being.
We also support inclusion through active employee communications, and education on topics such as cross-cultural communications and working across generations. Through our ongoing efforts, our primary goal is to ensure our employees feel safe, respected and welcomed. In January 2024, we published our fifth annual Diversity, Equity, and Inclusion (“DEI”) Report, which provides an overview of our DEI efforts and outcomes including demographics in our workforce. The fiscal year 2023 DEI Report is available on our website.
Health & Safety. All our manufacturing sites have health and safety management systems certified to the International Organization for Standardization (“ISO”) 45001 standard. In addition, we are audited to health and safety standards set forth by the Responsible Business Alliance (“RBA”). Our global health and safety standards, as well as our accompanying Environment, Health and Safety (“EHS”) management systems, frequently go beyond country or industry-level guidelines to ensure that we keep our employees healthy and safe. Our recordable incident rate and lost workday rate in fiscal year 2024 was 0.24 and 0.15, respectively. We regularly host health and safety regulatory visits that focus on issues such as safety, radiation, fire codes, food and transportation. Through our EHS management systems, we ensure that the focus remains on the continuous improvement of employee health and safety programs. We continue to provide comprehensive health and safety training to our employees. We emphasize e-learning courses as our main vehicle for delivering such training because employees can learn at their own pace.
Development, Retention, Compensation, Benefits & Engagement. Our performance management system is a continuous process that helps team members focus on the right priorities. Meaningful conversations between managers and employees are the foundation of performance management at Seagate. We focus on dialogue centered around manager and employee conversations, and ongoing feedback, to align goals. This approach focuses on achieving high-quality productive dialogue between managers and employees. We also encourage our employees to participate in the many learning opportunities available at Seagate. The portfolio of learning and training formats include but are not limited to mentoring and coaching, e-learning opportunities, LinkedIn Learning classroom training, on-the-job training and other strategic internal programs that cover topics ranging from leadership and technical skills to health, safety and the environment. For example, our internal mobility and career development tool provides Seagate employees with the opportunity to establish networking and mentor connections, identify and participate in internal part-time projects, and explore internal full-time positions.
Our Total Rewards program is designed to attract, motivate and retain talented people to meet our business goals. The program generally includes base pay, annual bonuses, commissions, equity awards, an employee share purchasing plan, retirement savings opportunities and other employee health and wellness benefits. Our compensation programs and guidelines are structured to align pay with both company and employee performance and aim to provide internally and externally competitive total compensation.
Employee engagement is the psychological commitment and passion that drives discretionary effort. It predicts individual performance and is the measure of the relationship between employees and the Company. Our engagement survey includes facets of the employee experience throughout the employee life cycle. Employee experience is what employees encounter and observe during their career at Seagate. A positive employee experience can have an impact on everything from recruiting to Seagate's bottom line.
In fiscal year 2024, we conducted our Employee Experience Survey to obtain feedback from our global workforce on their experience at Seagate. Managers were provided access to a dashboard with results that shared key drivers of employee engagement specific to their own organizations for action planning. We conducted several additional surveys across Seagate’s global footprint, which were followed by employee and leader connection sessions at the regional and site levels, for the continuous improvement of internal communications and business planning.
Giving Back. Our community engagement program is designed to provide support to our local communities, with an emphasis on science, technology, engineering and mathematics (“STEM”). With the launch of our new Mozaic 3+ hard drive platform, we also re-affirmed our commitment to support STEM in our local communities with a program called “Month of Impact” which encouraged employees to volunteer by inspiring the next generation of innovators through various programs. Examples of employee participation include Take Your Sons and Daughters to work events, K-12 tech talks to educate students about emerging technologies, and volunteering at local science museums and universities.
We also continued to promote health & human services partnerships, such as support of food banks, clinics and non-profit organizations, while sustaining many of our ongoing community partnerships.

Respect for Human Rights
As part of our commitment to respect and protect human rights, we seek to uphold the highest standards in our labor practices. Our company policies adhere to applicable local labor laws, are consistent with both the UNGC and the International Labor Organization ("ILO") core labor principles and conform to the RBA Code of Conduct. We conduct annual assessments in our global operations to identify and mitigate labor and human rights risks that could arise. We also participate in internal labor audits to ensure policies and practices are aligned with local legislation and the RBA code. Our internal Human Rights Policy is reviewed annually and includes clear statements about our commitment to labor and human rights. According to the policy, we do not tolerate harassment in the workplace, involuntary labor, child labor and excessive working hours. We also look to foster open communication and employees have access to the Seagate Global Ethics Helpline to report complaints. The policy is communicated to new hires during orientation and onboarding, and annually to all employees to build awareness and drive transparency within our organization.
Supply Chain
To ensure integrity throughout our supply chain, we require all of our direct materials suppliers with whom we spend at least $1 million annually, as well as selected indirect suppliers, to undergo the RBA Validated Assessment Program ("VAP") audit process. RBA VAP audit reports are valid for two years, and our suppliers are on a two-year audit cycle. Our top findings include Working Hours, Emergency Preparedness and Occupational Safety. We remain vigilant to the risk of child labor, forced labor and threats to the freedom of association within our supply chain. The highest risk of forced labor in our supply chain is where foreign labor is utilized; suppliers in Malaysia, Singapore and Thailand pose the highest risk. This is why our training on forced labor has been focused on suppliers in these countries over the past years. Based on our supplier VAP audits, child labor has not been identified as a concern in our supply chain.
Anti-Bribery and Anti-Corruption
We pursue our business objectives with integrity and in compliance with the law in every country in which we operate. We comply with applicable laws in the United States and other countries in which we do business, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and other laws designed to prevent bribery and corruption. Violation of these laws may also result in fines and imprisonment for employees. Seagate prohibits offering or accepting all forms of bribes, kickbacks, facilitation payments and other forms of corruption.
We have a Code of Conduct Policy which serves as our guide for legal and ethical conduct at all times and outlines the values we exemplify and the applicable laws and regulations. On an annual basis all non-manufacturing specialist employees must carry out Anti-Bribery and Anti-Corruption, and Code of Conduct training.
We also have a Code of Ethics for senior financial officers, which promotes honest and ethical conduct and compliance with the law as it relates to the maintenance of Seagate’s accounting records and the preparation of the financial statements. The Code of Conduct and the Code of Ethics are made available publicly on our website.
Conflict Minerals
Our hardware products in the aggregate contain each of the 3TG (tin, tantalum, tungsten, and gold), which are necessary to the functionality or production of the products. We have implemented due diligence measures to conform to the Organization for Economic Co-operation and Development Due Diligence ("OECD") Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We have established strong management systems for 3TG supply chain due diligence, identified and assessed 3TG risks in its supply chain, designed and implemented strategies to respond to identified risks, supported independent third-party audits of the due diligence practices and reported on 3TG supply chain due diligence activities.
We have established a Responsible Sourcing of Minerals policy which is available on our external corporate website and has been communicated to Seagate’s suppliers. We have also established Corporate Standard Operating Procedures for Responsible Sourcing of Mineral Management to satisfy the OECD guidance. We also have an internal team to implement the procedure, including establishing requirements in supplier contracts to define our expectations of suppliers’ sourcing of 3TG, conducting a review to identify direct suppliers of products containing 3TG, requesting all 3TG suppliers provide information to us regarding their 3TG using the template developed by the RBA/Responsible Mineral Initiative (RMI) and validating the information provided by our 3TG direct suppliers.
DIRECTORS AND SECRETARY
The directors and secretary are as listed on page A-3. Mr. Edward J. Zander is no longer a director as a result of his retirement on 23 October 2023. Ms. Katherine E. Schuelke is no longer Company Secretary as a result of her resignation on 15 January 2024. Ms. Laurie Webb was appointed as Company Secretary on 15 January 2024 and resigned on 21 July 2024. Mr. James C. Lee was appointed as Company Secretary on 21 July 2024.

DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES
Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 28 June 2024 were as follows:

	Interests held as at 28 June 2024(1)
Director	Shares (2)	Vested options	Unvested options	Restricted share units	Restricted shares
Shankar Arumugavelu	6,309	—	—	4,271	—
Prat S. Bhatt	7,552	—	—	4,271	—
Robert A. Bruggeworth	2,320	—	—	4,271	—
Judy Bruner	18,443	—	—	4,271	—
Michael R. Cannon	36,474	—	—	5,436	—
Richard L. Clemmer	27,254	—	—	4,271	—
Yolanda L. Conyers	3,784	—	—	4,271	—
Jay L. Geldmacher	2,681	—	—	4,271	—
Dylan Haggart	8,198	—	—	4,271	—
Dr. William D. Mosley (3)	674,097	571,378	249,614	96,444	—
Stephanie Tilenius	10,666	—	—	4,271	—
Secretary
Laurie Webb (4)	332	—	—	19,193	—
___________________________________
(1)All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)Pursuant to Seagate's Officer and Director Share Ownership Guidelines, shares owned by an entity or its affiliates to which a Director is affiliated and contractually obligated to assign any equity awards received for compensation for service as a non-employee director are included in calculating the Seagate ownership requirement for that Director.
(3)Dr. Mosley's interests held as at 28 June 2024 excludes 291,541 unvested awards that contain certain performance and market conditions.
(4)Ms. Webb’s interests held at date of appointment consisted of 4,173 shares and 11,653 restricted share units.

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 30 June 2023 or subsequent date of appointment, were as follows:

	Interests held as at 30 June 2023(1)
Director	Shares (4)	Vested options	Unvested options	Restricted share units	Restricted shares
Shankar Arumugavelu	3,876	—	—	3,803	—
Prat S. Bhatt	5,119	—	—	3,803	—
Robert A. Bruggeworth (2)	—	—	—	3,626	—
Judy Bruner	16,010	—	—	3,803	—
Michael R. Cannon	33,377	—	—	4,840	—
Richard L. Clemmer (3)	11,852	—	—	3,803	—
Yolanda L. Conyers	1,351	—	—	3,803	—
Jay L. Geldmacher	4,748	—	—	3,803	—
Dylan Haggart (5)	7,870	—	—	3,803	—
Dr. William D. Mosley (6)	616,309	895,449	235,991	82,589	—
Stephanie Tilenius	8,233	—	—	3,803	—
Edward J. Zander	43,380	—	—	3,803	—
Secretary
Katherine E. Schuelke (7)	28,658	21,505	—	25,944	—
___________________________________
(1)All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)Mr. Bruggeworth’s interests held at date of appointment consisted of 3,626 restricted share units.
(3)Mr. Clemmer’s interests held at date of appointment consisted of 11,483 shares.
(4)Pursuant to Seagate's Officer and Director Share Ownership Guidelines, shares owned by an entity or its affiliates to which a Director is affiliated and contractually obligated to assign any equity awards received for compensation for service as a non-employee director are included in calculating the Seagate ownership requirement for that Director.
(5)Mr. Haggart was a Partner at ValueAct Capital and he relinquished all equity compensation received for service on our Board to ValueAct Capital with the exception of 7,870 ordinary shares held directly by Mr. Haggart.
(6)Dr. Mosley's interests held as at 30 June 2023 excludes 283,861 unvested awards that contain certain performance and market conditions.
(7)Ms. Schuelke's interests held as at 30 June 2023 excludes 22,125 unvested awards that contain certain performance and market conditions.
The directors and the company secretary had no interests in shares and debentures in any other group undertaking as required to be disclosed in accordance with Section 329 of the Companies Act 2014.
REPURCHASES OF SHARES
The following table sets forth information with respect to repurchases of the Company's ordinary shares during fiscal years 2024 and 2023 pursuant to the share repurchase program. Shares repurchased are redeemed and cancelled immediately by the Company and no shares were held by the Company at 28 June 2024 and 30 June 2023.

(Dollars and shares in millions)	Number of Shares Repurchased	Nominal Value	Consideration Paid
Repurchased, redeemed and cancelled in fiscal year 2023	6	$—	$444
Repurchased, redeemed and cancelled in fiscal year 2024	1	$—	$38
IMPORTANT EVENTS SINCE THE PERIOD END
Dividends
On 23 July 2024, our Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 7 October 2024 to shareholders of record as of the close of business on 23 September 2024.

POLITICAL DONATIONS
During the years ended 28 June 2024 and 30 June 2023 the Company made no political donations.
BRANCHES OUTSIDE THE STATE
As required to be disclosed in accordance with Section 326 of the Companies Act 2014, the group has established branches, within the meaning of European Communities Council Directive 89/666/EEC in Brazil, China, France, Germany, India, Ireland, Northern Ireland, Singapore and Sweden.
ACCOUNTING RECORDS
The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.
The books and accounting records are maintained at the Company’s principal accounting offices at 47488 Kato Rd., Fremont, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company’s registered office at intervals not exceeding six months.
DISCLOSURE OF INFORMATION TO THE AUDITOR
The directors believe that they have taken all steps necessary to make themselves aware of any "relevant audit information" (as defined in Section 330(2) of the Companies Act 2014) and have established that the group’s statutory auditor are aware of that information. In so far as they are aware, there is no relevant audit information of which the group’s statutory auditor are unaware.
AUDIT COMMITTEE
In accordance with Section 167(3) of the Companies Act 2014, the group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

STATEMENT OF DIRECTORS’ RESPONSIBILITIES
Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the group and of the profit or loss of the group for that period.
In preparing the financial statements of the group, the Directors are required to:
■select suitable accounting policies and then apply them consistently;
■make judgments and estimates that are reasonable and prudent;
■comply with applicable U.S. generally accepted accounting principles to the extent that the use of U.S. generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and
■prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.
The considerations set out above for the group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-98 to A-100), in respect of which the applicable Irish law and accounting standards are those which are generally accepted in the Republic of Ireland.
The Directors have elected to prepare the Parent Company’s financial statements in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.
The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the group are prepared in accordance with applicable U.S. generally accepted accounting principles and comply with the provisions of the Companies Acts 2014. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position, of the group and Parent Company as at the end of the financial year, and the profit or loss for the group for the financial year, and otherwise comply with the Companies Act 2014.
DIRECTORS’ COMPLIANCE STATEMENT
As required by Section 225 (2) of the Companies Act 2014, the directors acknowledge that they are responsible for securing the Company's compliance with its “relevant obligations” (as defined in Section 225 of Companies Act 2014). The directors further confirm that a compliance policy statement has been drawn up in accordance with Section 225(3)(a) of the Companies Act 2014, and that appropriate arrangements and structures have been put in place that are, in the directors' opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.
AUDITOR
Ernst & Young, Chartered Accountants, have expressed their willingness to continue in office in accordance with Section 383(2) of the Companies Act 2014.
Approved by the Board of Directors and signed on its behalf on 22 August 2024.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC
Report on the audit of the financial statements
Opinion
We have audited the financial statements of Seagate Technology Holdings plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 28 June 2024, which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity, the related notes 1 to 22 in respect of the consolidated financial statements and the related notes 1 to 10 in respect of the parent company financial statements, including a summary of significant accounting policies set out in note 1. The financial reporting framework that has been applied in the preparation of the consolidated financial statements is Irish law and US Generally Accepted Accounting Principles (US GAAP) issued in the United States of America by the Financial Accounting Standards Board, as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014. The financial reporting framework that has been applied in the preparation of the parent company financial statements is applicable Irish law and accounting standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland issued in the United Kingdom by the Financial Reporting Council.
In our opinion:
■the consolidated financial statements give a true and fair view of the assets, liabilities and financial position of the group as at 28 June 2024 and of the profit for the group for the year then ended, and have been properly prepared in accordance with US Generally Accepted Accounting Principles (US GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014;
■the parent company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the parent company as at 28 June 2024, and has been properly prepared in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and
■the consolidated financial statements and parent company financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (Ireland) (ISAs (Ireland)) and applicable law. Our responsibilities under those standards are described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the group and the parent company in accordance with ethical requirements that are relevant to our audit of financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (IAASA) as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Conclusions relating to going concern
In auditing the financial statements, we have concluded that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate. Our evaluation of the directors’ assessment of the group and parent company’s ability to continue to adopt the going concern basis of accounting included:
■In conjunction with our walkthrough of the Group’s financial close process, we confirmed our understanding of management’s going concern assessment process and also engaged with management early to ensure all key factors were considered in their assessment;
■We obtained management’s going concern assessment, including the cash forecast for the going concern period which covers at least a year from the date of signing this audit opinion.
■We considered the appropriateness of the methods used to calculate the cash forecasts and covenant calculations and determined through inspection and testing of the methodology and calculations that the methods utilised were appropriately sophisticated to be able to make an assessment for the entity.

■We considered mitigating factors that are within control of the Group. This includes review of the Company’s non-operating cash outflows and evaluating the Company’s ability to control these outflows as mitigating actions if required. We also verified credit facilities available to the Group.
■We have performed reverse stress testing in order to identify what factors would lead to the Group utilising all liquidity or breaching financial covenants during the going concern period.
■We reviewed the Group’s going concern disclosures included in the annual report in order to assess that the disclosures were appropriate and in conformity with the reporting standards.
Conclusion
Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the group and parent company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.
Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report. However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the group’s ability to continue as a going concern.
Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) that we identified. These matters included those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee
Revenue recognition – Sales incentive program rebates and discounts
Refer to the Accounting policies (page A-65); and Note 17 of the consolidated financial statements (page A-94).
The group sells its products to original equipment manufacturers, distributors and retailers (collectively, “customers”). As disclosed in Note 1 Basis of Presentation and Summary of Significant Accounting Policies, the group reduces revenue for estimated future reductions to the final selling prices for shipped products including sales incentive programs, such as price protection and volume incentives.
Auditing management’s estimates of future reductions to the final selling prices is complex as it requires management to make subjective assumptions including the amount of price adjustments on products as well as the timing of its channel sales of products through to end customers.

We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls over the completeness of sales incentive programs, the accuracy and completeness of the underlying data used in the calculations and management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its channel sales of products through to end customers.
To test the estimated sales incentive programs, our audit procedures included, among others, testing the completeness of sales incentive programs as well as the accuracy and completeness of the underlying data used in the calculations and evaluating the significant assumptions used by management to estimate its reserves related to remaining channel inventory. To test the completeness of the sales incentive programs, we inspected significant new sales contracts and agreements that include the contractual rights to discounts and rebates to validate they are being properly considered in the incentives reserve calculations and examined credit memos issued after year end. We also directly confirmed terms and conditions of agreements with a sample of the group’s customers as well as inquired of sales representatives and other members of management to assess whether all contractual terms were provided to the Finance Department. To test the underlying data used in the sales incentive program reserve calculations, we confirmed ending on hand inventory at a sample of distributors and retailers. To test management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its distributors’ sales of products through to end customers we inquired with operations management and compared estimates with industry and analysts’ forecasts. In addition, we performed a retrospective review comparing prior period assumptions to the actual results in subsequent periods and performed sensitivity analyses to evaluate the potential effect of changes in the group's significant assumptions.

Our observations included an outline of the range of audit procedures performed and a summary of the results.
We provided our assessment of the critical accounting estimates used in the sales program accrual, including estimated future price erosion.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee
Deferred income taxes
Refer to the Accounting policies (page A-65 to A-66) and Note 5 of the Consolidated Financial Statements (pages A-75 to A-78).
As disclosed by the group in Note 5 Income Taxes, at 28 June 2024 and 30 June 2023, the group has gross deferred tax assets of $1,523 million and $1,543 million, partially offset by a valuation allowance of $430 million and $370 million, respectively.
As discussed in Note 5 to the consolidated financial statements, the group recognizes a valuation allowance to reduce the carrying value of its deferred tax assets to the amount that management believes is more likely than not to be realized.
Auditing the realizability of the deferred tax assets was complex as the assessment process includes forecasting future sources of taxable income and scheduling the use of the applicable deferred tax assets which includes subjective management assumptions, and the amounts involved are material to the financial statements as a whole.

We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls that address the risks of material misstatement relating to the realizability of deferred tax assets. This included controls over management’s determination of sources and amount of future taxable income including income from operations and scheduling of the future reversal of existing taxable temporary differences.
Among other audit procedures performed, we evaluated the assumptions used by the group to develop projections of future taxable income by jurisdiction and tested the completeness and accuracy of the underlying data used in its projections. For example, we compared the projections of future taxable income with the actual results of prior periods, as well as management’s consideration of current industry and economic trends. We also assessed the historical accuracy of management’s projections and compared the projections of future taxable income with other forecasted financial information prepared by the group. In addition, we tested the group’s scheduling of the reversal of existing temporary taxable differences.

Our observations included our assessment of the valuation allowance in light of current budget and forecasts, open tax authority examinations periods, transfer-pricing and other country matters.
Valuation of investments in subsidiaries
Refer to the Accounting policies (pages A-101 and A-102); and Note 3 of the Parent Company’s financial statements (pages A-102 and A-103).
The Parent Company records investments in subsidiaries at cost less impairment. The carrying value of the financial assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable. Where there are indicators of impairment of investments in subsidiary undertakings, management performs an impairment test, comparing the carrying value of the investments in subsidiaries with the higher of fair value less costs to sell and value in use.
We identified a significant risk of error that the carrying value of the investments in subsidiaries may be higher than the recoverable amount considering the continued competitive environment in which the Group operates.

We tested the design and implementation of key controls addressing the identified audit risks for valuation of investments in subsidiaries.
We performed audit procedures to evaluate the appropriateness of management’s impairment model.
Our audit procedures included, among others, assessing the methodologies used and testing the significant assumptions and underlying data used by the Parent Company.
We also reviewed the disclosures made by the Parent Company.

Our observations included a summary of our audit procedures over the impairment assessment performed by management.
We also communicated our consideration of the Company’s related accounting policies and disclosures in the financial statement.

Our application of materiality
We apply the concept of materiality in planning and performing the audit, in evaluating the effect of identified misstatements on the audit and in forming our audit opinion.
Materiality
The magnitude of an omission or misstatement that, individually or in the aggregate, could reasonably be expected to influence the economic decisions of the users of the financial statements. Materiality provides a basis for determining the nature and extent of our audit procedures.
We determined materiality for the group and the parent company to be $48 million (2023: $60 million), which is approximately 0.7% of current year revenues. In the previous year, we calculated materiality on the basis of 5% of normalised earnings. We considered if normalized earnings would remain an appropriate basis of materiality for the current year, however we concluded that a revenue basis was more appropriate. We believe revenue to be the most appropriate performance metric on which to base our materiality calculation as we consider it to be currently the most relevant performance measure to the stakeholders of the group.
Performance materiality
Performance materiality is the application of materiality at the individual account or balance level. It is set at an amount to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds materiality.
On the basis of our risk assessments, together with our assessment of the group’s overall control environment, our judgement was that performance materiality should be set at 75% (2023: 75%) of our planning materiality, namely $36 million (2023: $45 million). We have set performance materiality at this percentage due to our past history of a low number of misstatements, our ability to assess the likelihood of misstatements, both corrected and uncorrected, the effectiveness of the control environment and other factors affecting the entity and its financial reporting.
Audit work at component locations for the purpose of obtaining audit coverage over significant financial statement accounts is undertaken based on a percentage of total performance materiality. The performance materiality set for each component is based on the relative scale and risk of the component to the group as a whole and our assessment of the risk of misstatement at that component.
In the current year, the range of performance materiality allocated to components was $7.2 million to $36 million (2023: $9 million to $45).
Reporting threshold
Reporting threshold is the amount below which identified misstatements are considered as being clearly trivial. We agreed with the Audit Committee that we would report to them all uncorrected audit differences in excess of $2.4 million (2023: $3.0 million), which is set at approximately 5% of planning materiality, as well as differences below that threshold that, in our view, warranted reporting on qualitative grounds.
We evaluate any uncorrected misstatements against both the quantitative measures of materiality discussed above and in light of other relevant qualitative considerations in forming our opinion.
An overview of the scope of our audit report
Tailoring the scope
Our assessment of audit risk, our evaluation of materiality and our allocation of performance materiality determine our audit scope for each entity within the Group. Taken together, this enables us to form an opinion on the consolidated financial statements. We take into account size, risk profile, the organisation of the group and effectiveness of group wide controls, changes in the business environment and other factors such as recent Internal audit results when assessing the level of work to be performed at each entity.
In assessing the risk of material misstatement to the consolidated financial statements, and to ensure we had adequate quantitative coverage of significant accounts in the financial statements, we selected 12 components covering entities across the Americas, Asia and Europe, which represent the principal business units within the group. Of the 12 components selected, one was characterised as all US locations for which we performed an audit of the complete financial information (‘full scope component’) which was selected based on its size or risk characteristics. For the remaining 11 components (‘specific scope components’), we performed audit procedures on specific accounts within each component that we considered had the potential for the greatest impact on the significant accounts in the financial statements either because of the size of these accounts or their risk profile.

The reporting components where we performed audit procedures accounted for 91% (2023: 100%) of the group’s profit before tax, 100% (2023: 100%) of the group’s revenue and 98% (2023: 98%) of the group’s total assets.
Revenue recognition, including our procedures to address Sales incentive program rebates and discounts, a key audit matter, was subject to full audit procedures in each of the full and specific scope locations with significant revenue streams. For the current year, the full scope component contributed 15% (2023: 100%) of the results which give rise to group’s profit before tax, 35% (2023: 42%) of the group’s revenue and 80% (2023: 45%) of the group’s total assets. The specific scope components contributed 76% (2023: 0%) of the results which give rise to group’s profit before tax, 65% (2023: 58%) of the group’s revenue and 18% (2023: 53%) of the group’s total assets. The audit scope of these components may not have included testing of all significant accounts of the component but will have contributed to the coverage of significant risks tested for the group.
The remaining components together represent less than 0% (2023: 0%) of the group’s revenue and therefore none are individually greater than 0.75% of revenue used to establish materiality. For these components, we performed other procedures, including analytical review, testing of consolidation journals and intercompany eliminations and foreign currency translation recalculations to respond to any potential risks of material misstatement to the consolidated financial statements.
Involvement with component teams
In establishing our overall approach to the group audit, we determined the type of work that needed to be undertaken at each of the components by us, EY Ireland, as the primary audit engagement team, or by component auditors from other EY global network firms operating under our instruction. For all components we determined the appropriate level of involvement to enable us to determine that sufficient audit evidence had been obtained as a basis for our opinion on the group as a whole. The primary team interacted with the principal component team where appropriate during various stages of the audit, reviewed key working papers and were responsible for the scope and direction of the audit process. This, together with the additional procedures performed at a group level, gave us appropriate evidence for our opinion on the consolidated financial statements.
Other information
The directors are responsible for the other information. The other information comprises the information included in the Directors’ Report and Financial Statements other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.
Our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.
If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.
We have nothing to report in this regard.
Opinions on other matters prescribed by the Companies Act 2014
In our opinion, based solely on work undertaken in the course of the audit, we report that:
■the information given in the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report, for the financial year for which the statutory financial statements are prepared, is consistent with the statutory financial statements in respect of the financial year concerned; and
■the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report, has been prepared in accordance with the applicable legal requirements.
We have obtained all the information and explanations which we consider necessary for the purposes of our audit.
In our opinion the accounting records of the parent company were sufficient to permit the financial statements to be readily and properly audited and the parent company statement of financial position is in agreement with the accounting records.
Matters on which we are required to report by exception

Based on the knowledge and understanding of the group and its environment obtained in the course of the audit, we have not identified material misstatements in the Directors' Report.
The Companies Act 2014 requires us to report to you if, in our opinion, the disclosures of Director’s remuneration and transaction required by sections 305 to 312, which relate to disclosures of directors’ remuneration and transactions, are not complied with by the Company. We have nothing to report in this regard.
We have nothing to report in respect of section 13 of the European Union (Disclosure of Non-Financial and Diversity Information by certain large undertakings and groups) Regulations 2017 (as amended), which require us to report to you if, in our opinion, the Company has not provided in the non-financial statement the information required by Section 5(2) to (7) of those Regulations, in respect of year ended 30 June 2023.
Respective responsibilities
Responsibilities of directors for the financial statements
As explained more fully in the Directors’ Responsibilities Statement set out on page A-49, the directors are responsible for the preparation of the financial statements in accordance with the applicable financial reporting framework that give a true and fair view, and for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, the directors are responsible for assessing the group and parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the group or the parent company or to cease operations, or has no realistic alternative but to do so.
Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.
Explanation as to what extent the audit was considered capable of detecting irregularities, including fraud
Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect irregularities, including fraud, that could reasonably be expected to have a material effect on the financial statements. The risk of not detecting a material misstatement due to fraud is higher than the risk of not detecting one resulting from error, as fraud may involve deliberate concealment by, for example, forgery or intentional misrepresentations, or through collusion. In addition, the further removed any non-compliance is from the events and transactions reflected in the financial statements, the less likely it is that our procedure will identify such non-compliance. The extent to which our procedures are capable of detecting irregularities, including fraud is detailed below. However, the primary responsibility for the prevention and detection of fraud rests with both those charged with governance of the Company and management.
Our approach was as follows:
■We obtained an understanding of the legal and regulatory frameworks that are applicable to the Group across the various jurisdictions globally in which the Group operates. We determined that the most significant are those that relate to the form and content of external financial and corporate governance reporting including company law, tax legislation, employment law and regulatory compliance with agencies such as the Bureau of Industry and Security (BIS) at the Department of Commerce
■We understood how Seagate Technology Holdings plc is complying with those frameworks by making enquiries of management, internal audit, those responsible for legal and compliance procedures and the General Counsel. We corroborated our enquiries through our review of the Group’s Compliance Policies, board minutes, papers provided to the Audit Committee and correspondence received from regulatory bodies
■We assessed the susceptibility of the Group’s financial statements to material misstatement, including how fraud might occur, by meeting with management, including within various parts of the business, to understand where they considered there was susceptibility to fraud. We also considered performance targets and the potential for management to influence earnings or the perceptions of analysts. Where this risk was considered to be higher, we performed audit procedures to address each identified fraud risk. These procedures included testing manual journals and were designed to provide reasonable assurance that the financial statements were free from fraud or error

■Based on this understanding we designed our audit procedures to identify non-compliance with such laws and regulations. Our procedures included a review of board minutes to identify any non-compliance with laws and regulations, a review of the reporting to the Audit Committee on compliance with regulations, enquiries of internal and external legal counsel and management
A further description of our responsibilities for the audit of the financial statements is located on the IAASA's website at:
http://www.iaasa.ie/getmedia/b2389013-1cf6-458b-9b8f-a98202dc9c3a/Description_of_auditors_responsibilities_for_audit.pdf.
This description forms part of our auditor’s report.
The purpose of our audit work and to whom we owe our responsibilities
Our report is made solely to the parent company's members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the parent company's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the parent company and the parent company's members as a body, for our audit work, for this report, or for the opinions we have formed.
/s/ Breffni Maguire
Breffni Maguire
For and on behalf of Ernst & Young
Chartered Accountants and Statutory Audit Firm
Dublin
22 August 2024

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions except per share data)	Note	28 June 2024	30 June 2023
Revenue	17	$6,551	$7,384
Cost of revenue		5,015	6,033
Gross profit		1,536	1,351

Product development		654	797
Marketing and administrative		460	491
Amortization of intangibles	3	—	3
BIS settlement penalty	14	—	300
Restructuring and other, net	7	(30)	102
		1,084	1,693
Operating earnings (loss)		452	(342)

Interest income		15	10
Interest expense		(332)	(313)
Net gain from termination of interest rate swap	8	104	—
Net gain from business divestiture	18	313	—
Net (loss) gain recognized from early redemption of debt	4	(29)	190
Other charges, net		(78)	(41)
Income (loss) before taxes		445	(496)
Income tax expense	5	110	33
Net income (loss)		$335	$(529)

Net income (loss) per share:
Basic	13	$1.60	$(2.56)
Diluted	13	$1.58	$(2.56)
Number of shares used in per share calculations (in millions):
Basic	13	209	207
Diluted	13	212	207

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Fiscal Years Ended
(US Dollars in millions)	28 June 2024	30 June 2023
Net income (loss)	$335	$(529)
Other comprehensive (loss) income, net of tax:
Change in net unrealized (losses) gains on cash flow hedges:
Net unrealized (losses) gains arising during the period	(13)	65
(Gains) losses reclassified into earnings	(90)	(13)
Net change	(103)	52
Change in unrealized components of post-retirement plans:
Net unrealized gains arising during the period	1	11
Losses (gains) reclassified into earnings	1	(1)
Net change	2	10
Foreign currency translation adjustments	1	—
Total other comprehensive (loss) income, net of tax	(100)	62
Comprehensive income (loss)	$235	$(467)

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	28 June 2024	30 June 2023
ASSETS
Fixed assets:
Goodwill	3	$1,219	$1,237
Intangible assets	3	—	—
Right of use assets	6	403	396
Tangible assets	2	1,614	1,710
Financial assets	9	92	159
		3,328	3,502
Current assets:
Inventories	2	1,239	1,140
Trade debtors	2	429	621
Other debtors - amounts falling due within one year	2	306	354
Cash and cash equivalents	2	1,358	786
		3,332	2,901
Other debtors - amounts falling due after one year	2	1,079	1,153
Total Assets		$7,739	$7,556
LIABILITIES AND EQUITY
Capital and reserves:
Share capital	10	$—	$—
Share premium	10	202	136
Other reserves	10	(17,622)	(17,554)
Profit and loss account	10	15,929	16,219
		(1,491)	(1,199)
Provisions for liabilities:
Taxation	5	24	22
Other provisions	2	153	287
		177	309
Creditors - amounts falling due within one year:
Debt	4	479	63
Trade creditors		1,786	1,603
Other creditors	2	753	726
		3,018	2,392
Creditors - amounts falling due after one year:
Debt	4	5,195	5,388
Other creditors		840	666
		$6,035	$6,054
Total Liabilities and Equity		$7,739	$7,556
Approved by the Board of Directors and signed on its behalf on 22 August 2024.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	28 June 2024	30 June 2023
OPERATING ACTIVITIES
Net income (loss)	$335	$(529)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	264	513
Share-based compensation	127	115
Net loss (gain) from redemption and repurchase of debt	7	(204)
Net gain from business divestiture	(313)	—
Deferred income taxes	78	10
Other non-cash operating activities, net	34	(125)
Changes in operating assets and liabilities:
Trade debtors	192	911
Inventories, net	(99)	425
Trade creditors	227	(421)
Accrued employee compensation	6	(152)
BIS settlement penalty	(45)	—
Accrued expenses, income taxes and warranty	(138)	101
Other assets and liabilities	243	298
Net cash provided by operating activities	918	942
INVESTING ACTIVITIES
Acquisition of tangible assets	(254)	(316)
Proceeds from the sale of tangible assets	40	534
Purchases of investments	—	(1)
Proceeds from sale of investments	14	—
Proceeds from business divestiture	326	—
Net cash provided by investing activities	126	217
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,288)	(1,578)
Proceeds from issuance of long-term debt	1,500	1,600
Dividends to shareholders	(585)	(582)
Repurchases of ordinary shares	—	(408)
Taxes paid related to net share settlement of equity awards	(38)	(44)
Proceeds from issuance of ordinary shares under employee stock plans	66	68
Other financing activities, net	(128)	(44)
Net cash used in financing activities	(473)	(988)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1	—
Increase in cash, cash equivalents and restricted cash	572	171
Cash, cash equivalents and restricted cash at the beginning of the year	788	617
Cash, cash equivalents and restricted cash at the end of the year	$1,360	$788
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$303	$327
Cash paid for income taxes, net of refunds	$30	$32

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Summary of Significant Accounting Policies
Organization
Seagate Technology Holdings plc (“STX”) is the parent company in the Seagate group. The Company is incorporated in Ireland. The Company's registration number is 606203 and its registered address is 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380. In January 2024, the Company established Singapore as its principal executive offices to better align its operational footprint.
Accounting convention and basis of preparation of financial statements
In the Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms "Seagate" and the "Company" refer to the Seagate group.
The directors have elected to prepare the consolidated financial statements of Seagate Technology Holdings plc (the "Company") in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with U.S. accounting standards, as such term is defined in Section 279(1) of the Companies Act 2014 ("U.S. GAAP"), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Act 2014.
These financial statements therefore are prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Companies Act 2014 in addition to those disclosures required under U.S. GAAP.
In addition, in these financial statements, terminology typically utilized in a set of U.S. GAAP financial statements has been retained for the benefit of those users of these financial statements who also access the Company's U.S. GAAP financial statements as filed with the U.S. Securities and Exchange Commission on Form 10-K, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income have the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law. Additionally, references to Other comprehensive income (loss) (OCI) refer to a component of Other reserves.
Going Concern
Given the impact of macroeconomic factors on the Company’s business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 28 June 2024.
The Company’s going concern assessment considers our Principal Risks and Uncertainties, including those specific to the macroeconomic environment, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in the Company’s going concern assessment:
■Based on the results of the Company’s forecasting procedures and assessment of its liquidity requirements, including its contractual and debt repayment commitments, the Company believes its sources of cash, including the undrawn revolving credit facility of $1.5 billion and ability to access capital markets, have been and will continue to be sufficient to meet its cash needs for at least the next 12 months.
■The Company believes that its cash equivalents are liquid and accessible.
■The Company was in compliance with the covenants as of 28 June 2024. The Company continues to evaluate its debt portfolio and structure to comply with its financial debt covenants.
■While there is a high level of uncertainty concerning the challenges posed by macroeconomic pressures to our industry and supply chain disruptions, the Company believe that financial resources, along with controlling costs and maintaining supply chain discipline including adjusting manufacturing production plans will allow us to manage the potential impacts of macroeconomic factors on our business operations for the foreseeable future.
Taking into account the financial resources available to the Company, it is management’s view, to the best of their current knowledge, that the sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

Basis of Presentation and Consolidation
The Company’s Consolidated Financial Statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.
The preparation of financial statements in accordance with the United States (“US”) generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company’s Consolidated Financial Statements and accompanying notes. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its Consolidated Financial Statements.
Fiscal Year
The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to 30 June. Accordingly, fiscal years 2024 and 2023 both comprised of 52 weeks and ended on 28 June 2024 and 30 June 2023, respectively. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2026 will be comprised of 53 weeks and will end on 3 July 2026.
Summary of Significant Accounting Policies
Cash and Cash Equivalents. The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. The Company’s highly liquid investments are primarily comprised of money market funds, time deposits and certificates of deposits.
Restricted Cash and Cash Equivalents. Restricted cash and cash equivalents represent cash and cash equivalents held as collateral at banks for various performance obligations.
Allowance for expected credit loss. The Company maintains an allowance for expected credit loss relating to its accounts receivable based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions, reasonable and supportable forecasts of future conditions and an analysis of specific exposures. The provision for expected credit loss is recorded as a charge to Marketing and administrative expense on the Company's Consolidated Profit and Loss Account.
Inventories. Inventories are valued at the lower of cost (using the first-in, first-out method) and net realizable value. Net realizable value is based upon the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Adjustments to reduce cost of inventories to its net realizable value are made, if required, for estimated excess or obsolescence determined primarily by future demand forecasts.
Tangible Assets. Tangible assets are stated at cost less accumulated depreciation and amortization. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred.
In accordance with its policy, the Company reviews the estimated useful lives of its fixed assets on an ongoing basis. Effective from the first quarter of fiscal year 2024, the Company changed the useful lives of certain manufacturing equipment from a range of three to seven years to a range of three to ten years based on a review of the technology product roadmap. The effect of this change in estimate increased the net income by $99 million and increased the diluted earnings per share by $0.47 for the fiscal year ended 28 June 2024.

Goodwill. Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with US GAAP, the Company considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification ("ASC") Topic 350 ("ASC 350"), Intangibles - Goodwill and Other. Therefore, in order to present a true and fair view of the economic reality under US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company will perform a quantitative impairment test. The quantitative goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any excess in the carrying value of a reporting unit over its fair value is recognized as an impairment loss, limited to the total amount of goodwill allocated to that reporting unit.
Other Long-lived Assets. The Company tests other long-lived assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group.
Leases. The Company determines if an arrangement is a lease or contains a lease at inception. Right-of-use (“ROU”) assets are presented on the Company’s Consolidated Balance Sheet as Right of use assets. ROU assets represent the Company’s right to use an underlying asset for the lease term and the corresponding lease liabilities represent its obligation to make lease payments arising from the lease. The Company combines lease and non-lease components for facility leases and does not recognize ROU assets and lease liabilities for leases with an initial term of 12 months or less on the Consolidated Balance Sheet.
Lease liabilities are measured at the present value of the remaining lease payments and ROU assets are based on the lease liability, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. For the Company’s leases that do not provide an implicit rate, the net present value of future minimum lease payments is determined using the Company’s estimated incremental borrowing rate based on the information available at the lease commencement date. Additionally, the Company’s lease term may include options to extend or terminate the lease. These options are reflected in the ROU asset and lease liability when it is reasonably certain that the Company will exercise the option. The Company’s lease agreements do not contain any material residual value guarantees.
The Company recognizes lease expense on a straight-line basis over the lease term. Variable lease payments not dependent on an index or a rate primarily consist of common area maintenance charges, are expensed as incurred, and are not included in the ROU asset and lease liability calculation.
Derivative Financial Instruments. The Company records all derivatives on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. Foreign currency forward exchange contracts are used to economically hedge the foreign currency exposure on forecasted expenditures in currencies other than U.S. dollar. The Company also enters into foreign currency forward contracts with contractual maturities of less than one month, which are designed to mitigate the effect of changes in foreign exchange rates on monetary assets and liabilities.
The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date. The changes in the fair value of highly effective designated cash flow hedges are recorded in Accumulated Other Comprehensive Income (“AOCI”) until the hedged item is recognized in earnings. The Company excludes the change in forward points from the assessment of hedge effectiveness and recognizes the excluded component in Other charges, net in the Consolidated Profit and Loss Account. The Company de-designates its cash flow hedges when the forecasted hedged transactions affect earnings or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in AOCI on the Company’s Consolidated Balance Sheet are reclassified into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company recognizes the unrealized gains and losses due to the changes in the fair value of derivatives that are not designated as hedging instruments or are not assessed to be highly effective in Other charges, net in the Consolidated Profit and Loss Account. The Company recognizes gains and losses from foreign currency forward exchange contracts within Other non-cash operating activities in the Consolidated Statement of Cash Flows.
Warranty. The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally provides warranty on its products for a period of 1 to 5 years. The Company's warranty provision considers estimated product failure rates, trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell refurbished products.
Revenue Recognition and Sales Incentive Programs. The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.
Revenue from sales of products is generally recognized upon transfer of control to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products, net of sales taxes. This typically occurs upon shipment from the Company. When applicable, the Company includes shipping charges billed to customers in Revenue and includes the related shipping costs in Cost of revenue on the Company's Consolidated Profit and Loss Account.
The Company records estimated variable consideration at the time of revenue recognition as a reduction to revenue. Variable consideration generally consists of sales incentive programs, such as price protection and volume incentives aimed at increasing customer demand. For original equipment manufacturers (“OEMs”) sales, rebates are typically established by estimating the most likely amount of consideration expected to be received based on an OEM customer’s volume of purchases from the Company or other agreed upon rebate programs. For the distribution and retail channel, these programs typically involve estimating the most likely amount of rebates related to a customer’s level of sales, order size, advertising or point of sale activity as well as the expected value of price protection adjustments based on historical analysis and forecasted pricing environment. Marketing development program costs are accrued and recorded as a reduction to revenue at the same time that the related revenue is recognized.
At the end of the reporting period, the Company has unfulfilled product purchase orders which represent performance obligations not delivered, or partially undelivered under existing customer contracts. Some of these purchase orders are non-cancellable in nature. As of 28 June 2024, all non-cancellable purchase orders are less than one year in duration and are expected to be fulfilled in the next twelve months. The Company applied optional exemption to not disclose the value of these remaining performance obligations as they are part of a contract that has an original expected duration of one year or less.
The Company expenses sales commissions as incurred because the amortization period would have been one year or less. These costs are recorded as Marketing and administrative in the Company's Consolidated Profit and Loss Account.
Product Development Costs. Product development costs, which include both research and development costs, are recognized as expense.
Distribution Costs. The Company includes distribution costs, which include shipping and handling, in Cost of revenue in the Consolidated Profit and Loss Account for all periods presented. These costs amount to $76 million and $126 million in fiscal years 2024 and 2023, respectively.
Restructuring Costs. The Company incurs restructuring costs in connection with workforce reductions, consolidation or closure of facilities and other exit costs. The Company records employee termination liabilities when it is probable that benefits will be paid and the amount is reasonably estimable. The rates used in determining severance accruals are based on existing plans, historical experiences and negotiated settlements. Other costs associated with a restructuring plan or exit or disposal activities are recognized in the period in which the liability is incurred or the asset is impaired.
Advertising Expense. The cost of advertising is expensed as incurred. Advertising costs were approximately $18 million and $30 million in fiscal years 2024 and 2023, respectively.
Share-Based Compensation. The Company accounts for share-based compensation at fair value, net of estimated forfeitures. When estimating forfeitures, the Company considers voluntary termination behavior as well as the historical analysis of actual forfeited awards. The Company estimates the fair value of granted share options, restricted share units (“RSUs”), and performance-based share units (“PSUs”) subject to a performance goal related to the Company’s adjusted earnings per share using the Black-Scholes-Merton valuation model and a single share award approach. The Company estimates the fair value of PSUs related to the Company’s return on invested capital and total shareholder return using a Monte Carlo simulation valuation model. Share-based compensation expense for share options and RSUs with only a service condition is recognized on a straight-line basis over the requisite service period. The expense for PSUs with both a service condition and a performance or market condition is recognized on a graded vesting basis.

Accounting for Income Taxes. The Company records an income tax expense or benefit for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, the Company recognizes deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company recognizes the deferred income tax effects of a change in tax rates in the period of the enactment. The Company periodically reassesses the need for valuation allowances on the deferred tax assets, considering both positive and negative evidence to evaluate whether it is more likely than not that all or a portion of such assets will not be realized.
The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.
Equity Investments. From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under equity method or the measurement alternative. These investments are included in Financial assets in the Company's Consolidated Balance Sheet and are subsequently adjusted through Other charges, net in the Consolidated Profit and Loss Account.
Investments are accounted for under the equity method if the Company has the ability to exercise significant influence, but does not have a controlling financial interest. These investments are measured at cost, less any impairment plus the Company's portion of investee’s income or loss. The Company uses the financial statements of investees to determine any adjustments, which are received on a one-quarter lag.
For equity investments where the Company does not have the ability to exercise significant influence and there are no readily determinable fair values, the Company has elected to apply the measurement alternative, under which investments are measured at cost, less impairment, and adjusted for qualifying observable price changes on a prospective basis.
The Company’s strategic investments are periodically analyzed to determine whether or not there are indicators of impairment by assessing factors such as deterioration of earnings, adverse change in market/industry conditions, the ability to operate as a going concern, and other factors which indicate that the carrying amount of the investment might not be recoverable. In such a case, the decrease in value is recognized in the period the impairment occurs in the Consolidated Profit and Loss Account.
Foreign Currency Remeasurement and Translation. The U.S. dollar is the functional currency for the majority of the Company's foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the balance sheet date at exchange rates in effect at the end of each period. The gains and losses from the remeasurement are included in Other charges, net on the Company's Consolidated Profit and Loss Account.
The Company translates the assets and liabilities of its non-U.S. dollar functional currency subsidiaries into U.S. dollars using exchange rates in effect at the end of each period. Revenue and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in foreign currency translation included in Accumulated other comprehensive income, which is a component of Other reserves.
Government Incentives. The Company enters into government incentive arrangements with domestic and foreign, local, regional and national governments, which vary in size, duration and conditions. In fiscal years 2024 and 2023, approximately $3 million and $13 million of operating grants were recognized as reductions to Cost of revenue and Product development in the Consolidated Profit and Loss Account. As of 28 June 2024 and 30 June 2023, advanced cash grants were $17 million and $17 million, which were reflected within Other creditors due within one year in the Company's Consolidated Balance Sheet as of 28 June 2024 and 30 June 2023, respectively.
Concentrations
Concentration of Credit Risk. The Company’s customer base is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for expected credit losses based upon factors surrounding the credit risk of customers, global macroeconomic conditions and an analysis of specific exposures. One customer and two customers accounted for more than 10% of the Company’s trade debtors as of 28 June 2024 and 30 June 2023, respectively.
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and foreign currency forward exchange contracts. The Company maintains the cash and cash equivalents with four major financial institutions and a portion of such balances exceed or are not subject to Federal Deposit Insurance Corporation, or FDIC, insurance limits. The Company mitigates concentrations of credit risk in its financial instruments through diversification, by investing in highly-rated securities and/or major multinational companies.

In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial and investment banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.
Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced direct and indirect vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at all or acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations.
Recently Adopted Accounting Pronouncements
In September 2022, the Financial Accounting Standards Board (FASB) issued ASU 2022-04 (ASC Subtopic 405-50), Disclosure of Supplier Finance Program Obligations. This ASU requires disclosure of key terms of the outstanding supplier finance programs and a roll forward of the related obligations. The Company adopted this guidance during the first quarter of fiscal year 2024, except for the disclosure on rollforward information which will be adopted in fiscal year 2025, in line with the effective adoption date prescribed by the FASB. The adoption of this ASU did not have a material impact on the Company’s Consolidated Financial Statements.
Recently Issued Accounting Pronouncements
In November 2023, the FASB issued ASU 2023-07 (ASC Topic 280), Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The Company is required to adopt this guidance for its annual reporting in fiscal year 2025 and for interim period reporting beginning the first quarter of fiscal year 2026 on a retrospective basis. Early adoption is permitted. This standard is expected to impact the Company’s disclosures and will not have impact on its Consolidated Financial Statements.
In December 2023, the FASB issued ASU 2023-09 (ASC Topic 740), Improvements to Income Tax Disclosures. This ASU requires disaggregated income tax disclosures on the rate reconciliation and income taxes paid. The Company is required to adopt this guidance for its annual reporting in fiscal year 2026 on a prospective basis but have the option to apply it retrospectively. Early adoption is permitted. This standard is expected to impact the Company’s disclosures and will not have impact on its Consolidated Financial Statements.

2. Balance Sheet Information
Cash, Cash Equivalents and Restricted Cash
The following table provides a summary of cash, cash equivalents and restricted cash reported within the Company’s Consolidated Balance Sheet that reconciles to the corresponding amount in the Company’s Consolidated Statement of Cash Flows:

(Dollars in millions)	28 June 2024	30 June 2023	1 July 2022
Cash and cash equivalents	$1,358	$786	$615
Restricted cash included in Other debtors - amounts falling due within one year	2	2	2
Total cash, cash equivalents and restricted cash shown in the Statement of Cash Flows	$1,360	$788	$617
Trade Debtors
The following table provides details of the trade debtors balance sheet item:

(Dollars in millions)	28 June 2024	30 June 2023
Trade Debtors	$433	$625
Allowance for expected credit losses	(4)	(4)
Trade Debtors, net	$429	$621
In connection with the Company’s factoring agreements, from time to time the Company sells accounts receivables to third parties for cash proceeds less a discount. During fiscal year 2024, the Company sold trade receivables without recourse for cash proceeds of $1.2 billion of which $294 million remained subject to servicing by the Company as of 28 June 2024. During fiscal year 2023, the Company sold trade receivables without recourse for cash proceeds of $876 million, of which $275 million remained subject to servicing by the Company as of 30 June 2023. The discounts on trade receivables sold were $11 million for fiscal year 2024 and $11 million for fiscal year 2023, respectively.
Inventories
The following table provides details of the inventory balance sheet item:

(Dollars in millions)	28 June 2024	30 June 2023
Raw materials and components	$270	$241
Work-in-process	831	682
Finished goods	138	217
Total inventories	$1,239	$1,140
Other Debtors - amounts falling due within one year
The following table provides details of the other debtors — amounts falling due within one year balance sheet item:

(Dollars in millions)	28 June 2024	30 June 2023
Vendor non-trade debtors	$110	$167
Prepaid expenses	42	63
Other	154	124
	$306	$354

Other Debtors - amounts falling due after one year
The following table provides details of the other debtors - amounts falling due after one year balance sheet item:

(Dollars in millions)	28 June 2024	30 June 2023
Deferred income taxes	$1,037	$1,117
Other	42	36
	$1,079	$1,153
Tangible Assets
The following table provides details of the tangible assets balance sheet item:

(Dollars in millions)	Land	Equipment	Buildings and Leasehold Improvements(1)	Construction in Progress (CIP)	Total
Useful lives (years)		3 – 10	Up to 30
Cost:
At 1 July 2022	$48	$8,473	$1,899	$246	$10,666
Additions	—	55	4	229	288
Disposals	(27)	(189)	(464)	—	(680)
CIP Reclassifications	—	167	1	(168)	—
At 30 June 2023	$21	$8,506	$1,440	$307	$10,274
Additions	—	45	—	173	218
Disposals	(3)	(170)	(28)	—	(201)
CIP Reclassifications	—	251	—	(251)	—
Impairments	—	—	—	(31)	(31)
At 28 June 2024	$18	$8,632	$1,412	$198	$10,260

Accumulated Depreciation:
At 1 July 2022	$(9)	$(7,148)	$(1,266)	$—	$(8,423)
Additions	—	(424)	(80)	—	(504)
Disposals	4	188	171	—	363
At 30 June 2023	$(5)	$(7,384)	$(1,175)	$—	$(8,564)
Additions	—	(219)	(46)	—	(265)
Disposals	—	160	23	—	183
At 28 June 2024	$(5)	$(7,443)	$(1,198)	$—	$(8,646)

Net Book Value:
At 30 June 2023	$16	$1,122	$265	$307	$1,710
At 28 June 2024	$13	$1,189	$214	$198	$1,614
__________________________________
(1) The net book value of land and building classified as assets held for sale was nil and $4 million as of 28 June 2024 and 30 June 2023, respectively.
Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2024 and 2023, the Company capitalized interest of $9 million and $8 million, respectively.

Other Provisions
The following table provides details of the other provisions balance sheet item:

(Dollars in millions)	Note	28 June 2024	30 June 2023
Accrued warranty	12	$149	$168
Accrued restructuring	7	4	119
Other provisions		$153	$287
Other Creditors - amounts due within one year
The following table provides details of the other creditors - amounts falling due within one year balance sheet item:

(Dollars in millions)	Note	28 June 2024	30 June 2023
Accrued expenses		$430	$422
Dividend payable		147	145
Lease liabilities	6	61	51
Deferred income		9	8
Accrued employee compensation		106	100
Other creditors - amounts due within one year		$753	$726
Accumulated Other Comprehensive (Loss) Income (“AOCI”), a component of Other Reserves
The components of AOCI, net of tax, were as follows:

(Dollars in millions)	Unrealized Gains (Losses) on Cash Flow Hedges	Unrealized Gains (Losses) on Post-Retirement Plans	Foreign Currency Translation Adjustments	Total
Balance at 1 July 2022	$51	$(14)	$(1)	$36
Other comprehensive gain before reclassifications	65	11	—	76
Amounts reclassified from AOCI	(13)	(1)	—	(14)
Other comprehensive income	52	10	—	62
Balance at 30 June 2023	103	(4)	(1)	98
Other comprehensive (loss) gain before reclassifications	(13)	1	1	(11)
Amounts reclassified from AOCI	(90)	1	—	(89)
Other comprehensive (loss) income	(103)	2	1	(100)
Balance at 28 June 2024	$—	$(2)	$—	$(2)

3. Goodwill and Other Long-lived Assets
Goodwill
The carrying amount of goodwill was $1.2 billion as of 28 June 2024 and 30 June 2023. Goodwill divested as a result of the sale of SoC business during fiscal year 2024 was $18 million. Refer to “Note 18. Divestiture” for more information. There were no other additions to, disposals of, impairments of or translation adjustments to goodwill in fiscal years 2024 and 2023.
Other Intangible Assets
Other intangible assets consist primarily of existing technology, customer relationships and trade names acquired in business combinations. Intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Profit and Loss Account.
In fiscal year 2024, there was no amortization expense for other intangible assets. For fiscal year 2023, amortization expense for other intangible assets was $9 million, of which $6 million was included in Cost of revenue and $3 million was included in Amortization of intangibles in the Consolidated Profit and Loss account.
There was no net carrying value of other intangible assets subject to amortization as of 28 June 2024 and 30 June 2023.

(Dollars in millions)	Existing Technology	Customer Relationships	Trade Names	Other Intangible Assets	Total (1)
Cost:
At 1 July 2022	$43	$71	$—	$8	$122
Disposals/Retirements	(30)	(71)	—	(3)	(104)
At 30 June 2023	$13	$—	$—	$5	$18
Disposals/Retirements	(13)	—	—	(5)	(18)
At 28 June 2024	$—	$—	$—	$—	$—

Accumulated Amortization:
At 1 July 2022	$(38)	$(68)	$—	$(7)	$(113)
Additions	(5)	(3)	—	(1)	(9)
Disposals/Retirements	30	71	—	3	104
At 30 June 2023	$(13)	$—	$—	$(5)	$(18)
Additions	—	—	—	—	—
Disposals/Retirements	13	—	—	5	18
At 28 June 2024	$—	$—	$—	$—	$—

Net Book Value:
At 30 June 2023	$—	$—	$—	$—	$—
At 28 June 2024	$—	$—	$—	$—	$—
___________________________________
(1) The carrying value of intangible assets subject to amortization in the above table includes fully amortized intangible assets as of 28 June 2024 and 30 June 2023.

4. Debentures and Bank Loans
The following table provides details of the Company’s debt as of 28 June 2024 and 30 June 2023:

(Dollars in millions)	28 June 2024	30 June 2023
Unsecured Senior Notes(1)
$1,000 issued on 28 May 2014 at 4.75% due 1 January 2025 (the “2025 Notes”), interest payable semi-annually on 1 January and 1 July of each year.	479	479
$700 issued on 14 May 2015 at 4.875% due 1 June 2027 (the “2027 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	505	504
$500 issued on 18 June 2020 at 4.091% due 1 June 2029 (the “June 2029 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	471	465
$500 issued on 8 December 2020 at 3.125% due 15 July 2029 (the “July 2029 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	163	163
$500 issued on 30 May 2023 at 8.25% due 15 December 2029 (the “December 2029 Notes”), interest payable semi-annually on 15 June and 15 December of each year.	500	500
$500 issued on 10 June 2020 at 4.125% due 15 January 2031 (the “January 2031 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	275	275
$500 issued on 8 December 2020 at 3.375% due 15 July 2031 (the “July 2031 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	72	72
$500 issued on 30 May 2023 at 8.50% due 15 July 2031 (the “8.50% July 2031 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	500	500
$750 issued on 30 November 2022 at 9.625% due 1 December 2032 (the “2032 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	750	750
$500 issued on 2 December 2014 at 5.75% due 1 December 2034 (the “2034 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	489	489
Exchangeable Senior Notes(1)
$1,500 issued on 13 September 2023 at 3.50% due 1 June 2028 (the “2028 Notes”), interest payable semi-annually on 1 March and 1 September of each year.	1,500	—

Term Loans
$600 borrowed on 14 October 2021 at SOFR plus a variable margin ranging from 1.125% to 2.375%, (the “Term Loan A1”), repayable in quarterly installments beginning on 31 December 2022, with a final maturity date of 16 September 2025.	—	430
$600 borrowed on 14 October 2021 at SOFR plus a variable margin ranging from 1.25% to 2.5%, (the “Term Loan A2”), repayable in quarterly installments beginning on 31 December 2022, with a final maturity date of 30 July 2027.	—	430
$600 borrowed on 18 August 2022 at SOFR plus a variable margin ranging from 1.25% to 2.5%, (the “Term Loan A3”), repayable in quarterly installments beginning on 31 December 2022, with a final maturity date of 30 July 2027.	—	430
	5,704	5,487
Less: unamortized debt issuance costs	(30)	(36)
Debt, net of debt issuance costs	5,674	5,451
Less: current portion of long-term debt	(479)	(63)
Long-term debt, less current portion	$5,195	$5,388
________________________________________
(1) All unsecured senior notes and exchangeable senior notes are issued by Seagate HDD Cayman (“Seagate HDD”), and the obligations under these notes are fully and unconditionally guaranteed, on a senior unsecured basis, by Seagate Technology Unlimited Company (“STUC”) and STX.

2028 Exchangeable Senior Notes and related Capped Call Transactions
2028 Notes. On 13 September 2023, Seagate HDD, in a private placement, issued, $1.5 billion in aggregate principal amount of 3.50% Exchangeable Senior Notes due 2028 (the “2028 Notes”), which includes $200 million aggregate principal amount pursuant to the over-allotment option of the initial purchasers to purchase additional notes. The 2028 Notes will mature on 1 June 2028, with interest payable semi-annually on 1 March and 1 September of each year, commencing 1 March 2024.
For the fiscal year ended 28 June 2024, the effective interest rate for the 2028 Notes was 3.94%, with contractual interest expense of $25 million and immaterial amortization of debt issuance costs.
The entire outstanding principal amount of Term Loans A1, A2 and A3 were repaid from the proceeds of the 2028 Notes issuance. The exchange was accounted for as a debt extinguishment and the Company recorded a net loss of $29 million, which was included in the Net (loss) gain recognized from early redemption of debt in the Company’s Consolidated Profit and Loss Account. In connection with the repayment of Term Loans, the Company terminated certain interest rate swap agreements. Refer to “Note 8. Derivative Financial Instruments” for more details.
Prior to 1 March 2028, the 2028 Notes are exchangeable at the option of the holders only under the following circumstances:
■during any calendar quarter commencing after the calendar quarter ending on 31 December 2023 (and only during such calendar quarter), if the last reported sale price of the ordinary Shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price in effect on each applicable trading day;
■during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of 2028 Notes for each trading day period was less than 98% of the product of the last reported sale price of the ordinary shares and the applicable exchange rate on such trading day; or
■upon the occurrence of specified corporate events described in the indenture with respect to the 2028 Notes.
On or after 1 March 2028, the 2028 Notes are exchangeable at any time at the option of the holders until the close of business on the second scheduled trading day immediately preceding the maturity date, unless the 2028 Notes have been previously redeemed or repurchased by Seagate HDD.
Upon exchange of the 2028 Notes, Seagate HDD will pay cash up to the aggregate principal amount of 2028 Notes to be exchanged and will pay or cause to be delivered, as the case may be, cash, ordinary shares of the Company or a combination of cash and ordinary shares of the Company, at Seagate HDD’s election, in respect of any remainder of the exchange obligation in excess of such principal amount. The initial exchange rate for the 2028 Notes is 12.1253 ordinary shares per $1,000 principal amount of 2028 Notes.
Seagate HDD may redeem the 2028 Notes at its option, in whole but not in part, if Seagate HDD or the Guarantors have, or on the next interest payment date would, become obligated to pay to the holder of any Note additional amounts as a result of certain tax-related events at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date; provided that Seagate HDD may only redeem the 2028 Notes if: (x) Seagate HDD or the relevant Guarantor cannot avoid these obligations by taking commercially reasonable measures available to Seagate HDD or such Guarantor; and (y) Seagate HDD delivers to the Trustee an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction attesting to such tax-related event and obligation to pay additional amounts.
Seagate HDD also may redeem the 2028 Notes at its option on or after 8 September 2026, in whole or in part, if the last reported sale price of ordinary shares of the Company has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Seagate HDD provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Seagate HDD provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Seagate HDD redeems less than all the outstanding 2028 Notes, at least $150 million aggregate principal amount of 2028 Notes must be outstanding and not subject to redemption as of the relevant notice of redemption date.
As of 28 June 2024, the 2028 Notes were not exchangeable. Refer to “Note 13. Earnings (Loss) Per Share” for the potential dilutive impact of the 2028 Notes.
In connection with the 2028 Notes, the Company and Seagate HDD entered into privately negotiated capped call transactions with certain financial institutions. The cap price of the capped call transactions will initially be $107.848 per share. The cost of the capped call transactions was $95 million, which met certain accounting criteria to be accounted under Other Reserves as part of Capital and Reserves and are not accounted as derivatives in the Company’s Consolidated Balance Sheet.

Credit Agreement
The credit agreement dated as of 20 February 2019, by and among, Seagate Technology Holdings plc, Seagate HDD, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (as amended from time to time, the “Credit Agreement”) includes two financial covenants: (1) interest coverage ratio and (2) total net leverage ratio. For the fiscal quarter ended 28 June 2024 until the end of the covenant relief period, which terminates on 27 June 2025, the maximum permitted total net leverage ratio is 6.75 to 1.00, and applies only to the extent that the aggregate outstanding amount of revolving loans, swing line loans and the aggregate face amount of certain letters of credit exceeds 25% of the then outstanding revolving commitments in effect (the “Testing Condition”) as of the last day of the fiscal quarter. The maximum permitted total leverage ratio for each fiscal quarter ending after 27 June 2025 is 4.00 to 1.00.
For the fiscal quarter ended 28 June 2024 until the fiscal quarter ending 27 June 2025, the minimum interest coverage ratio is 2.25 to 1.00, and applies only to the extent that the Testing Condition is satisfied as of the last day of the fiscal quarter. The minimum interest coverage ratio is 3.25 to 1.00 for each fiscal quarter ending after 27 June 2025.
Interest expense shown in the Consolidated Profit and Loss Account is related to the Company’s debentures.
At 28 June 2024, future principal payments on long-term debt were as follows (U.S. Dollars in millions):

Fiscal Year	Amount
2025	$479
2026	—
2027	505
2028	1,500
2029	495
Thereafter	2,750
Total	$5,729
5. Income Taxes
Income (loss) before taxes consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
U.S.	$249	$300
Non-U.S.	196	(796)
	$445	$(496)
The provision for liabilities and charges related to taxation as reported in the Consolidated Balance Sheet consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Accrued income taxes falling due within one year	$5	$4
Accrued income taxes falling due after one year	8	4
Deferred income tax liabilities due after one year	12	14
Total	$25	$22

Income tax expense consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Current income tax expense:
U.S.	$2	$6
Non-U.S.	30	17
Total Current	32	23
Deferred income tax expense:
U.S.	71	9
Non-U.S.	7	1
Total Deferred	78	10
Income tax expense	$110	$33
The significant components of the Company’s deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Deferred tax assets
Accrued warranty	$37	$38
Inventory valuation accounts	32	40
Debtor reserve	9	11
Accrued compensation and benefits	36	43
Capitalized research expenses	—	119
Depreciation	19	40
Restructuring accruals	2	14
Lease liabilities	64	62
Other accruals and deferred items	11	14
Net operating losses	613	542
Tax credit carryforwards	593	619
Capital loss carryforwards	67	—
Other assets	40	1
Gross: Deferred tax assets	1,523	1,543
Less: Valuation allowance	(430)	(370)
Net: Deferred tax assets	1,093	1,173
Deferred tax liabilities
Unremitted earnings of certain non-U.S. entities	(4)	(4)
Acquisition-related items	(1)	(1)
Right-of-use assets	(63)	(62)
Other liabilities	—	(2)
Net: Deferred tax liabilities	(68)	(69)
Total net deferred tax assets	$1,025	$1,104
At 28 June 2024, the Company recorded $1.0 billion of net deferred tax assets. The realization of most of these deferred tax assets is primarily dependent on the Company’s ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, the Company’s management believes it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company re-evaluates the underlying basis for its estimates of future U.S. and certain non-U.S. taxable income.

The deferred tax asset valuation allowance increased by $60 million in fiscal year 2024, which primarily relates to the generation of capital loss carryforwards which are not likely to be realized.
At 28 June 2024, the Company had U.S. tax net operating loss and credit carryforwards of approximately $3.7 billion and $709 million, respectively, of which approximately $4 million and $22 million, respectively, are scheduled to expire at various dates in fiscal year 2025, if not utilized. At 28 June 2024, the Company had non-U.S. tax net operating loss carryforwards of approximately $411 million, all of which are indefinite lived. As of 28 June 2024, the Company had gross capital loss carryforwards of $294 million, which if not utilized, will expire as of fiscal year 2029.
As of 28 June 2024, approximately $17 million and $18 million of the Company’s total U.S. net operating loss and tax credit carryforwards, respectively, are subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code.
We established Singapore as our principal executive offices in fiscal year 2024. The Singaporean statutory tax rate of 17% is used for purposes of the reconciliation between the provision for income taxes at the statutory rate and our effective tax rate. For fiscal year 2023, a notional Irish statutory rate of 25% was used.

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Income tax expense (benefit) at the statutory rate applicable to the Company	$76	$(124)
Permanent differences	5	8
Change in valuation allowance	47	(18)
Effect of rates different than statutory rate applicable to the Company	(2)	178
Research credit	(9)	(18)
Capital loss carryforward	(11)	—
Other individually immaterial items	4	7
Income tax expense	$110	$33
A substantial portion of the Company's operations in Singapore and Thailand operate under various tax incentive programs, which expire in whole or in part at various dates through fiscal year 2036. Certain tax incentives may be extended if specific conditions are met. The net impact of these tax incentive programs was to increase the Company's net income by approximately $40 million in fiscal year 2024 ($0.19 per share, diluted) and to decrease the Company’s net loss by approximately $14 million in fiscal year 2023 ($0.07 per share, basic).
The Company analyzes the potential needs for deferred tax liabilities with respect to the accumulated earnings of foreign subsidiaries annually. The analysis focuses on the outside basis differences in the stock of the foreign subsidiaries as well as the withholding tax obligations those subsidiaries may have with respect to any distribution. The undistributed earnings for which taxes are not provided are permanently reinvested or can be repatriated without incremental tax liability.
As of 28 June 2024 and 30 June 2023, the Company had approximately $112 million and $116 million, respectively, of unrecognized tax benefits excluding interest and penalties. These amounts, if recognized, would impact the effective tax rate subject to certain future valuation allowance offsets.
The following table summarizes the activities related to the Company’s gross unrecognized tax benefits:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Balance of unrecognized tax benefits at the beginning of the year	$116	$114
Gross increase for tax positions of prior years	3	—
Gross decrease for tax positions of prior years	(12)	(4)
Gross increase for tax positions of current year	5	7
Gross decrease for tax positions of current year	—	(1)
Balance of unrecognized tax benefits at the end of the year	$112	$116

It is the Company’s policy to include interest and penalties related to unrecognized tax benefits in the income tax expense on the Consolidated Profit and Loss Account. Interest and penalties recorded on these tax positions were not material to any periods presented in the Consolidated Profit and Loss Account. As of 28 June 2024, the accrued interest and penalties related to unrecognized tax benefits did not materially change compared to fiscal year 2023.
During the 12 months beginning 29 June 2024, the Company does not expect a material change to its unrecognized tax benefits as a result of the expiration of certain statutes of limitation.
The Company is required to file U.S. and non-U.S. income tax returns. The Company is no longer subject to tax examination of its U.S. income tax returns for years prior to fiscal year 2020 and prior to fiscal year 2013 for non-U.S. income tax returns.
The following table shows the activity in the deferred tax liability balance for fiscal year 2024:

(Dollars in millions)	Amount
Balance at 30 June 2023	$14
Unremitted earnings of certain non-U.S. entities	—
Other activities	(2)
Balance at 28 June 2024	$12
6. Leases
The Company is a lessee in several operating leases related to real estate facilities for warehouse, office and lab space.
The Company’s lease arrangements comprise operating leases with various expiration dates through 2068. The lease term includes the non-cancelable period of the lease, adjusted for options to extend or terminate the lease when it is reasonably certain that an option will be exercised.
During fiscal years 2024 and 2023, the Company sold and leased back certain properties and recorded a net gain of $30 million and $156 million respectively, within Restructuring and other, net in the Consolidated Profit and Loss Account.
Operating lease costs include short-term lease costs and are shown net of immaterial sublease income. The components of lease costs and other information related to leases were as follows:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Operating lease cost	$72	$21
Variable lease cost	3	3
Total lease cost	$75	$24

Operating cash outflows from operating leases	$63	$23
During fiscal years 2024 and 2023, the Company obtained $47 million and $353 million ROU assets in exchange for new operating lease liabilities, respectively.

	28 June 2024	30 June 2023
Weighted-average remaining lease term	8.6 years	9.6 years
Weighted-average discount rate	8.45%	8.49%

ROU assets and lease liabilities included in the Company’s Consolidated Balance Sheet were as follows:

(Dollars in millions)	Balance Sheet Location	28 June 2024	30 June 2023
ROU assets	Right of use assets	$403	$396
Current lease liabilities	Other creditors – amounts due within one year	61	51
Non-current lease liabilities	Other creditors – amounts due after one year	338	333
The following table provides details of the ROU assets:

(Dollars in millions)	28 June 2024	30 June 2023
Balance, beginning of period	$396	$94
Assets recognized for new leases	47	353
Amortization	(72)	(21)
Other (interest accretion and other adjustments)	32	(30)
Balance, end of period	$403	$396
At 28 June 2024, future lease payments included in the measurement of lease liabilities were as follows (US Dollars in millions):

Fiscal Year	Amount
2025	$63
2026	64
2027	59
2028	60
2029	62
Thereafter	256
Total lease payments	564
Less: imputed interest	(165)
Present value of lease liabilities	$399

7. Restructuring and other, net
During fiscal years 2024 and 2023, the Company recorded restructuring and other, net benefit of $30 million and charge of $102 million, respectively, on the Consolidated Profit and Loss Account. The net benefit for fiscal year 2024 was primarily due to the net gain of $30 million from the sale and leaseback of certain property. The net proceeds of $34 million from this transaction were recorded as an investing inflow in the Company’s Statement of Cash Flows for the fiscal year 2024. The Company’s restructuring plans are comprised primarily of charges related to workforce reduction costs, including severance and other one-time termination benefits and facilities and other exit costs. The Company’s significant restructuring plans are described below.
October 2022 Plan - On 24 October 2022, the Company committed to an October 2022 restructuring plan (the “October 2022 Plan”) to reduce its cost structure to better align the Company’s operational needs to current economic conditions while continuing to support the long-term business strategy. On 29 March 2023, in light of further deteriorating economic conditions, the Company committed to an expansion of the October 2022 Plan. This expanded plan included aligning its business plan to near-term market conditions, along with other cost saving measures. The October 2022 Plan was substantially completed by the end of fiscal year 2023.
April 2023 Plan - On 20 April 2023, the Company committed to an April 2023 restructuring plan (the “April 2023 Plan”) to further reduce its cost structure in response to changes in macroeconomic and business conditions. The April 2023 Plan was intended to align the Company’s operational needs with the near-term demand environment while continuing to support the long-term business strategy. The April 2023 Plan was substantially completed by the end of fiscal year 2023.
The following table summarizes the Company's restructuring activities under all of the Company’s active restructuring plans for fiscal years 2024 and 2023:

	April 2023 Plan		October 2022 Plan		Other Plans
(Dollars in millions)	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Total
Accrual balances at 1 July 2022	$—	$—	$—	$—	$—	$5	$5
Restructuring charges	145	3	104	7	10	—	269
Cash payments	(37)	(3)	(103)	(1)	(10)	(1)	(155)
Adjustments	—	—	—	(1)	1	—	—
Accrual balances at 30 June 2023	108	—	1	5	1	4	119
Restructuring charges	—	—	—	—	6	1	7
Cash payments	(106)	—	(1)	(3)	(5)	(1)	(116)
Adjustments	(1)	—	—	(1)	—	(4)	(6)
Accrual balances at 28 June 2024	$1	$—	$—	$1	$2	$—	$4
Total costs incurred to date as of 28 June 2024	$144	$3	$104	$5	$70	$10	$336
Total expected cost to be incurred as of 28 June 2024	$—	$—	$—	$—	$—	$—	$—
The accrued restructuring balance was included in Other provisions in the Company's Consolidated Balance Sheet at 28 June 2024 and 30 June 2023.
During fiscal years 2024 and 2023, the Company sold certain properties and assets and recognized a net gain of $31 million and $167 million, respectively. The net gain was included in Restructuring and other, net in the Company’s Consolidated Profit and Loss Account.
8. Derivative Financial Instruments
The Company is exposed to foreign currency exchange rate, interest rate and to a lesser extent, equity market risks relating to its ongoing business operations. From time to time, the Company enters into cash flow hedges in the form of foreign currency forward exchange contracts in order to manage the foreign currency exchange rate risk on forecasted expenses and investments denominated in foreign currencies.
The Company entered into certain interest rate swap agreements to convert the variable interest rate on its Term Loans to fixed interest rates. The objective of the interest rate swap agreements was to eliminate the variability of interest payment cash flows associated with the variable interest rate under the Term Loans. The Company designated the interest rate swaps as cash flow hedges. On 13 September 2023, the Company terminated its then existing interest rate swap agreements as a result of the repayment of Term Loans

A1, A2 and A3 and received cash proceeds of $25 million from the counterparty. The cash proceeds are reported within Net cash provided by operating activities in the Company’s Consolidated Statement of Cash Flows during the fiscal year ended 2024. The Company discontinued the related hedge accounting prospectively and realized a net gain of $104 million in Net gain from termination of interest rate swap in the Consolidated Profit and Loss Account during the fiscal year ended 2024. Additionally, $6 million of the gains were amortized to Interest expense prior to the termination of interest rate swap in the Company’s Consolidated Profit and Loss Account. Refer to “Note 4. Debentures and Bank Loans” for more details.
As of 28 June 2024, the Company does not have any interest rate swap contracts.
The net unrealized loss on cash flow hedges was immaterial as of 28 June 2024. The net unrealized gain on cash flow hedges was $12 million as of 30 June 2023.
The following tables show the effect of the Company’s derivative instruments in the Consolidated Statement of Comprehensive Income and the Consolidated Profit and Loss Account for the fiscal year ended 28 June 2024.

(Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain/(Loss) Recognized in Income on Derivatives	Amount of Gain/(Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other charges, net	$(8)
Total return swap	Operating expenses	10

(Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/(Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/(Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/(Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency forward exchange contracts	$2	Cost of revenue	$(3)	Other, net	$3
Interest rate swap	(15)	Interest expense	(11)	Net gain from termination of interest rate swap(1)	104
_________________________
(1) The net gain recognized into earnings as a result of the discontinuance of interest rate swap during the fiscal year ended 28 June 2024.
The following tables show the effect of the Company’s derivative instruments in the Consolidated Statement of Comprehensive Income and the Consolidated Profit and Loss Account for the fiscal year ended 30 June 2023.

(Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain/(Loss) Recognized in Income on Derivatives	Amount of Gain/(Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other charges, net	$(7)
Total return swap	Operating expenses	6

(Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/(Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/(Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/(Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency forward exchange contracts	$(6)	Cost of revenue	$(16)	Other charges, net	$(4)
Interest rate swap	71	Interest expense	29	Interest expense	—
The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its non-qualified deferred compensation plan: the Seagate Deferred Compensation Plan (the “SDCP”). The Company entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP’s liabilities. The TRS is designed to substantially offset changes in the SDCP’s liabilities due to changes in the value of the investment options made by employees. The contract, which settles monthly and effectively mitigates counterparty risk will mature in June 2025. The Company did not designate the TRS as a hedge. Rather, the Company records all changes in the fair value of the TRS to earnings to offset the market value changes of the SDCP’s liabilities.
The gross notional and fair value of derivative instruments in the Consolidated Balance Sheet as of 28 June 2024 and 30 June 2023:

		As of 28 June 2024
		Derivative Assets		Derivative Liabilities
(Dollars in millions)	Outstanding Gross Notional	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	$35	Other debtors	$—	Other creditors	$(1)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	165	Other debtors	1	Other creditors	—
Total return swap	112	Other debtors	—	Other creditors	—
Total derivatives	$312		$1		$(1)

		As of 30 June 2023
		Derivative Assets		Derivative Liabilities
(Dollars in millions)	Outstanding Gross Notional	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	$445	Other debtors	$2	Other creditors	$(10)
Interest rate swap	1,288	Other debtors	20	Other creditors	—
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	197	Other debtors	—	Other creditors	(1)
Total return swap	108	Other debtors	1	Other creditors	—
Total derivatives	$2,038		$23		$(11)
9. Fair Value
Measurement of Fair Value
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.
Fair Value Hierarchy
A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflect the Company's own assumptions of market participant valuation (unobservable inputs). A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:
Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 - Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or
Level 3 - Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.
The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate, the Company’s or the counterparty’s non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

Items Measured at Fair Value on a Recurring Basis
The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of:

		28 June 2024				30 June 2023
		Fair Value Measurements at Reporting Date Using				Fair Value Measurements at Reporting Date Using
(Dollars in millions)	Balance Sheet Location	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	Cash and cash equivalents	$386	$—	$—	$386	$72	$—	$—	$72
Total cash equivalents		386	—	—	386	72	—	—	72
Restricted cash and investments:
Money market funds	Other Debtors	1	—	—	1	1	—	—	1
Time deposits and certificates of deposit	Other Debtors	—	1	—	1	—	1	—	1
Other debt securities	Financial Assets	—	—	15	15	—	—	16	16
Derivative assets	Other Debtors	—	1	—	1	—	23	—	23
Total assets		$387	$2	$15	$404	$73	$24	$16	$113
Liabilities:
Derivative liabilities	Other Creditors	$—	$(1)	$—	$(1)	$—	$(11)	$—	$(11)
Total liabilities		$—	$(1)	$—	$(1)	$—	$(11)	$—	$(11)
As of 28 June 2024 and 30 June 2023, the Company’s Other debtors - amount falling due within one year included $2 million in restricted cash equivalents held as collateral at banks for various performance obligations.
As of 28 June 2024 and 30 June 2023, the Company had no material available-for-sale investments that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no impairment related to credit losses for available-for-sale investments as of 28 June 2024 and 30 June 2023.
The fair value and amortized cost of the Company’s available-for-sale investments as of 28 June 2024, was $15 million due in 2 years. The fair value and amortized cost of the Company’s available-for-sale investments as of 30 June 2023 was $16 million with the majority due in 3 years.
Items Measured at Fair Value on a Non-Recurring Basis
From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under the equity method or the measurement alternative. Investments under the measurement alternative are recorded at cost, less impairment and adjusted for qualifying observable price changes on a prospective basis. If measured at fair value in the Consolidated Balance Sheet, these investments would generally be classified in Level 3 of the fair value hierarchy.

For the investments that are accounted for under the equity method, the Company sold certain investments for $14 million and recorded an immaterial gain for fiscal year 2024. The Company recorded a net loss of $29 million for fiscal year 2024, which included $25 million related to downward adjustments to write down the carrying amount of certain investments to their fair value. The Company recorded a net loss of $4 million in fiscal year 2023, and a net gain of $8 million in fiscal year 2022. The adjusted carrying value of the investments accounted under the equity method amounted to $12 million and $55 million as of 28 June 2024 and 30 June 2023.
For the investments that are accounted under the measurement alternative, the Company recorded a net loss of $24 million in fiscal year 2024, related to downward adjustments to write down the carrying amount of certain investments to their fair value. For fiscal years 2023, the Company recorded a net loss of $5 million. As of 28 June 2024 and 30 June 2023, the carrying value of the Company’s strategic investments under the measurement alternative was $65 million and $88 million, respectively.
Other Fair Value Disclosures
The Company’s debt is carried at amortized cost. The estimated fair value of the Company’s debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the yield curve, interest rates and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company’s debt in order of maturity:

	28 June 2024		30 June 2023
(Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
4.75% Senior Notes due January 2025	479	476	479	472
4.875% Senior Notes due June 2027	505	493	504	484
3.50% Exchangeable Senior Notes due June 2028	1,500	2,070	—	—
4.091% Senior Notes due June 2029	471	459	465	436
3.125% Senior Notes due July 2029	163	139	163	126
8.25% Senior Notes due December 2029	500	537	500	522
4.125% Senior Notes due January 2031	275	245	275	227
3.375% Senior Notes due July 2031	72	58	72	53
8.50% Senior Notes due July 2031	500	538	500	524
9.625% Senior Notes due December 2032	750	855	750	830
5.75% Senior Notes due December 2034	489	472	489	438
SOFR Based Term Loan A1 due September 2025	—	—	430	426
SOFR Based Term Loan A2 due July 2027	—	—	430	420
SOFR Based Term Loan A3 due July 2027	—	—	430	413
	$5,704	$6,342	$5,487	$5,371
Less: unamortized debt issuance costs	(30)	—	(36)	—
Debt, net of debt issuance costs	$5,674	$6,342	$5,451	$5,371
Less: current portion of debt, net of debt issuance costs	(479)	(476)	(63)	(62)
Long-term debt, less current portion, net of debt issuance costs	$5,195	$5,866	$5,388	$5,309
For the balance of the Company’s financial instruments, primarily trade debtors, trade creditors and financial liabilities included within other creditors, the carrying value approximates fair value due to their short nature. If measured at fair value in the Consolidated Balance Sheet, these other financial instruments would be classified in Level 2 or Level 3 of the fair value hierarchy.
The Company’s non-financial assets, such as goodwill and tangible assets are recorded at cost. Fair value adjustments are made to these non-financial assets in the period an impairment charge is recognized. If measured at fair value in the Consolidated Balance Sheet, these would generally be classified in Level 3 of the fair value hierarchy.

Financial Assets
The following table shows the activity in Financial assets for fiscal years 2024 and 2023, respectively:

(US Dollars in millions)	Total
Balance at 1 July 2022	$173
Additional investments	9
Sales and settlements	(11)
Downward adjustments	—
Upward adjustments	2
Impairment loss relating to investment	(9)
Loss from investments under equity method	(5)
Balance at 30 June 2023	$159
Additional investments	1
Sales and settlements	(15)
Downward adjustments	(4)
Upward adjustments	—
Impairment loss relating to investment	(49)
Loss from investments under equity method	—
Balance at 28 June 2024	$92
10. Capital and Reserves
Share Capital
The Company’s authorized share capital is $13,500 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 210,182,269 shares were outstanding as of 28 June 2024, and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 28 June 2024.
Repurchases of Equity Securities
All repurchases are effected as redemptions in accordance with the Company’s Constitution.
As of 28 June 2024, $1.9 billion remained available for repurchase under the existing repurchase authorization limit approved by the Board of Directors.
The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2024 and 2023:

(Dollars in millions)	Number of Shares Repurchased	Dollar Value of Shares Repurchased
Cumulative repurchased through 1 July 2022	447	$16,324
Repurchased in fiscal year 2023(1)	6	444
Cumulative repurchased through 30 June 2023	453	$16,768
Repurchased in fiscal year 2024(1)	1	38
Cumulative repurchased through 28 June 2024	454	$16,806
___________________________
(1) For fiscal years 2024 and 2023, includes net share settlements of $38 million and $44 million, for 1 million and 1 million shares in connection with tax withholding related to vesting of restricted share units, respectively.

Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity
	(In millions)	(Dollars in millions)
Balance at 1 July 2022	210	$68	$17,772	$(17,731)	$109
Loss for the period		—	(529)	—	(529)
Repurchase and cancellation of ordinary shares	(5)	—	(400)	—	(400)
Tax withholding related to vesting of restricted stock units	(1)	—	(44)	—	(44)
Issuance of shares in respect of share-based payment plans	3	68	—	—	68
Dividends to shareholders		—	(580)	—	(580)
Share-based compensation		—	—	115	115
Other comprehensive income		—	—	62	62
Balance at 30 June 2023	207	$136	$16,219	$(17,554)	$(1,199)
Income for the period		—	335	—	335
Repurchase and cancellation of ordinary shares	—	—	—	—	—
Tax withholding related to vesting of restricted stock units	(1)	—	(38)	—	(38)
Issuance of shares in respect of share-based payment plans	4	66	—	—	66
Dividends to shareholders		—	(587)	—	(587)
Share-based compensation		—	—	127	127
Capped calls related to the issuance of exchangeable notes	—	—	—	(95)	(95)
Other comprehensive loss		—	—	(100)	(100)
Balance at 28 June 2024	210	$202	$15,929	$(17,622)	$(1,491)

11. Share-based Compensation
Share-Based Compensation Plans
Seagate Technology Holdings plc 2022 Equity Incentive Plan (the “2022 EIP”): On 20 October 2021, (the “Approval Date”), shareholders of the Company approved the 2022 EIP that replaced Seagate Technology Holdings plc 2012 Equity Inventive Plan (the “2012 EIP”). The 2022 EIP provides for the grant of various types of awards including RSUs, options, PSUs and share appreciation rights. The maximum number of shares that may be delivered to the participants under the 2022 EIP shall not exceed (i) 14.1 million ordinary shares, plus (ii) any shares subject to any outstanding share awards granted under the 2012 EIP that, on or after the Approval Date expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash ((i) and (ii) together being the “Share Reserve”). The maximum aggregate number of shares that may be issued pursuant to RSUs or PSUs (collectively, “Full-Value Share Awards”) shall not exceed 12.3 million ordinary shares. Any shares that are subject to the 2022 EIP will be counted against the Share Reserve as one share for every one share granted. As of 28 June 2024, there were 9.6 million ordinary shares available for issuance of Full-Value Share Awards under the 2022 EIP.
Seagate Technology Holdings plc Employee Stock Purchase Plan (the “ESPP”). There are 60 million ordinary shares authorized to be issued under the ESPP. The ESPP consists of a series of six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP allows eligible employees to contribute up to 10% of their eligible compensation to purchase the Company’s common stock. The price of common stock purchased equals to 85% of the lesser of the fair market value on the first day or the last day of each offering period. During fiscal years 2024 and 2023, employees purchased approximately 1 million shares each year under this plan at weighted average prices of $54.71 and $62.36, respectively. As of 28 June 2024, approximately 5.8 million ordinary shares were available for future issuance.
Share-Based Compensation Expense
The Company recorded $127 million and $115 million of share-based compensation with a resulting tax benefit of $5 million and $5 million, respectively, during fiscal years 2024 and 2023. Management made an estimate of expected forfeitures and recognized compensation costs only for those equity awards expected to vest.
Restricted Stock Units
RSUs generally vest over a period of four years with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting ratably each quarter over the next 36 months, subject to continuous employment with the Company through the vesting date.
The following is a summary of unvested restricted stock activities:

Unvested Restricted Stocks	Number of Shares (In millions)	Weighted-Average Grant-Date Fair Value
Unvested at 30 June 2023	3.7	$62.07
Granted	2.0	$59.96
Forfeited	(0.5)	$62.80
Vested	(1.8)	$59.25
Unvested at 28 June 2024	3.4	$62.20
At 28 June 2024, the total unrecognized share-based compensation cost related to unvested restricted stocks was approximately $152 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.3 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of restricted stocks vested during fiscal years 2024 and 2023 were approximately $105 million and $105 million, respectively.

The fair value related to RSUs for fiscal years 2024 and 2023 were estimated using the following assumptions:

	Fiscal Years
	2024	2023
RSUs
Expected term (in years)	1 - 2.2	1 - 2.2
Expected dividend rate	2.4% - 4.4%	3.2 - 5.5%
Weighted-average expected dividend rate	4.0%	3.8%
Weighted-average fair value	$59.96	$62.82
The expected term represents the period that the Company’s share-based awards are expected to be outstanding and was determined based on historical experience of similar awards and the expected Dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price.
Performance-based Share Units
The Company granted PSUs that vest on the satisfaction of continuous employment and achievement of certain financial and operational performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). These awards vest after the end of the performance period of three years from the grant date. During fiscal years 2024 and 2023, the PSUs granted and outstanding were not material. Compensation expense related to these units is only recorded in a period if it is probable that the performance goals will be met, and it is to be recorded at the expected level of achievement. The expenses associated with these PSUs were not material for any of the periods presented.
Share Options
Options generally vest over a period of four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting ratably each quarter over the next 36 months, subject to continuous employment with the Company through the vesting date. The exercise price of a share option is equal to the closing price of the Company’s ordinary shares on NASDAQ on the grant date. The expenses associated with share options were not material for any of the periods presented.
Employee Savings Plan
The Company offers various defined contribution plans for U.S. and non-U.S. employees. In the U.S., qualified employees under the Seagate 401(k) Plan (the "401(k) plan") may elect to make contributions up to 50% of their eligible earned compensation, but not more than statutory limits. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to a maximum annual employer contribution of $6,000 per participating employee. During fiscal years 2024 and 2023, the Company made matching contributions of $65 million and $79 million, respectively, under defined contribution plans for employees.
Directors’ Emoluments
During fiscal year 2024, the Company paid $19.4 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $8 million paid in AEPS and ROIC awards to Dr. Mosley and $9.7 million paid in restricted share units to its directors. Gains on exercise of vested options were approximately $19.8 million in fiscal year 2024.
During fiscal year 2023, the Company paid $13.2 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $2 million paid in AEPS and ROIC awards to Dr. Mosley and $0.8 million paid in restricted share units to other directors. Gains on exercise of vested options were nil in fiscal year 2023.

12. Guarantees
Indemnifications of Officers and Directors
The Company has entered into indemnification agreements with its directors and certain of its officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and officers in certain circumstances.
The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such indemnification agreements and no amount has been accrued in the Company’s Consolidated Financial Statements with respect to these indemnification obligations.
Indemnification Obligations
The Company from time to time enters into agreements with customers, suppliers, partners and others in the ordinary course of business that provide indemnification for certain matters including, but not limited to, intellectual property infringement claims, environmental claims and breach of agreement claims. The nature of the Company’s indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s Consolidated Financial Statements with respect to these indemnification obligations.
Product Warranty
As of 28 June 2024, the Company’s reserve for product warranty was $149 million compared to $168 million as of 30 June 2023. Changes in the Company’s product warranty liability during the fiscal years ended 28 June 2024 and 30 June 2023 were as follows:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Balance, beginning of period	$168	$148
Warranties issued	53	55
Repairs and replacements	(81)	(92)
Changes in liability for pre-existing warranties, including expirations	9	57
Balance, end of period	$149	$168

13. Earnings (Loss) Per Share
Basic earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period and the number of additional shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding options, unvested restricted share units and performance-based share units and shares to be purchased under the Employee Stock Purchase Plan using the treasury stock method, as well as shares issuable in connection with the Company’s exchangeable senior notes using the “if-converted” method.
Under the treasury stock method, the dilutive effect of potentially dilutive securities is reflected in diluted net earnings per share and an increase in fair market value of the Company’s share price can result in a greater dilutive effect from potentially dilutive securities. Under the “if-converted” method, diluted earnings per share is calculated assuming that the excess value above the principal of the exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive, which could adversely affect our diluted earnings per share.
The following table sets forth the computation of basic and diluted net (loss) income per share attributable to the shareholders of the Company:

	Fiscal Years Ended
(Dollars in millions, except per share data)	28 June 2024	30 June 2023
Numerator:
Net income (loss)	$335	$(529)
Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income (loss) per share	209	207
Weighted-average effect of dilutive securities:
Employee equity award plans	2	—
2028 Notes if-converted shares	1	—
Total shares for purposes of calculating diluted net income (loss) per share	212	207
Net income (loss) per share
Basic	$1.60	$(2.56)
Diluted	1.58	(2.56)
All potentially dilutive securities that could have an anti-dilutive effect on the calculation of the earnings per share have been excluded for the periods presented. The weighted average anti-dilutive shares that were excluded from the computation of diluted net income (loss) per share were not material for the fiscal year ended 28 June 2024 and 7 million for the fiscal year ended 30 June 2023.
14. Legal, Environmental and Other Contingencies
The Company assesses the probability of an unfavorable outcome of all its material litigation, claims or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.
Litigation
Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al. On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the U.S. District Court for the Western District of Pennsylvania, alleging infringement of U.S. Patent No. 7,128,988, “Magnetic Material Structures, Devices and Methods,” seeking damages as well as additional relief. The district court entered judgment in favor of Seagate on 19 April 2022, following a jury trial. The parties filed post-trial motions with the district court, which were denied. An appeal to the Federal Circuit is pending. 20 December 2022. The Company believes the asserted claims are without merit and intends to vigorously defend this case.
Seagate Technology LLC, et al. v. Headway Technologies, Inc., et al. On 18 February 2020, Seagate Technology LLC, Seagate Technology (Thailand) Ltd., Seagate Singapore International Headquarters Pte. Ltd. and Seagate Technology International

(collectively, the “Seagate Entities”) filed a complaint in the U.S. District Court for the Northern District of California against defendant suppliers of HDD suspension assemblies. Defendants include NHK Spring Co. Ltd., TDK Corporation, Hutchinson Technology Inc. and several of their subsidiaries and affiliates. The complaint includes federal and state antitrust law claims, as well as a breach of contract claim. The complaint alleges that defendants and their co-conspirators knowingly conspired for more than twelve years not to compete in the supply of suspension assemblies; that defendant misused confidential information that the Seagate Entities had provided pursuant to nondisclosure agreements, in breach of their contractual obligations; and that the Seagate Entities paid artificially high prices on purchases of suspension assemblies. The Seagate Entities seek to recover the overcharges they paid for suspension assemblies, and additional relief permitted by law. On 22 March 2022, the Seagate Entities dismissed with prejudice all claims being asserted against Defendants TDK Corporation, Hutchinson Technology Inc. and their subsidiaries and affiliates (collectively “TDK”) relating to the antitrust law claims, the breach of contract claim and other matters described in the complaint. On 8 April 2022, the court entered an Amended Stipulation and Order of Dismissal with Prejudice to dismiss all claims against TDK. On 2 August 2022, NHK Spring Co. Ltd. filed a motion for Partial Summary Judgment under the Foreign Trade Antitrust Improvement Act (“FTAIA Motion”) against Seagate’s antitrust claims, and on 14 October 2022, the Seagate Entities filed their corresponding opposition. On 15 May 2023, the court issued a ruling that Seagate’s antitrust claims can proceed as to suspension assemblies that enter the United States but not as to suspension assembles that do not enter the United States. On 28 July 2023, the District Court initiated a reconsideration of this ruling and requested further briefing. On 17 November 2023, the Court granted NHK’s FTAIA Motion and denied Seagate’s Motion for Leave to Amend the Complaint. Seagate filed a motion on 15 December 2023 for the Court to certify the ruling for interlocutory appeal. On 22 April 2024, the District Court granted in part and denied in part Seagate’s motion to certify for interlocutory appeal the Court’s ruling on NHK’s FTAIA Motion. On 2 May 2024, Seagate filed a Petition for Permission to Appeal to the Ninth Circuit. On 18 July 2024, the United States Court of Appeals for the Ninth Circuit issued an order granting Seagate’s Petition for Permission to Appeal.
In re Seagate Technology Holdings plc Securities Litigation. A putative class action lawsuit alleging violations of the federal securities laws, UA Local 38 Defined Contribution Pension Plan, et al. v. Seagate Technology Holdings PLC, et al., was filed on 10 July 2023, in the U.S. District Court for the Northern District of California against Seagate Technology Holdings plc, Dr. William D. Mosley, and Gianluca Romano. The complaint alleged that it was a securities class action on behalf of all purchasers of Seagate common stock between 15 September 2020 and 25 October 2022, inclusive, and asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b5-1. The complaint sought unspecified monetary damages and other relief. A second action, Public Employees’ Retirement System of Mississippi v. Seagate Technology Holdings plc, William David Mosley, and Gianluca Romano, was filed on 26 July 2023, asserting similar claims. The cases were consolidated on 25 September 2023. On 19 October 2023, plaintiffs filed an amended complaint asserting similar claims with a putative class period of 14 September 2020 through 19 April 2023. The Company, on behalf of all defendants, filed a motion to dismiss the amended complaint, which is currently pending before the court. A hearing regarding Seagate’s motion to dismiss occurred on 26 March 2024. The Company believes that the asserted claims are without merit and intends to vigorously defend the case.
Godo Kaisha IP Bridge 1 v. Seagate Technology LLC, Seagate Technology (US) Holding, Inc., Seagate Technology (Thailand) Limited, Seagate Singapore International Headquarters Ltd., Seagate Technology (Netherlands) B.V. On 15 March 2024, a patent infringement action was filed by Godo Kaisha IP Bridge 1 (“IP Bridge”) against Seagate in U.S. District Court for the District of Delaware. The complaint alleges patent infringement by Seagate of three U.S patents. On 7 June 2024, Seagate filed a motion to dismiss and a motion to transfer venue to Minnesota. On 8 July 2024, IP Bridge filed a First Amended Complaint alleging patent infringement by Seagate of six additional patents. IP Bridge is seeking damages as well as additional relief. The Company believes the asserted claims are without merit and intends to vigorously defend this case.
Environmental Matters
The Company’s operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.
The Company has established an environmental management system and continually review and update environmental policies and standard operating procedures for operations worldwide as needed. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.
Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a responsible or potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.
While the Company’s ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.
The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the U.S., Canada, Mexico, Taiwan, China, Japan and others. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If the Company or its suppliers fail to comply with the substance restrictions, recycle content requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company’s business.
BIS Settlement
On 18 April 2023, the Company’s subsidiaries Seagate Technology LLC and Seagate Singapore International Headquarters Pte. Ltd (collectively, “Seagate”), entered into a settlement agreement (the “Settlement Agreement”) with the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) that resolves BIS’ allegations regarding Seagate’s sales of hard disk drives to Huawei between 17 August 2022 and 29 September 2021. Under the terms of the Settlement Agreement, Seagate has agreed to pay $300 million to BIS in quarterly installments of $15 million over the course of five years beginning 31 October 2023. Seagate has also agreed to complete three audits of its compliance with the license requirements of Section 734.9 of the U.S. Export Administration Regulations (“EAR”), including one audit by an unaffiliated third-party consultant chosen by Seagate with expertise in U.S. export control laws and two internal audits. The Settlement Agreement also includes a denial order that is suspended and will be waived five years after the date of the order issued under the Settlement Agreement, provided that Seagate has made full and timely payments under the Settlement Agreement and timely completed the audit requirements. While Seagate is in compliance with and upon successful compliance in full with the terms of the Settlement Agreement, BIS has agreed it will not initiate any further administrative proceedings against Seagate in connection with any violation of the EAR arising out of the transactions detailed in the Settlement Agreement.
While Seagate believed that it complied with all relevant export control laws at the time it made the hard disk drive sales at issue, Seagate determined that engaging with BIS and settling this matter was in the best interest of the Company, its customers, and its shareholders. In determining to engage with BIS and resolve this matter through a settlement agreement, the Company considered a number of factors, including the risks and cost of protracted litigation involving the U.S. government, and the size of the potential penalty and the Company’s desire to focus on current business challenges and long-term business strategy. The Settlement Agreement includes a finding that the Company incorrectly interpreted the regulation at issue to require evaluation of only the last stage of Seagate’s hard disk drive manufacturing process rather than the entire process. As part of this settlement, Seagate has agreed not to contest BIS’ determination that the sales in question did not comply with the U.S. EAR.
The Company accrued a charge of $300 million during fiscal year 2023, of which $60 million and $195 million were included in Other creditors falling due within one year and Other creditors falling due after one year, respectively, on its Consolidated Balance Sheet as of 28 June 2024. For the fiscal year ended 28 June 2024, $45 million was paid and reported as an outflow from operating activities in its Consolidated Statement of Cash Flows.
Other Matters
From time to time, arising in the normal course of business, the Company is involved in a number of other judicial, regulatory or administrative proceedings and investigations incidental to its business, and the Company expects to be involved in such proceedings and investigations arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

15. Commitments
Unconditional Long-Term Purchase Obligations. As of 28 June 2024, the Company had unconditional long-term purchase obligations of approximately $56 million, primarily related to purchases of inventory components. The Company expects the commitment to total $31 million, $15 million, $7 million and $3 million, respectively, for fiscal years 2026, 2027, 2028 and 2029 respectively. In addition, the Company also had certain long-term market share based inventory purchase commitments as of 28 June 2024.
During fiscal year 2024, the Company recorded order cancellation fees of $87 million to terminate certain purchase commitments related to the purchase of inventory components and equipment, which was reflected under Cost of revenue on its Consolidated Profit and Loss Account. As of 28 June 2024, cumulative unpaid order cancellation fees on the Consolidated Balance Sheet were $93 million, with $39 million in Other creditors and $54 million in Trade creditors, all of which is expected to be paid within one year.
Unconditional Long-Term Capital Expenditures. As of 28 June 2024, the Company had unconditional long-term commitments of approximately $62 million, primarily related to purchases of equipment. The Company expects capital expenditures of $35 million and $27 million for fiscal years 2026 and 2027, respectively.
16. Business Segment and Geographic Information
The Company’s manufacturing operations are based on technology platforms that are used to produce various data storage and systems solutions that serve multiple applications and markets. The Company has determined that its Chief Operating Decision Maker, the Chief Executive Officer, evaluates performance of the Company and makes decisions regarding investments in the Company’s technology platforms and manufacturing infrastructure based on the Company’s consolidated results. As a result, the Company has concluded that its manufacture and distribution of storage solutions constitutes one operating segment.
The following table summarizes the Company’s long-lived assets by country:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Long-lived assets:
United States	$658	$667
Thailand	574	606
Singapore	447	460
Other	338	369
Consolidated	$2,017	$2,102

17. Revenue
The following table provides information about disaggregated revenue by sales channel and country for the Company’s single reportable segment:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Revenue by Channel
OEMs	$4,896	$5,448
Distributors	972	1,119
Retailers	683	817
Total	$6,551	$7,384
Revenue from external customers (1)
Singapore	$3,429	$3,271
United States	2,308	3,053
The Netherlands	802	1,046
Other	12	14
Total	$6,551	$7,384
____________________________________________________
(1) Revenue is attributed to countries based on bill from locations.
In fiscal year 2024, no customers accounted for more than 10% of consolidated revenue. In fiscal year 2023, one customer accounted for approximately 10% of consolidated revenue.
18. Divestiture
Sale of System-on-Chip (“SoC”) Operations
On 23 April 2024, the Company entered into an Asset Purchase Agreement with Avago Technologies International Sales Pte. Limited (“Purchaser”), a subsidiary of Broadcom Inc., and sold certain intellectual property, equipment and other assets related to the design, development and manufacture of its SoC products to Purchaser. Purchaser and its affiliates also offered employment to certain of the Company’s employees engaged in the SoC operations. In connection with this transaction, the Company and Purchaser have also restructured certain pre-existing purchasing agreements (collectively, the “Transaction”). Total consideration for this Transaction was $600 million, including cash proceeds of $560 million at close. The remaining $40 million relates to standard indemnification clauses and is expected to be received before the end of fiscal year 2026 upon fulfillment of certain post-close conditions. Of the held back amount, $25 million was recorded in Other debtors - amounts falling due within one year and $15 million in Other debtors - amounts falling due after one year on the Consolidated Balance Sheet as of 28 June 2024. The agreement also contains regulatory review indemnification clauses agreed to by both parties in conjunction with the transaction closing.
Based on the valuation performed by the Company, $234 million of the consideration was attributable to the restructuring of pre-existing purchase agreements and recorded as a deferred liability within Other creditors - amounts falling due after one year on the Consolidated Balance Sheet as of 28 June 2024. The deferred liability is expected to be recognized ratably over the terms of the restructured purchase agreements. Estimating the fair value of the restructuring of pre-existing purchase agreements is judgmental in nature and involves the use of estimates and assumptions. The Company estimated the fair value of its restructuring of pre-existing purchase agreements using the market approach based on discounted cash flow analysis of management’s short-term and long-term forecast of purchase volume and average market price. The discount rate used is based on the weighted-average cost of capital of comparable public companies adjusted for the relevant risk associated with business specific characteristics. This deferred liability is classified in Level 3 of the fair value hierarchy.
As a result of the Transaction, the Company recorded a pre-tax net gain of $313 million from the sale of assets and transfer of liabilities, which included $18 million of goodwill allocated to SoC operations based on its relative fair value of the Company because the disposal group constituted a business for accounting purposes. This was recorded in the Net gain from business divestiture in the Consolidated Profit and Loss Account during fiscal year 2024. For the fiscal year 2024, $226 million from this Transaction was recorded as an operating inflow and $326 million was recorded as an investing inflow on the Company’s Consolidated Statement of Cash Flows. The Transaction did not meet the criteria of discontinued operation because the disposal did not represent a strategic shift that had a major effect on the Company’s operations and financial results.

19. Post Balance Sheet Events
Dividend Declared
On 23 July 2024, the Board of Directors of the Company declared a quarterly cash dividend of $0.70 per share, which will be payable on 7 October 2024 to shareholders of record as of the close of business on 3 September 2024.
20. Employees and Remuneration
The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	28 June 2024	30 June 2023
	(in thousands)
Manufacturing	23	28
Product development	3	4
Sales, marketing, general & administrative	2	2
	28	34
Employee costs during each year consist of the following:

	Fiscal Years Ended
(Dollars in millions)	28 June 2024	30 June 2023
Salaries and wages	$903	$1,122
Social insurance costs	84	100
Other employee benefits	153	179
Share-based compensation	127	115
	$1,267	$1,516
21. Auditor’s Remuneration
The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts were $0.22 million for fiscal year ended 28 June 2024 and $0.18 million for fiscal year ended 30 June 2023. In addition, Ernst & Young Ireland received fees of $0.12 million and $0.10 million for other assurance services for fiscal years ended 28 June 2024 and 30 June 2023, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services for both fiscal years ended in 28 June 2024 and 30 June 2023.
For fiscal year ended 28 June 2024, total auditor’s remuneration for Ernst & Young affiliates was $9.1 million, of which $7.7 million and $1.4 million were related to audit fees and audit-related fees, respectively. For fiscal year ended 30 June 2023, total auditor’s remuneration was $7.4 million, of which $6.1 million and $1.3 million were related to audit fees and audit-related fees, respectively. Ernst & Young affiliates did not receive any fees for tax or other non-audit services in fiscal years ended in 28 June 2024 and 30 June 2023.
22. Subsidiary Undertakings
The subsidiary undertakings of Seagate Technology Holdings plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are ultimately wholly owned by Seagate Technology Holdings plc and their financial results are included in the Company’s consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology Unlimited Company	Ireland	38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland	Holding Company	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate HDD Cayman	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Holding Company	100%
Seagate Technology International	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (Ireland)	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia	170-09-01, Livingston Tower, Janal Argyll, 10050 George Town, Pulau Pinang, Penang 10050, Malaysia	Manufacture, market and deal in all kinds of electronics data products.	100%
Seagate Technology (Ireland) – Springtown Branch	United Kingdom	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Seagate Singapore International Headquarters Pte. Ltd	Singapore	90 Woodlands Avenue 7, 737911, Singapore	Exports products manufactured in Asia	100%
Seagate Technology International (Wuxi) Co. Ltd	China	No. 2, Second Xingchuang Road, Wuxi Export Processing Zone B, Wuxi, Jiangsu Province, Peoples Republic of China	Design, manufacture, service, market data storage products	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Dual member limited liability company – HDD operating business	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-10, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%
Seagate Cloud Systems, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Manufacturing, selling, servicing computer peripherals	100%
Seagate Technology Netherlands B.V.	Netherlands	Tupolevlaan 105 1119 PA Schiphol-Rijk Netherlands	Recovery Services; Holding Company	100%

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME
for the period ended 28 June 2024

(Dollars in millions)	1 July 2023 to 28 June 2024	2 July 2022 to 30 June 2023
(Loss) profit for the period	$(17)	$15
Total comprehensive (loss) income for the period	$(17)	$15

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF FINANCIAL POSITION
at 28 June 2024

(Dollars in millions)	Note	28 June 2024	30 June 2023
ASSETS
Fixed assets:
Financial assets – investment in subsidiary	3	$20,057	$20,023

Current assets:
Debtors, principally amounts owed by group subsidiaries		33	61
Cash		6	148
Total Assets		$20,096	$20,232
LIABILITIES AND EQUITY
Capital and reserves:
Share capital	5	$	$
Share premium	5	202	136
Other reserves	5	549	422
Profit and loss account		18,880	19,522
		19,631	20,080
Creditors – Amounts falling due within one year:
Amounts due to subsidiaries	4	317	3
Creditors		148	149
		465	152
Total Liabilities and Equity		$20,096	$20,232
The Company's loss for the year amounted to $17 million (2023: profit of $15 million).
Approved by the Board of Directors and signed on its behalf on 22 August 2024.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF CHANGES IN EQUITY
at 28 June 2024

(Dollars in millions)	Share Capital	Share Premium	Merger Reserve	Other Reserves	Profit and Loss Account	Total
Balance at 1 July 2022	$—	$68	$—	$307	$20,531	$20,906
Profit for the period	—	—	—	—	15	15
Total comprehensive income for the period	—	—		—	15	15
Transactions with owners recorded directly in equity:
Share premium reduction	—	—	—	—	—	—
Repurchase and cancellation of ordinary shares	—	—	—	—	(400)	(400)
Tax withholding related to vesting of restricted share units	—	—	—	—	(44)	(44)
Issuance of shares in respect of share-based payment plans	—	68	—	—	—	68
Dividends to shareholders	—	—	—	—	(580)	(580)
Share-based compensation	—	—	—	115	—	115
Total transactions with owners	—	68	—	115	(1,024)	(841)
Balance at 30 June 2023	$—	$136	$—	$422	$19,522	$20,080
(Loss) for the period	—	—	—	—	(17)	(17)
Total comprehensive (loss) for the period	—	—	—	—	(17)	(17)
Transactions with owners recorded directly in equity:
Tax withholding related to vesting of restricted share units	—	—	—	—	(38)	(38)
Issuance of shares in respect of share-based payment plans	—	66	—	—	—	66
Dividends to shareholders	—	—	—	—	(587)	(587)
Share-based compensation	—	—	—	127	—	127
Total transactions with owners	—	66	—	127	(625)	(432)
Balance at 28 June 2024	$—	$202	$—	$549	$18,880	$19,631

SEAGATE TECHNOLOGY HOLDINGS PLC
NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS
1. Accounting Policies
Accounting Convention and Basis of Preparation of Financial Statements. The financial statements of Seagate Technology Holdings plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including significant accounting policies. The financial statements have been prepared under the historical cost convention except for share-based payments which are stated at their fair value and in accordance with Irish law and Financial Reporting Standard 102 (“FRS 102”), (The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland). The financial statements are presented in United States dollars, which is the Company’s functional and presentational currency, and are rounded to the nearest million.
Reduced Disclosure Framework Exemptions Adopted. In accordance with FRS 102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the group, Seagate Technology Holdings plc, which consolidates the results of the Company: 1) requirements of Section 7 Statement of Cash Flows and paragraph 3.17(d); 2) requirements of Section 33 Related Party Disclosures paragraph 33.7; and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23.
In accordance with Sections 304 (1) and 304 (2) of the Companies Act 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal year 2024, the Company’s net loss was $17 million.
Related Party Transactions. The Company has availed itself of the exemption provided in FRS 102, Related Party Disclosures, which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group.
Investment in Subsidiary. The Company’s investment in Seagate Technology Unlimited Company (formerly known as Seagate Technology plc), a wholly owned subsidiary, was recorded at cost which equaled fair value on 18 May 2021, the date that the Company became the parent of Seagate Technology Unlimited Company, based on the Company’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in Seagate Technology Unlimited Company. The investment is tested for impairment annually.
Amounts due to subsidiaries. Intercompany notes payable are repayable on demand and hence are recorded at the transaction price.
Guarantees and Contingencies. The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.
The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.
Dividend Income. Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.
Share-based Payments. The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the statement of comprehensive income is charged with the expense related to the services received by Seagate Technology Holdings plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.
Taxation. Corporation tax is provided on taxable profits at the current rates.
Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.
The OECD (Organization for Economic Co-operation and Development) has proposed a global minimum tax of 15% of reported profits (Pillar 2) that has been agreed upon in principle by over 140 countries. During 2023 and 2024, many countries have taken steps to incorporate Pillar 2 model rule concepts into their domestic laws.

As the Pillar 2 legislation was not effective at the reporting date, there is no related current tax exposure. The Company applies the exception to recognizing and disclosing information about deferred tax assets and liabilities related to Pillar 2 income taxes, as provided in the amendments to FRS102 issued in May 2023. We are in the process of evaluating the potential impacts of proposed and enacted legislative changes on our business in future periods in Singapore and elsewhere and expect to complete this evaluation later in 2024. While we do not expect Pillar 2 to have a material impact on our Consolidated or Parent Company financial statements, we are not yet complete with our evaluation.
Foreign Currency. Transactions denominated in foreign currencies are recorded in the Company’s functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.
Judgments and key sources of estimation uncertainty. Preparation of the financial statements requires management to make significant judgments and estimates. The following judgments and estimates have the most significant effect on the amounts included in the financial statement. Financial Assets: Investments in subsidiaries (see Note 3), are stated at cost less any accumulated impairment and are reviewed for impairment if there are indicators that the carrying value may not be recoverable. Impairment assessment is considered as part of the group’s overall impairment assessment. No indicators of impairment have been identified in the current year related to Financial Assets: Investments in subsidiaries.
2. History and Description of the Company
The Company was originally formed as a private company (initially named Sesamerow Limited and then renamed Seagate Technology Holdings Limited) and was later converted to a public company under Section 1291 of the Companies Act 2014, for the purposes of facilitating the acquisition of all the shares of Seagate Technology plc (subsequently Seagate Technology Unlimited Company), an Irish company whose shares were listed on the NASDAQ Global Select Market (“NASDAQ”). Shares of Seagate Technology Holdings plc began trading on NASDAQ under the symbol “STX” on 19 May 2021.
The principal activity of Seagate Technology Holdings plc is an investment holding company. Seagate Technology Holdings plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products. The Company had three employees as of 28 June 2024, and six employees as of 30 June 2023.
The Company's registration number is 606203 and it is registered at 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380.
On 17 November 2023, the Company registered a branch in Singapore under Singapore law.
3. Financial Assets – Investment in Subsidiary

(Dollars in millions)	Amount
At 1 July 2022	$23,192
Capital contribution in respect of share-based payment plans	113
Share-based compensation charge recharged to subsidiaries	(82)
Impairment	(3,200)
At 30 June 2023	$20,023
Capital contribution in respect of share-based payment plans	120
Share-based compensation charge recharged to subsidiaries	(86)
Impairment	—
At 28 June 2024	$20,057
At 28 June 2024, the Company had the following subsidiaries:

Company name	Registered office	Nature of business
Seagate Data Storage Technology Pte Ltd	Singapore	Investment holding
Seagate Technology (SG) Pte. Ltd	Singapore	Investment holding
Seagate Technology Unlimited Company	Ireland	Investment holding
Seagate Systems Ireland Ltd	Ireland	Administrative functions

The above subsidiary holdings represent 100% of the common shares of the subsidiaries, which are unlisted.
On 22 April 2024, Seagate Technology Unlimited Company transferred all of its common shares held in Seagate Technology, a Cayman Islands company, to the Company pursuant to a capital reduction. This transaction resulted in Seagate Technology moving from an indirect to a direct investment with no net impact on the Company’s financial fixed assets. As the Company held and controlled the same assets before and after these transactions, the total of the Company’s financial fixed assets remained the same, as the transactions in substance resulted in a reallocation of value between two wholly owned subsidiaries.
Subsequently, on 20 June 2024, Seagate Technology legally merged into Seagate Technology Holdings plc. As a result, the Company became the direct parent company of Seagate Data Storage Technology Pte Limited, Seagate Technology (SG) Pte Limited and Seagate Systems Ireland Limited.
The Company periodically reassess the recoverable amount of the Financial Assets - Investment in Subsidiary. For the year ended 28 June 2024, the Company determined that no impairment was required. For the year ended 30 June 2023 the Company determined that an impairment in the Financial Assets - Investment in Subsidiary of $3,200 million was required. The impairment was driven by a combination of factors, including a sustained downturn in Seagate’s share price reflecting the challenging macroeconomic environment and changes in issued share capital since the year ended 1 July 2022, among others. These factors contributed to a reduction in the estimated recoverable value of the Company’s investment in subsidiary undertakings.
In the opinion of the directors, the total value of the financial assets held on 28 June 2024 of $20,057 million is at least equal to the carrying value on the Statement of Financial Position.
4. Amounts Due to Subsidiaries
During fiscal year 2024, the Company borrowed $296 million in the form of notes due to Seagate Singapore International Headquarters Pte Ltd, which are repayable on demand with interest charged at Secured Overnight Financing Rate (“SOFR”) plus 2%. The remaining balance outstanding as of 28 June 2024 of $21 million is unsecured, interest free and due on demand. During fiscal year 2023, the balance was primarily comprised of notes due to Seagate Data Storage Technology Pte Limited which were repayable on demand with no stated interest rate. The Company borrowed $991 million and repaid $3,226 million. The remaining balance outstanding as of 30 June 2023 of $3 million was unsecured, interest free and due on demand.
5. Equity
Share Capital

	28 June 2024	30 June 2023
(Dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $0.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $0.00001 par value per share	—	—
	$—	$—

	28 June 2024	30 June 2023
(Dollars in millions)
Allotted, Called Up, and Fully Paid:
39,994 (2023: 39,994) deferred shares of €1 par value per share	—	—
210,182,269 (2023: 207,389,381) ordinary shares of $0.00001 par value per share	—	—
	$—	$—

	Number of Ordinary Shares	Share Capital
	(In millions)	(Dollars in millions)
Balance at 1 July 2022	210	$—
Repurchase and cancellation of ordinary shares	(5)	—
Tax withholding related to vesting of restricted share units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	3	—
Balance at 30 June 2023	207	$—
Repurchase and cancellation of ordinary shares	—	—
Tax withholding related to vesting of restricted share units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	4	—
Balance at 28 June 2024	210	$—
“Note 10. Capital and Reserves” to the consolidated financial statements provides additional information regarding repurchase and cancellation of ordinary shares.
Share Premium
This reserve records the amount above the nominal value received for shares sold, less transaction costs. On 14 May 2021, the Company’s shareholders approved a reduction of the Company’s share premium account to create distributable reserves. On 2 June 2021, the Company filed a petition with the High Court of Ireland to approve the creation of distributable reserves through the reduction of the share premium account by approximately $23.0 billion. The High Court of Ireland approved the petition on 15 July 2021.
Merger Reserves
This reserve records the excess of the fair value of Seagate Technology plc and its subsidiaries above the nominal value of shares issued by the Company in connection with a scheme of arrangement under Irish law in exchange for the Seagate Technology plc shares.
6. Share-based Payments
Total share-based payment expense in respect of share-based payment plans was $127 million and $115 million for fiscal years ended 28 June 2024 and 30 June 2023, respectively, with $120 million and $113 million included as a capital contribution in Investment in subsidiary “Note 3. Financial Assets – Investment in Subsidiary” for fiscal years ended 28 June 2024 and 30 June 2023, respectively. The share-based payment charge in the parent company financial statements is calculated and recognized on a graded basis as opposed to a straight line basis in the consolidated financial statements. The Company has applied the requirements of Section 26 of FRS 102. “Note 11. Share-based Compensation” of the consolidated financial statements contains relevant disclosures on the Company's share-based payment plans.
7. Auditor’s Remuneration
The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts were $0.06 million for fiscal year ended 28 June 2024 and $0.05 million for fiscal year ended 30 June 2023. In addition, Ernst & Young Ireland received fees of $0.28 million and $0.23 million for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2024 or 2023. “Note 21. Auditor’s Remuneration” to the consolidated financial statements provides additional information regarding auditor’s remuneration.
8. Directors’ Emoluments
Director’s emoluments and interests are presented on page A-46 and page A-88 of this Annual Report.

9. Post Balance Sheet Events
Dividend Declared
On 23 July 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 7 October 2024 to shareholders of record as of the close of business on 23 September 2024.
10. Approval of Financial Statements
The directors approved the financial statements and authorized them for issue on 22 August 2024.

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V56060-P17048

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Seagate Technology Holdings plc (the "Company")

Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person at the Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944.

1. Election of Directors	For	Against	Abstain
Nominees:			
1a. Mark W. Adams	☐	☐	☐
1b. Shankar Arumugavelu	☐	☐	☐
1c. Prat S. Bhatt	☐	☐	☐
1d. Judy Bruner	☐	☐	☐
1e. Michael R. Cannon	☐	☐	☐
1f. Richard L. Clemmer	☐	☐	☐
1g. Yolanda L. Conyers	☐	☐	☐
1h. Jay L. Geldmacher	☐	☐	☐
1i. Dylan G. Haggart	☐	☐	☐
1j. William D. Mosley	☐	☐	☐
1k. Stephanie Tilenius	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. **Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposals.** You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:
The Notice, Proxy Statement, Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com.

V56061-P17048

SEAGATE TECHNOLOGY HOLDINGS PLC
Annual General Meeting of Shareholders
October 19, 2024 at 5:00 PM Singapore Standard Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael R. Cannon and James C. Lee, or each of them, as proxies, each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders duly convened in accordance with the Company's constitution, to be held at the Seagate Singapore Design Center, The Shugart, 26 Ayer Rajah Crescent, Singapore 139944, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual General Meeting of Seagate Technology Holdings plc and the accompanying Proxy Statement. The undersigned hereby further authorize(s) such proxies to vote the undersigned's shares in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS.

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The signer hereby acknowledge(s) receipt of the Notice of the 2024 Annual General Meeting of Shareholders and accompanying Proxy Statement.

Continued and to be signed on reverse side